SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Golden Metropolis International Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

British Virgin Islands	1793	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

278 Suxi Road, Binhu District, Wuxi

Jiangsu Province, People’s Republic of China 214123
+86 0510-85407636 – telephone

(Address, including zip code, and telephone number,
including area code, of principal executive offices)

N/A

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.	Louis Taubman, Esq.
Mengyi “Jason” Ye, Esq.	Arila Er Zhou, Esq.
Yarona L. Yieh, Esq.	Hunter Taubman Fischer &Li LLC
Ortoli Rosenstadt LLP	1450 Broadway, 26th Floor
501 Madison Avenue, 14th Floor	New York, NY 10018
New York, NY 10022	+1 (917) 512-0827 – telephone
+1-212-588-0022 – telephone	+1 (212) 202-6380 – facsimile
+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate offering Price	Amount of Registration Fee(1)
Ordinary shares, par value $1 per share (“Ordinary Shares”)(2)	[●]	$	[●]	$10,000,000	$1,245
Underwriter Warrant	-		$-	$-	$-
Ordinary shares underlying Underwriter Warrants	[●]	$	[●]	$700,000	$87.15
Total	[●]	$	[●]	$10,700,000	$1,332.15

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	The Registrant will issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of seven percent (7%) of the ordinary shares (the “Underwriter Warrant”) sold in the offering. The closing date will be a date mutually acceptable to the Registrant and the Underwriter after the minimum offering has been sold. The exercise price of the Underwriter Warrants is equal to 100% of the offering price of the ordinary shares offered hereby. Assuming a maximum placement and an exercise price of $[●] per share, we would receive, in the aggregate, $[●] upon exercise of the Underwriter Warrants. The ordinary shares underlying the Underwriter Warrants are exercisable within five years commencing 180 days from the effective date of the offering at any time, and from time to time, in whole or in part.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated [●]

Golden Metropolis International Limited

Minimum Offering: [●] Ordinary Shares

Maximum Offering: [●] Ordinary Shares

This is an initial public offering of Ordinary Shares of Golden Metropolis International Limited, a British Virgin Islands company. We are offering a minimum of [●] and a maximum of [●] of our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of our Ordinary Shares is expected to be $[●] per share. We plan to list our Ordinary Shares on Nasdaq Capital Market under the symbol “WALL.”

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 9.

	Per Ordinary Share		Minimum Offering		Maximum Offering
Assumed public offering price	$	[●]	$	[●]	$	[●]
Underwriter fees and commissions(1)	$	[●]	$	[●]	$	[●]
Proceeds to us, before expenses(1)(2)	$	[●]	$	[●]	$	[●]

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriter.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Fees, Commission and Expense Reimbursement.”

We expect our total cash expenses for this offering, including cash expenses payable to our underwriter, Boustead Securities, LLC (the “Underwriter”), for its reasonable non-accountable expenses and accountable expenses referenced above, to be up to approximately $160,000, exclusive of the above commissions. The Underwriter must sell the minimum number of securities offered ([●]) if any are sold. The Underwriter is only required to use its best efforts to sell the maximum number of securities offered ([●]). The offering will close or terminate, as the case may be, upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering amount of our offering is raised, or (ii) 90 days from the effective date (the “Effective Date”) of the Registration Statement (and for a period of up to 60 additional days if extended by agreement of the Company and the Underwriter) (the “Termination Date”). Until we sell at least [●] shares, all investor funds will be held in an escrow account at [●]. If we do not sell at least [●] shares by the Termination Date, all funds will be promptly returned to investors within [●] business days after the termination of this offering without charge, interest or deduction. If we complete this offering, net proceeds will be delivered to us on the closing date. We plan to use our proceeds in our subsidiaries in the People’s Republic of China (the “PRC”), however, we will not be able to use such proceeds until we complete certain remittance procedures in PRC. If we complete this offering, then on the closing date, we will issue Ordinary Shares to investors in the offering on Ordinary Shares sold in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2017.

Neither we nor the Underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Ordinary Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus issued on [●], 2017 is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by us and the Underwriter named herein and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until [●], 2017 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.

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Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we”, “us”, “our company”, “Company”, “our” and “Golden Metropolis” refer to

●	Golden Metropolis International Limited, a British Virgin Islands company limited by shares (“Golden Metropolis” when individually referenced) (also referred to as 金城国际有限公司 in China);

●	Hong Kong Hansheng Limited, a limited liability company incorporated in Hong Kong (“Hong Kong Hansheng”) (also referred to as 香港涵圣投资有限公司 in China) and a wholly-owned subsidiary of Golden Metropolis;

●	Jiangsu Aiwen Investment Co. Ltd. (“Jiangsu Aiwen”) (also referred to as 江苏艾文投资有限公司 in China), a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Hong Kong Hansheng;

●	Jiangsu Wenhan Investment Co. Ltd. (“Jiangsu Wenhan”) (also referred to as 江苏文涵投资有限公司 in China), a wholly foreign-owned enterprise (“WFOE”) formed under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of Hong Kong Hansheng;

●	Wuxi Jincheng Curtain Wall Co. Ltd (“Wuxi Jincheng”) (also referred to as 无锡金城幕墙股份有限公司 in China), a PRC company, 99% of its shares are owned by Jiangsu Aiwen and 1% of its shares are owned by Jiangsu Wenhan;

●	Jiangsu Aiwen, Jiangsu Wenhan and Wuxi Jincheng are collectively referred to as the “PRC subsidiaries.”

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Six Months Ended June 30, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Period Ended RMB: USD exchange rate	6.7793	6.9437	6.4778
Period Average RMB: USD exchange rate	6.8716	6.6400	6.2827

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our chief executive officer will be presented as “Minpei Zha,” even though, in Chinese, Mr. Zha’s name is presented as “Zha Minpei.”

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

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Prior to the close of the offering, we plan to complete a [●]:1 forward stock split whereby every ordinary share will be exchanged for [●] new ordinary shares. We also plan to increase our authorized shares from 50,000 to 50,000,000 ordinary shares. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-split and pre-share-increase basis.

Overview

Incorporated on January 20, 2017, under the laws of the British Virgin Islands (“BVI”), we primarily conduct our business through our subsidiary, Wuxi Jincheng Curtain Wall Co. Ltd. (“Wuxi Jincheng”). We are one of the leading companies to provide systematic solutions to construction projects of high-rise steel frame and curtain wall buildings in China. Our core business focuses on designing, processing, manufacturing, modifying and installing of metal doors, windows, and curtain wall and processing and installing steel structure. Headquartered in Wuxi, a regional business hub in southern Jiangsu Province, China, we have completed projects throughout China with specialized materials, complex geometry, novel structural and mechanical system designs. Our curtainwall systems combine innovative design with state-of-the-art materials and performance.

Our Products and Services

We specialize in design, processing, modification and installation of metal gate, metal window frame, curtain wall, and steel structure. Our services include product development, project design, processing and modification, installation and advisory services. Our main products are customized curtain walls, doors and windows. We process standard pieces into our own products that vary in size, specifications and functionality. Our curtain walls are custom designed by supporting structure, closure, and material. According to a customer’s specific needs, the curtain wall can be installed using a stick system, ladder system, or unitized system. The infills can be glass, metal panel, stone veneer and fabric veneer and a combination of the above.

Our facilities incorporate state-of-the-art equipment and processes for curtainwall unit fabrication and assembly to meet the complex project demands of our clients. We process components into unitized and stick-built curtainwall and we offer a wide-range panel of material option for our clients, such as glass, metal, granite and composite. The foundation of a successful facade or curtainwall project is innovative system design and engineering. Our design and engineering group develops custom solutions to each new project which are derived from a framework of our technology and experience. Design considerations range from the aesthetic and performance requirements determined in collaboration with the architect, to the fabrication and installation requirements that must be anticipated by the system design.

To take a project from concept to reality, we prefer to deploy our own professional construction team to handle the installation. We offer installation services to clients and a custom delivery strategy is developed for each client in response to the singular set of considerations presented by the project. This custom strategy is developed through a uniform process unique to us that embraces the spectrum of activities from pre-construction through design, engineering, procurement, fabrication, assembly and installation. This process has been developed and refined through the successful completion of hundreds of remarkably diverse curtainwall installations and serves to mitigate the inherent risk of a challenging building project by enhancing the predictability of our performance, schedule and cost.

Our products have been widely adopted in high-end residence building, public infrastructure, office building, etc., especially in high-rises, stylish design and modern architecture. Our targeted markets include high-end office buildings, hotels, stadiums, airports, bus stations, exhibition centers, shopping malls, hospitals and government buildings. Our customers include domestic and foreign corporations, real estate developers, governments and its agencies.

Industry and Market Background

Curtain wall is a product in high demand and represents a new trend in architecture in China. According to the statistics of the China Decoration Association Curtain Wall Committee, in 2016, China’s curtain wall market had a total output of 370 billion yuan, an 8.8% increase from 340 billion yuan in 2015. The output in 2015 had a 6.3% increase from 320 billion yuan in 2014. The Curtain Wall Committee estimated that during the “Thirteenth Five Years” from 2016 to 2020, the market scale will increase from 370 billion yuan to 550 billion yuan, with an average annual growth rate of 9.7%.

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The increasing demand of curtain wall comes from the increased investment in large-scale constructions such as high-end office buildings, hotels, stadiums, airports, railway stations, exhibition centers, shopping malls and other commercial or public buildings. Because of the continuous high growth of China’s macro economy, the steady growth of fixed assets investments and constructions will have a lasting effect on the curtain wall industry.

Curtain wall is an urban industry. The market is mainly concentrated in large- and medium- sized cities, like Yangtze River Delta, the Pearl River Delta, Beijing-Tianjing-Hebei Area, where the economic volume and population are large. Urbanization in China continued to grow rapidly. According to the date released by the National Bureau of Statistics, the population of urban residents at the end of 2015 was 771.16 million, which was an increase of 22 million from the end of 2014. Urban population consisted 56.1% of the total population, which was 1.3% higher than that in 2014. According to the United Nations, the Chinese Academy of Social Sciences and other institutions, it can be estimated that the urban population in the portion of the total population will continue to increase at 0.8% to 1% per year during 2016 to 2020. The rapid speed in urbanization will directly increase the demand for large-scale construction, which in turn will increase the demand for curtain walls. In addition, the market center will expand from first-tier cities such as Beijing, Shanghai and Guangzhou to second-tier cities such as Hangzhou, Nanjing and Wuhan.

“Green buildings” with sustainable technology and energy are the trend in architecture and construction industry. Research and Development in energy conservation and environmental protection, new product and new technology will become the theme of the curtain wall industry’s development. It is estimated that from 2016 to 2020, with the “green building” policy, the curtain wall industry will be able to accelerate the transformation and upgrading to enhance its core competence.

Our Growth Strategy

To maintain the growth of our business and sustain our leading position in the market, we anticipate to rely on these key drivers as part of our growth strategy:

●	Breaking into commercial and public building interior designing and decorating market which is a market supplementary to our current business landscape and is expected to create synergistic business.

●	Expand our sales network into greater Beijing region (including the city of Beijing, Tianjin and Hebei Province) and establish our presence in mid-western China by 2020 to stimulate our revenue growth.

●	To refine our processing techniques and improve heat-insulation and airtightness performance of our overall project and achieve even higher energy-saving performances.

Competitive Advantages

Compared with traditional manufacturing, a curtain wall panel has a higher degree of customization, which is reflected not only by different designs for different projects but also with different façade panels. Additionally, with growing pressure for superior performance at competitive cost, building skins have become increasingly more complex. We understand the importance of early technical input into facade development during the schematic phase of a new building design, and specialize in providing comprehensive design-build services.

Curtain wall designing is a highly professional engineering task which requires a distinguished appearance, technical functionality and significant investment in installation planning. Like structural design, plumbing design and electrical design, curtain wall design requires special expertise. With more than 20 years of successful construction experience, we have developed a highly professional design and engineering team to tailor existing solutions to client’s projects. We have received the prestigious industry awards such as the Luban Awards, China Construction & Decoration Awards, the Magnolia Award, the Yangtze Cup and Purple Gold Cups.

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The curtain wall design has been advancing rapidly, from the simple frame design to the unitized, point-supported, double-skinned, and membrane-structured frame design. In addition, more energy-efficient, ecological façade panels, photoelectric panels, and intelligent panels are starting to become more common in our industry. Continuing with our research and development is the only way we can maintain an edge on our competitors. Our research and development department consists of 21 dedicated researchers and engineers which accounts for 9% of our total number of employees.

In the construction industry, reputation and proven track record are particularly important for the consideration of project quality and safety as the cost to fix problems after the construction is complete is enormous. As a common practice, a contractor is required to have completed a certain number of projects within the past 3 years. We have been in this industry for more than 20 years and have completed hundreds of projects. Our reputation, along with our outstanding quality assurance, is a unique advantage for us and is one of the barriers our competitors have to overcome to compete with us in this industry.

Our Challenges and Risk Factors Summary

The following section outlines the primary challenges and risks inherent to our business model. Before deciding to invest in our Ordinary Shares, we strongly recommend a close reading and consider all of the risks in the section entitled “Risk Factors” beginning on page 9.

●	Risk of intense competition in the industry - According to the China Building Decorating Association, as of July 2016, there are a total of 260 companies with Class A Curtain Wall Designing Qualifications, 210 companies which possess Level I Curtain Wall Contracting Qualifications, and 947 companies holding Level I Building Decoration Contracting Qualifications. A considerable number of these companies have a competitive advantage in this industry, however, we believe that we are one of the few companies that is possessed with all of the above-mentioned qualifications. If we do not continue to improve our operational and technical advantages to stay competitive, we may not be able to continue to stay competitive in our industry.

●	Risk of economic and policy changes within China - We cater our products and service to the commercial and public building construction sector. The majority of our projects are for the curtain wall designing and construction of office buildings, commercial complexes, hotels, airports, museums, libraries, sport stadiums, schools and hospitals. The market demand for commercial and public buildings can be affected by the macro economy and public policy and therefore we could experience negative impact from economic and policy changes.

●	Risk of inability to collect our accounts receivable - As of December 31, 2015 and 2016, we had net accounts receivable of $47,151,544 and $43,872,122, respectively, accounting for 61% and 57% of total revenue for the respective fiscal periods. As of June 30, 2017, we have net accounts receivable of $37,430,052 which accounts for 113% of our total revenue for the six months ended June 30, 2017. If we continue experiencing an increase in accounts receivable without substantial collection, this could have a material adverse effect on our financial performance.

●	Risk of changes in the cost of key components - Our curtain wall processing operations depends heavily on the availability of various components. The cost of key components accounts for a major portion of our total cost of revenue. The availability of these components may decline and their prices may fluctuate greatly. In the event that prices for these components increase significantly, we usually have mechanisms in the contracts with our clients to adjust our prices in response to such significant increase. However, it could still have an adverse impact on our operational performance if the prices of the components increase dramatically.

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●	Risk related to our relatively high debt amount - Our debt to asset ratio is relatively high compared with companies in other industries but is normal compared with companies in our industry. This is mainly caused by the lengthy projects and receivable cycle that are common in our industry. In addition to our operational cash flow, we mainly finance our operations through bank loans and business credits given by our vendors and clients. We may face liquidity risk if our debt to asset ratio continues to increase.

●	Risk of inability to expand our business elsewhere in China - A major portion of our sales revenue is generated from Jiangsu Province of China. For the six months ended June 30, 2015, 2016 and 2017, our revenue generated from the Jiangsu Province accounted for approximately 66%, 65% and 75% of our total revenue, respectively. We have set up branches outside of Jiangsu Province to establish our presence in top-tier cities such as Shanghai, Nanjing, Beijing and Zhengzhou and have expanded our sales coverage to include Zhejiang Province, Shanxi Province, Henan Province, Xinjiang Province, and etc. However, if we are not able to successfully diversify our revenue sources into other regions we may face regional risks due to the market concentration within Jiangsu Province.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Corporate Information

We are a British Virgin Islands (also referred to as “BVI”) company limited by shares. Our current corporate structure is as follows prior to completion of this offering:

Wenhan Consulting Limited (“Wenhan”) 文涵咨询有限公司有限公司 British Virgin Island (June 27, 2017)
	100%
Golden Metropolis International Limited (“Golden Metropolis”) 金城国际有限公司 British Virgin Island (January 20, 2017)
	100%
Hong Kong Hansheng Limited 香港涵圣投资有限公司 Hong Kong SAR (March 31, 2017)

100%		100%
Jiangsu Aiwen Investment Co. Ltd. ("Jiangsu Aiwen") 江苏艾文投资有限公司 People's Republic of China (June 5, 2017)		Jiangsu Wenhan Investment Co. Ltd. ("Jiangsu Wenhan") 江苏文涵投资有限公司 People's Republic of China (June 2, 2017)
99%		1%

Wuxi Jincheng Curtain Wall Co. Ltd. ("Wuxi Jincheng") 无锡金城幕墙股份有限公司 People's Republic of China (December 22, 1993)

Offering Summary

Following completion of our initial public offering, ownership of Golden Metropolis will be as follows, assuming completion of the minimum and maximum offerings, respectively. To the extent we complete an offering between the minimum and maximum offerings, the percentage ownership of participants in our initial public offering will between the below amounts:

Minimum Offering	Maximum Offering

Existing	IPO	Existing	IPO
Shareholders	Shareholders	Shareholders	Shareholders
[●]%	[●]%	[●]%	[●]%

Golden Metropolis International Limited		Golden Metropolis International Limited

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Our principal executive office is located at 278 Suxi Road, Binhu District, Wuxi, Jiangsu Province, People’s Republic of China 214123. The telephone number of our principal executive offices is +86-0510-85407636. Our registered agent in the British Virgin Islands is Offshore Incorporations Limited. Our registered office and our registered agent’s office in the British Virgin Islands are both at Offshore Incorporations Centre, Coastal Building, Wickhams Cay II, Road Town, Tortola, British Virgin Islands, VG1110. Our registered agent in the United States is [●]. We maintain a website at www.jcmq.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered:	Minimum: [●] Ordinary Shares
Maximum: [●] Ordinary Shares

Shares Outstanding Prior to Completion of Offering:	[●] Ordinary Shares

Shares to be Outstanding after Offering*:	Minimum: [●] Ordinary Shares
Maximum: [●] Ordinary Shares

Assumed Offering Price per Share:	$[●]

Gross Proceeds:	Minimum: $[●]
Maximum: $[●]

Best efforts	The underwriter is selling our Ordinary Shares on a “best efforts, minimum-maximum” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.

We do not intend to close this offering unless we sell at least a minimum number of Ordinary Share, at the price per Ordinary Share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our Ordinary Shares on the Nasdaq Capital Market.

Escrow account	The gross proceeds from the sale of the Ordinary Shares in this offering will be deposited in a non-interest bearing escrow account maintained by the escrow agent, [●] (the “Escrow Agent”). All checks will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account. The funds will be held in escrow until the Escrow Agent has advised us and the Underwriter that it has received $[●], the minimum offering, in cleared funds. If we do not receive the minimum of $[●] by the Termination Date, all funds will be returned to purchasers in this offering within [●] business days after the termination of the offering, without charge, deduction or interest. Prior to the Termination Date, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $[●] by the Termination Date. No interest will be paid either to us or to you. See “Underwriting — Deposit of Offering Proceeds.”

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Proposed Nasdaq Capital Market Symbol:	“WALL”

Transfer Agent:	[●]

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Ordinary Shares.

Closing of Offering:	The offering contemplated by this prospectus will terminate upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering amount of our offering is raised, or (ii) 90 days from the effective date (the “Effective Date”) of the Registration Statement (and for a period of up to 60 additional days if extended by agreement of the Company and the Underwriter) (the “Termination Date”). If we complete this offering, net proceeds will be delivered to us on the closing date (such closing date being the above mutually acceptable date on or before the Termination Date, provided the minimum offering has been sold). We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China.

Use of Proceeds:	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business. To the extent that we are unable to raise the maximum proceeds in this offering, we may not be able to achieve all of our business objectives in a timely manner. See “Use of Proceeds” for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Information

In the table below, we provide you with historical selected financial data for the six months ended June 30, 2017, the years ended December 31, 2016 and 2015. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For Six Months Ended June 30, 2017	For Fiscal Year Ended December 31, 2016	For the Fiscal Year Ended December 31, 2015
	US$ (unaudited)	US$ (audited)	US$ (audited)
Statement of operation data:
Revenues	$33,143,469	$76,836,910	$76,679,890
Gross profit	4,832,224	11,724,510	10,848,470
Operating expenses	(1,154,620)	(5,639,010)	(6,386,459)
Income from operations	3,677,604	6,085,500	4,462,011
Other non-operating expenses, net	(309,537)	(691,805)	(955,762)
Provision for income taxes	(276,829)	(1,809,304)	(909,126)
Net income	3,091,238	3,584,391	2,597,123
Earnings per share, basic and diluted	61.82	71.69	51.94
Weighted average Ordinary Shares outstanding	50,000	50,000	50,000

Balance sheet data
Current assets	73,691,148	86,871,348	98,233,313
Total assets	82,516,070	95,318,429	107,003,371
Current liabilities	62,071,908	78,414,560	92,242,210
Total liabilities	62,071,908	78,414,560	92,242,210
Total equity	20,444,162	16,903,869	14,761,161

8

Risk Factors

Before you decide to purchase our Ordinary Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Ordinary Shares could decline, perhaps significantly.

Risks Related to Our Business and Industry

Our industry is very competitive in China.

The domestic market for curtain wall is fragmented and highly competitive. According to the China Building Decorating Association, as of July 2016, there are a total of 260 companies with Class A Curtain Wall Designing Qualifications, 210 companies which possess Level I Curtain Wall Contracting Qualifications, and 947 companies holding Level I Building Decoration Contracting Qualifications. A considerable number of these companies have a competitive advantage in this industry, however, we believe that we are one of the few companies that is possessed with all of the above-mentioned qualifications. To the extent these competitors are able to grow and consolidate, they may be able to take advantage of economies of scale, which could put further pressure on our margins. If we do not continue to improve our operational and technical advantages to stay competitive, we may not be able to continue to stay competitive in our industry.

Our operation is very concentrated in Jiangsu Province

A major portion of our sales revenue is generated from the Jiangsu Province of China. For the six months ended June 30, 2015, 2016 and 2017 fiscal years, our revenue generated from the Jiangsu Province accounted for approximately 66%, 65% and 75% of our total revenue during those periods, respectively. We have set up branches outside of Jiangsu Province to establish our presence in top-tier cities such as Shanghai, Nanjing, Beijing and Zhengzhou and have expanded our sales coverage to include Zhejiang Province, Shanxi Province, Henan Province, Xinjiang Province, etc. However, if we are not able to successfully diversify our revenue sources into other regions we may face risks due to the market concentration in Jiangsu Province.

A failure to obtain new contracts (given the non-recurring nature of our contracts) could materially affect our financial performance

Our contracts are on a project-basis. The duration of our completed projects during the Track Record Period typically range between 1 to 19 months with an average duration of approximately 7 months. As our revenue is not recurring in nature, we cannot guarantee that we will continue to secure new projects from our customers after the completion of the existing awarded projects. Our Company has to go through a competitive tendering or quotation process to secure new contracts. Our tender/quotation success rate was approximately [●]% and [●]% for the two years ended December 31, 2016 and 2015 and our success rate is affected by a range of factors, such as our pricing and our competitors’ pricing and the level of competition. There is no guarantee that we will be able to achieve a tender success rate in the future. There is also no guarantee that we will not have to lower our pricing due to competition. In addition, so far as the Chief Executive Directors are aware, most of our customers have maintained some form of an evaluation system to track their subcontractors’ performance, financial capability, reputation and certifications. If a contractor receives a poor safety performance review or an accident occurs due to workplace safety negligence, it may lead to a poor evaluation and affect our tender success rate. Our reputation, business operations, financial results and profitability may also be adversely affected.

In the event we are unable to maintain business relationship with existing customers or unable to secure new contracts or obtain similar number of projects, our revenue will be adversely affected. It is critical to our Company to secure new projects of similar or larger value or similar number of projects on a continual basis, and should we fail to do so, the financial performance of our Company will be adversely affected.

9

Failure to complete our projects on a timely basis could materially affect our financial performance, reputation or we may be subject to claims

Our revenue is recognized based on the stage of completion method, and billing is based on monthly progress claims. A delay in a project will therefore affect our billings, revenue, operational cash flows and financial performance. We are also required to pay our suppliers and subcontractors notwithstanding the delay in the project if the purchase orders or scope of services have been fulfilled or rendered, therefore affecting our operational cash flows. A delay in a project will also cause increase in our cost such as storage cost to keep the fabricated curtain walls, additional transportation cost to transport the fabricated curtain walls to storage site rather than the project site and higher rental of machineries as machines may be left idle. A delay in a project can be due to various factors, including but not limited to, a shortage of manpower, a shortage of raw materials, delays by subcontractors, adverse weather or factors attributable to the main contractor of the project. If the delay is caused by us, we are liable to pay our contracting parties for the liquidated damages stipulated in our contracts and our reputation could also be materially and adversely affected.

Inability to renew our existing qualifications, licenses and permits or the existing qualifications or licenses are cancelled or suspended could materially affect our operations and financial performance

Our business and construction activities in PRC are regulated by [●]

If we fail to comply with the applicable requirements or any required conditions to keep the qualifications and licenses, then our qualifications and licenses may be downgraded, suspended or cancelled. Delay or refusal may occur when renewing such qualifications and licenses upon expiry. Failure to keep or renew our existing [●] could result in suspension of our business operations, restriction or prohibition of certain business activities, or commencement of new business, thereby materially and adversely affecting our business, financial position, results of operations and prospects. [For details please refer to the section headed “Business — Main qualifications, licenses and certifications”] in this prospectus.

If we are unable to maintain existing customers, attract new customers or broaden our market, our business and results of operations will be adversely affected.

To maintain the high growth momentum, we must continuously increase the customer base by retaining current customers and attracting more customers. We intend to continue to dedicate significant resources to our customer acquisition efforts, including establishing new acquisition channels, particularly as we continue to grow and introduce new services. The overall number of customers may be affected by several factors, including our brand recognition and reputation, the effectiveness of our risk control, the efficiency of our production, the macroeconomic environment and other factors. Currently, we promote our brand through direct communications with potential customers and referrals. We also plan to invest more in marketing and bring our services to Southeast Asia and Australia. However, we are not familiar with the market or legal environment in such jurisdictions, nor do we have sufficient human resource to market our services. These factors and uncertainties will result in an increase in operation cost. If we are unable to broaden our marker or attract new customers, or if the existing customers do not continue to purchase our products or services, we might be unable to increase our customer base, revenues, and market shares as we expect, and our business and results of operations may be adversely affected.

Our top [●] customers accounted for over [●]% of our revenue for the two years ended 31 December 2016 and any decrease in projects secured from any one of them could affect our operations and financial results

Our largest customer accounted for approximately [●]% and [●]% of our revenue and our top [●] customers collectively accounted for approximately [●]% and [●]% of our revenue for the two years ended 31 December 2016 respectively. There is no assurance that these major customers will continue to use our services at fees acceptable to us or we can maintain our relationship with them in the future. In the event that we are unable to retain these customers, or seek replacement customers, our business, results of operations, profitability and liquidity will be adversely affected.

10

The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those customers that accounted for more than 10% of overall revenues in such period. We have [●] such customer during fiscal year ended December 31, 2016, who are [●], accounting for [●]% of overall revenue. We have [●] such customer during fiscal year ended December 31, 2015, who are [●], accounting for [●]% of overall revenue. It is common practice for us rely on individual orders from such customers without any long-term contracts. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. As the majority of our revenues are driven by individual orders for construction products, our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

The loss of any of our key vendors could have a materially adverse effect on our results of operations.

We consider our major vendors in each period to be those vendors that accounted for more than 10% of overall purchases in such period. We have [●] such vendors during fiscal years ended December 31, 2016, who are [●], accounting for approximately [●]% of overall purchases respectively. We have [●] vendors during fiscal years ended December 31, 2015, who are [●], accounting for approximately [●]% of overall purchases respectively. We purchase raw materials on the market at prevailing market prices. We believe that we can locate replacement vendors readily on the market for prevailing prices and that we would not have significant difficulty replacing a given vendor, any difficulty in replacing such a vendor could adversely affect our company’s performance to the extent it results in higher prices, slower supply chain and ultimately less desirable results of operations.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products.

Our short-term revenue and profitability may not be indicative of the long-term results of operations

Revenue from some ongoing contracts may be recognized across financial years, depending on the stage of completion of each contract. The revenue and profitability for different contracts vary and should the amount of works performed be higher for a certain financial year, that particular financial year will record better short-term results. There is, therefore, no assurance that our short-term results of operations will be indicative of our long-term results of operations.

Incorrect estimation of our project costs and costs overruns will affect our costs and materially and adversely affect our financial performance

Most of our contracts with our customers have a fixed and pre-determined fee throughout the contract period and do not permit any price adjustment. We generally fix our fees when we submit our tender or quotation, after carrying out internal costing and budgeting estimates of raw materials, rentals for machineries, labor costs and subcontracting services (if applicable) based either on existing market price or should the projects be larger in scale, quotations from certain of our suppliers and/or subcontractors. Except in instances of variation orders initiated by our customers, unilateral adjustments to the contract price or scope of works on our own are not accepted. Accordingly, we generally have to bear the risk of cost fluctuations. Therefore, cost management is critical in ensuring that the project meets its budgeted profit margin.

The duration of our completed projects generally span from [●] to [●] [days]. There is no assurance that the costs estimated at the beginning of a contract will not be exceeded during the course of the contract period. Cost overrun may result from inaccurate estimation of costs, increase in cost of materials and wages of our workers, delay in the project, change in the regulatory requirements, disputes with subcontractors, labor disputes as well as accidents and other unforeseen circumstances. The risk of cost overruns also increases with the duration of a project, due to possible increases in the price of materials and labor. If we are unable to keep our costs (including costs to be paid to our suppliers and subcontractors) within our original estimates, or the price adjustment mechanisms are not provided, or we are not able to fully cover the increases in costs during the project, our business operations, financial results and profitability will be adversely affected.

11

Fluctuations in raw materials prices may adversely affect our profit margins

Our curtain wall manufacturing operations depends heavily on the availability of various raw materials. The cost of raw materials accounts for a major portion of our total cost of revenue. For the six months ended June 30, 2015, 2016 and 2017 fiscal years, the cost raw materials accounted for 63.8%, 48.9% and 38.8% of the total cost of revenue during those periods, respectively. The availability of raw materials may decline and their prices may fluctuate greatly. In the event that raw material prices increase significantly, we usually have mechanisms in the contracts with our clients to adjust our prices in response to such significant increase. However, it could still have an adverse impact on our operational performance if the raw material prices increase materially. Any decline in the availability or significant and long-term increase in raw material prices as compared with the prices of substitutes may result in the construction industry turning to the use of alternative construction materials. Any fall in the demand for structural curtain walls because of the use of alternatives would in turn adversely affect our business operations and financial performance. To the extent that we have entered into contracts with our customers and we have not obtained confirmed quotations from our suppliers for the amount of raw materials required for that contract, fluctuations in raw materials prices would affect us. We also do not engage in hedging contracts for the raw materials. In such instances, should there be an increase in raw materials prices and if we are not able to pass the increase in raw materials prices to our customers, our financial performance will be adversely affected.

Our inability to raise additional capital could have material adverse effect on our financial condition and results of operations.

Our production can be improved with additional production units and better infrastructure within the facility. We are raising additional capital through this offering in order for us to purchase additional equipment and build necessary infrastructure within our production facility to meet the demand of our customers. If we cannot raise additional capital and is unable to execute our business expansion plan successfully, our customers may experience substantial delay in receiving our products, which could have a material adverse effect on our business relationship with them and our financial performance.

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown.

Our products mainly serve as key components in projects and machines operated by our customers which are mostly in the construction industry. Therefore, we are subject to the general changes in economic conditions affecting those industry segments of the economy. If the industry segments in which our customers operate do not grow or if there is a contraction in those industries, demand for our products will decrease. Demand for our products is typically affected by a number of overarching economic factors, including, but not limited to, interest rates, the availability and magnitude of private and governmental investment in infrastructure projects and the health of the overall global economy. If there is a decline in economic activity in China and the other markets in which we operate or a protracted slowdown in industries on which we rely for our sales, demand for our products and our revenue will likewise decrease.

Expansion of our operations may strain resources, and our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Increased orders for our product and service have placed, and may continue to place, a strain on our operational, financial, and managerial resources and personnel. In addition, execution of our growth strategy will require further substantial capital and effective planning. Significant rapid growth on top of our current operations could greatly strain our internal resources, leading to a lower quality of customer service, reporting problems, and delays, resulting in a loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place an additional strain on our personnel, management systems, liquidity, and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower, no, or negative growth, critical shortages of cash, and a failure to achieve or sustain profitability.

Outstanding bank loans may reduce our available funds.

We have approximately $[●] million in outstanding bank loans and bank acceptance bills as of [●]. There can be no guarantee that we will be able to pay all amounts when due or refinance the amounts on terms that are acceptable to us or at all. If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected.

12

We may experience delays or defaults in receiving our receivables, and a failure to receive payment on time and in full, or that delay in the release of retention monies or that retention monies are not fully released to us after expiry of the defect liability period may affect our liquidity position

We make monthly progress claims to our customers in respect of the value of the work we have performed, and subject to our customer’s confirmation, thereafter we will proceed to issue the invoices with a credit term in accordance with the provision of the contract. As of December 31, 2015 and 2016, we had net accounts receivable of $47,151,544 and $43,872,122, respectively, accounting for 61% and 57% of total revenue for the respective fiscal periods. As of June 30, 2017, we have net accounts receivable of $37,430,052 which accounts for 113% of our total revenue for the six months ended June 30, 2017. While we are actively collecting the remaining balance of these accounts receivable, we cannot assure you that we will be able to do so. If we continue experiencing an increase in accounts receivable without substantial collection, this could have a material adverse effect on our financial performance.

If a client delays payment or fails to release our retention monies as scheduled, our cash flow and working capital may be materially and adversely affected. Even where we are able to recover any losses incurred pursuant to the terms of the contract, the process of such recovery is usually time-consuming and requires financial and other resources to settle the disputes. Furthermore, there can be no assurance that any outcome will be in our favor or that any dispute will be resolved in a timely manner. Failure to secure adequate payments in time or to manage past due debts effectively could have a material and adverse effect on our business, financial position, results of operations and prospects.

Our high debt to asset ratio might increase liquidity risk

For the six months ended June 30, 2015, 2016 and 2017 fiscal years, we had a debt/asset ratio of 76.7%, 72.4%, and 65.4%, respectively. Our debt/asset ratio is relatively high compared with companies in other industries but is normal compared with companies in our industry. This is mainly caused by the lengthy project and receivable cycle which is common in our industry. In addition to our operational cash flow, we mainly finance our operations through bank loans and business credits given by our vendors and clients. We may face liquidity risk if our debt/asset ratio continues to increase.

Our operations are working capital intensive and our cash flows may fluctuate due to the payment practice applied to our projects

Our projects normally require significant cash outflow at the early stage particularly to purchase [●], our primary raw material, prior to receiving payment from our customers. Our projects typically do not have deposit from customers prior to starting work , although we will request if deposit can be made for higher value contracts. Our customers will pay progress payments after our works commence and such works and payments are certified by our customers. Accordingly, the cash flows of a particular project will turn from net outflows at the early stage into accumulative net inflows gradually as the works progress. Should the progress of our projects be delayed, our cash flow position may be adversely affected. We undertake a number of projects at any given period, and the cash outflow of a particular project could be compensated by the cash inflows of other projects. Should the mix of the projects be such that more are at the initial stage, our corresponding cash flow position may be adversely affected. The net cash used in operating activities for the year ended 31 December 2016 was approximately $[●].

Our ability to secure performance bonds will affect our ability to undertake our projects

It is a common practice in the construction industry that contractors are required by their customers to take out performance bonds furnished by a bank or acceptable financial institution at a fixed sum or in a certain percentage of the contract value to secure the contractual performance of the project.  If the contractor fails to comply with the requirements in the contract, the customer is guaranteed a compensation for monetary loss up to the amount of the performance bond. Our ability to secure a performance bond is critical to fulfill the conditions of and undertake such contracts. In the event that we are unable to secure the requisite performance bonds for any reason, our award of these construction projects will be revoked. This may materially and adversely affect our revenue and profitability.

13

Our operations may subject us to claims relating to late delivery, personal injuries and other matters which may expose us to significant liability claims

We may from time to time encounter disputes arising from contracts with customers, subcontractors, suppliers or other third parties, which may involve claims against them or us. Claims against us may involve defective works, sub-standard works, unfinished work or delays in the completion of the contracts, defective designs, casualties, property damages which may result in us incurring liquidated damages under the terms of our contracts with our customers or delay of payment to subcontractors or suppliers. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us could have a material and adverse effect on our business, financial position, results of operations and prospects. Moreover, legal proceedings resulting in unfavourable judgment or findings may harm our reputation, cause financial losses and damage our prospects of winning future contracts, thereby materially and adversely affecting our business, financial position, results of operations and prospects.

Our employees who have suffered an injury arising out of and in the course of his employment can choose to either submit a claim under the [Work Injury Compensation Act] for compensation without needing to prove negligence or breach of statutory duty by employer or commence legal proceedings to claim damages under common law against employer for breach of duty or negligence. Pursuant to the Work Injury Compensation Act, an injured employee is entitled to claim medical leave, wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain stipulated limits.  We may also face claims from third parties from time to time, including those who suffer personal injuries at premises where we provide our services.

We rely on third parties, including subcontractors, to complete certain projects and are subject to risk arising from the non-compliance, late performance or poor performance by such third parties

We may engage subcontractors for part of certain contracts secured by us, for instance, to provide services such as galvanizing works, painting and electrical works which we do not typically provide in-house. We also engage subcontractors to carry out certain steel fabrication works and site installation works to better allocate our resources for our projects’ needs. We have incurred subcontracting costs of approximately $[●] and $[●]  for the two years ended 31 December 2016 respectively. The engagement of subcontractors is subject to certain risks, including difficulties in overseeing the performance of such subcontractors in a direct and effective manner, failure to complete the contracted scope of works or inability to hire suitable subcontractors. As the subcontractors have no direct contractual relationships with our customers, we are subject to risks associated with non-performance, late performance or poor performance by our subcontractors. As a result, we may experience deterioration in the quality of our services, incur additional costs, or be exposed to liability in relation to the performance of subcontractors, which may have impact on our profitability, financial performance and reputation, and may result in litigation or damages claims.

In addition, we are also subject to claims arising from defective work performed by subcontractors. While we may attempt to seek compensation from the relevant subcontractors, we may be required to compensate our customers before receiving compensation from the subcontractors. If no corresponding claim can be asserted against a subcontractor, or the amounts of the claim cannot be recovered in full or at all from the subcontractors, we may be required to bear some or all the costs of the claims, in which case our business, financial position, results of operations and prospects could be materially and adversely affected.

The use of unqualified individual subcontractors may result in substantial liability.

According to Construction Law and Qualification Standard for Labor Subcontracting in Construction Business of China, individual contractors are not in a position to obtain any qualification of labor subcontracting. Accordingly, contracts subcontracted out by usto individual contractors may be declared void and unenforceable by applicable courts. Article 29 of the Construction Law requires that “the overall contractors and subcontractors shall bear joint responsibilities to project owners for the subcontracted projects”. It is possible that we may subcontract projects to individuals or parties without required qualifications. If the construction completed by unqualified individual subcontractors does not meet required quality standards and an accident occurs, we may jointly bear the consequences pursuant to the Article 67 of the Construction Law. Also, according to Article 54 of the Regulation on the Quality Management of Construction Projects, the liabilities for the consequences could be indemnifying the damages and paying a penalty ranging from 500,000 RMB (approximately $72,000) up to 1.0 million RMB. (approximately $144,000).

Product defects and unanticipated use or inadequate disclosure with respect to our products could adversely affect our business, reputation and financial performance.

Manufacturing or design defects (including in products or components that we source from third parties), unanticipated use of, or inadequate disclosure of risks relating to, the use of products or equipment that we make and sell may lead to personal injury, death or property damage. These events could lead to recalls or alerts relating to our products, result in the removal of a product or equipment from the market or result in product liability claims being brought against us. Product and equipment recalls, removals and liability claims can lead to significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products and equipment.

14

Our business plan may not be implemented successfully which may adversely affect our prospects

Our Directors are of the view that the future plan has been prepared after due enquiry by reference to, among other matters, the expected future prospects of the construction industry in China and the continuation of our competitive advantages and other factors considered relevant. Some of our future business plans are based on certain assumptions. The successful implementation of our business plan may be affected by a number of factors including the availability of sufficient funds, government policies relevant to our industry, the economic conditions, our ability to maintain our existing competitive advantages, our relationship with our customers and the threat of substitutes and new market entrants. There is no assurance that our business plan can be successfully implemented. Should there be any material adverse change in our operating environment which results in our failure to implement any part of our business plan, our prospects may be adversely affected.

Our business strategies include capital investment which would lead to increase depreciation charges that would reduce our profitability

Our business strategies include the purchase of new fabrication facility and its renovation, as well as the purchase of machineries such as welding machines, drilling machines, cutting machines, rolling machine and lifting/transport machineries. The total investment costs are estimated to be approximately $[●] and as these investments are capital expenditures, there would be a resultant increase in our depreciation charges. Based on the aforementioned investments, the additional depreciation charges are expected to be approximately $[●] and $[●] for the two years ending 31 December, 2018 and 2019 respectively, which may adversely affect our financial performance.

Our business involves inherent industrial risks and occupational hazards and the materialisation of such risks will affect our business operations and financial results

Our business involves inherent industrial risks and occupational hazards, which may not be eliminated through implementing safety measures. We participate in certain activities presenting risks and dangers, among which are fabrication, welding and erection of structural steelworks where we may have to work at height and/or at the construction sites. Our employees will also have to work with machinery and tools that have to be handled appropriately. Thus we are exposed to risks related to such activities, such as equipment failure, industrial accidents and fire. We cannot ensure that such risks will not cause a material and adverse impact to us in the future. The materialisation of any of the risks mentioned above in the worst case scenario may disrupt our business and lead to delay in the project and damage our reputation, which may also adversely affect the validity of our relevant qualifications, business operations and results of operations. Our insurance coverage may not be sufficient, and it may not be possible to obtain adequate insurance (or any insurance at all) to cover certain risks on commercially reasonable terms. In addition, we may also be fined by the regulators, penalised with demerit points which may lead to debarment in hiring foreign workers and issued stop work orders which could severely disrupt our operations and lead to delays in the project. For the two years ended 31 December 2016, we recorded [●] accidents.

A reduction in the construction projects could materially affect our financial performance

We are highly dependent on the construction projects in China. The majority of our projects are for the curtain wall designing and construction of office buildings, commercial complexes, hotels, airports, museums, libraries, sport stadiums, schools and hospitals. The market demand for commercial and public buildings can be affected by the macro economy and public policy and therefore we could experience negative impact from economic and public policy changes. Fewer available projects will result in more intense competition and a downturn in our industry may lead to tighter liquidity, delay and/or cancellation of projects and slower collection and/or recovery of trade receivables. A downturn in the Chinese economy could dampen the general sentiments in the construction industry and reduce construction demand, which will adversely affect our business and financial performance.

15

A cyclical fluctuation in Chinese market, particularly the construction industry, will affect our financial performance

Our revenue has been derived solely from our operations in China. Any unforeseen circumstances, such as natural disasters in China, recession in Chinese economy, outbreak of an epidemic in China and any other incidents happening in China may adversely affect our business, prospects, financial conditions and results of operations.

We are dependent on the construction industry in China, which is subject to cyclical fluctuations. A downturn in the Chinese construction industry is likely to have an adverse impact on our business and profitability due to the possibility of postponement, delay or cancellation of construction projects and delay in recovery of receivables.

The operations of commercial and public building construction companies in China are subject to compliance with a number of regulatory requirements and any changes in such requirements may affect our operating costs and profitability

Our operations are required to comply with various safety, employee protection and environmental protection laws, regulations and requirements in China, with certain material ones summarized in the section headed “Regulatory overview”  of this prospectus. Any changes in such requirements may result in us incurring additional costs to comply which may increase our operating costs and adversely affect our profitability.

Our patent rights are limited in China.

We rely on many patented products to establish our market share for our products. Our patent rights are granted by the State Intellectual Property Office of the PRC. While we have sold our products outside of the PRC and plan to continue expanding the export of our products overseas, we have not been granted any patent in countries outside of the PRC. As of the date hereof, most of our products are sold within the PRC. However, in the event that we begin to generate substantial revenue from sales abroad and if we cannot successfully protect our intellectual properties outside of the PRC, we may not be able to execute our business plan, which could have a material adverse effect on our financial performance.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We own various patents in China covering our production technology.

The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Implementation of PRC intellectual property-related laws have historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

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We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. See “Business — Intellectual Property.” If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

●	pay damage awards;

●	seek licenses from third parties;

●	pay ongoing royalties;

●	redesign our branded products; or

●	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

We must manage growth in operations to maximize our potential growth and achieve our expected revenues and any failure to manage growth will cause a disruption of our operations and impair our ability to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our manufacturing and production facilities and capabilities and continue to develop new and improved products. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our internal growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the development of new products and improve the quality of existing products. However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, our ability to improve our products and product mix to realize the benefits of our research and development efforts, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of the pharmaceutical market in China, and increasing our exports. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

●	continued enhancement of our research and development capabilities;

●	information technology system enhancement;

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●	stringent cost controls and sufficient liquidity;

●	strengthening of financial and management controls and information technology systems; and

●	increased marketing, sales and support activities; and hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in the PRC. Our cash accounts are not insured or otherwise protected. While China is currently considering implementation of banking insurance policies, it has not yet done so. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We are substantially dependent upon our senior management and key research and development personnel.

We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new products and the enhancement of our existing products and technologies. In particular, we rely substantially on Zuoliang Zha, our Chairman of the Board, and Minpei Zha, our CEO, to manage our operations.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key man life insurance on any of our senior management or key personnel including Zuoliang Zha and Minpei Zha. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

We compete for qualified personnel with other hardware manufacturing companies and related technology research institutions. Intense competition for these personnel could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may not be able to meet our business and financial goals.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired. See “Our Business – Employees.”

We depend on the availability and skill of subcontractors, their willingness to work with us, and their selection of suitable and quality building materials.

We rely on subcontractors to perform the actual construction of our building projects and, in many cases, to select and obtain raw materials. Despite our detailed specifications and quality control procedures, in some cases, improper construction processes or defective materials may be used to finish construction of our building projects. We may need to spend money to remediate such problems when they are discovered. Defective products widely used by the construction industry can result in the need to perform extensive repairs to large numbers of buildings. Though subcontracts are written to protect us from substandard performance or materials, pervasive problems could adversely affect our business. The cost to us in complying with our warranty obligations in these cases may be significant if we are unable to recover the cost of repair from subcontractors, materials suppliers, and insurers. Further, the timing and quality of our construction depends on the availability and skill of subcontractors. Although we believe that our relationships with our suppliers and subcontractors are good, there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which we conduct our operations. The inability to contract with skilled subcontractors or general contractors at reasonable cost.

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If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our services and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

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●	difficulties in successfully incorporating licensed or acquired technology and rights into our services;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

A lack of insurance could expose us to significant costs and business disruption.

We have not yet purchased insurance to cover our assets and property of our business, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. Furthermore, Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology failures or internet failures, which could cause the delay and failure in delivering products and providing service to our customers.

Our business could also be adversely affected by the effects of Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

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Risks Related to Doing Business in China

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, which became effective on January 1, 2008, which was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.

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Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes on profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect commercial and public construction. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of China’s economic growth since 2012 which may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. If present Chinese and global economic uncertainties persist, many of our customers may reduce the service they require from us. Adverse economic conditions could also reduce the number of customers seeking our service, as well as their ability to make payments. Should any of these situations occur, our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has appreciated more than 10% since June 2010. In April 2012, the PRC government announced that it would allow more RMB exchange rate fluctuation. On August 11, 2015, the PRC government set the central parity rate for the RMB nearly 2% lower than that of the previous day and announced that it will begin taking into account previous day’s trading in setting the central parity rate. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the Renminbi against the U.S. dollar. Substantially all of our revenues and costs are denominated in United States Dollars, while some of our assets and liabilities are denominated in Renminbi. Any significant revaluation of the Renminbi may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount we would receive.

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Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, approximately 94% of our revenue is non-China source income, so could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

The State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing. Moreover, failure to comply with the various SAFE registration requirement could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (the “2015 Notice”) released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

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We have not filed SAFE Circular 75 reports on behalf of our shareholders who are PRC residents before. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 and the 2015 Notice were recently promulgated and it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

We provide most of our services through our subsidiaries in China. Although our PRC subsidiaries are not subject to laws and regulations applicable to foreign investments in China, our operations in China are governed by PRC laws and regulations. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Therefore, PRC legislation and regulations provide very little guidance on the industry. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons. See “Enforceability of Civil Liabilities.”

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Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the capricious nature of Chinese enforcers, and may therefore be impossible to facilitate.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested companies, to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142 (later supplemented by Circular 88, which was issued on July 18, 2011 and effective starting August 1, 2011), a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, it is specifically required that any net proceeds settled from offshore offerings shall be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

In addition, on March 30, 2015, SAFE promulgated the Circular on Reforming the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-invested Enterprises, or SAFE Circular 19, prohibiting foreign-invested enterprise from using an RMB fund converted from its foreign exchange capital for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises or purchasing real estate not for self-use.

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Circular 142, Circular 59, Circular 21, and circular 19 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to the PRC, we will take the following actions:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may become subject to PRC tax law.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of our ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our ordinary shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our ordinary shares by such investors are subject to PRC tax, the value of your investment in our ordinary shares may decline significantly.

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Restrictions on currency exchange may limit PRC investors’ ability to make investment.

In response to the persistent capital outflow in China and RMB’s depreciation against U.S. dollar in the fourth quarter of 2016, the PBOC and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures over recent months, including stricter vetting procedures for Chinese citizens to transfer foreign currency overseas and for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, on January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put in place by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC investors to make capital contribution or make other kinds of payments to us could materially and adversely limit our ability to grow.

Risks Related to Our Corporate Structure and Operation

Our net profit may decline.

Our services have generated a significant amount of revenue as compared to our expenses. However, the reason that our expense for the year 2015 and 2016 was low was because that most of research and development expense, as well as marketing expense were incurred before the establishment of the company, thus was not reflected in the Financial Statements. Also, labor cost in China is relatively low as compared to the labor cost in western countries. In the future, we might incur more expense due to the expansion of our business and the possible increase in labor cost. If the expansion of our business was not successful or was not able to generate great revenue in a short term, our net profit may decline.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs.

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Business Companies Act (the “BVI Act”) dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the company’s memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association.

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There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile.

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Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “controlled company” under the rules of the NASDAQ Capital Market, we may exempt our company from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our directors and officers will beneficially own a majority of the voting power of our outstanding ordinary shares. Under the Rule 4350(c) of the NASDAQ Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors to be independent, as defined in the NASDAQ Capital Market rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the NASDAQ Capital Market rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ Capital Market corporate governance requirements.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the Underwriter based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Investors risk loss of use of funds allocated for purchases, with no right of return, during the offering period.

We cannot assure you that all or any shares will be sold. Boustead Securities, LLC, our Underwriter, is offering our shares on a “best efforts, minimum-maximum basis.” We have no firm commitment from anyone to purchase all or any of the shares offered. If offers to purchase a minimum of 1,000,000 shares are not received on or before 90 days from the effective date of the Registration Statement (and for a period of up to 60 additional days if extended by agreement of the Company and the Underwriter), escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

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The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. [●] shares will be outstanding immediately after this offering, if the maximum offering is raised. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the minimum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $[●] or approximately [●]% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Assuming the completion of the maximum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $[●] or approximately [●]% in the pro forma net tangible book value per share from the price per share that you pay for the Ordinary Shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

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Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

Use of Proceeds

After deducting the estimated placement discount and offering expenses payable by us, we expect to receive net proceeds of approximately $[●] from this offering if the minimum offering is sold and approximately $[●] if the maximum offering is sold. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed. See “Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.”

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the size of the minimum offering but is less than the maximum offering. We expect to devote any funds raised over the minimum offering amount to our working capital needs, including devoting further resources to the below uses of proceeds. If we were to raise an amount between the minimum and maximum offerings, the percentage of net proceeds allocated for each use as described above will remain unchanged.

	Minimum Offering		Maximum Offering
Gross proceeds	$	[●]	$	[●]
Underwriting discounts and commissions (7% of gross proceeds)	$	[●]	$	[●]
Miscellaneous underwriting fees expenses	$	[●]	$	[●]
Other offering expenses	$	[●]	$	[●]
Net proceeds	$	[●]	$	[●]

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Description of Use(1)	Estimated Amount of Net Proceeds (Minimum Offering)		Estimated Amount of Net Proceeds (Maximum Offering)
R&D and promotion	$	[●]	$	[●]
New services	$	[●]	$	[●]
Talent acquisition and training	$	[●]	$	[●]
Regulatory compliance expenses	$	[●]	$	[●]
Advertisement and marketing	$	[●]	$	[●]
Office lease	$	[●]	$	[●]
Working capital	$	[●]	$	[●]
Total	$	[●]	$	[●]

(1)	The use of proceeds was calculated based on the following considerations

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Ordinary Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Taxation.”

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the filings with government authorities and limit on the amount of capital contributions and loans. Subject to completion of applicable government filing and registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

Dividend Policy

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under British Virgin Islands law and our memorandum and articles of association, the board of directors may only authorize the payment of a dividend or another distribution if the directors are satisfied on reasonable grounds that, immediately after the dividend or other distribution is paid, the value of the company’s assets will exceed its liabilities and the company will be able to pay its debts as they fall due. The resolution of directors authorizing the payment of the dividend or other distribution must contain a statement that, in the directors’ opinion, the company will satisfy these two tests immediately after the payment of the dividend or other distribution.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries. Current Hong Kong regulations permit our HK subsidiary, Hong Kong Hansheng to pay dividends to Golden Metropolis only out of profits available for distribution. Withholding tax regarding dividends is exempted in Hong Kong.

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Current PRC regulations permit our PRC subsidiaries to pay dividends to Hong Kong Hangsheng only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our subsidiaries in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

Exchange Rate Information

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:

	For the Six Months Ended June 30, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Period Ended RMB: USD exchange rate	6.7793	6.9430	6.4778
Period Average RMB: USD exchange rate	6.8716	6.6400	6.2827

The consolidated balance sheet balances, with the exception of equity at December 31, 2016 and 2015 were translated at RMB 6.9430 and RMB 6.4778 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of income and cash flows for the year ended December 31, 2016 and December 31, 2015 were RMB 6.6400 and RMB 6.2827 to $1.00, respectively.

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We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. (www.federalreserve.gov).

	Midpoint of Bid and Ask Prices for RMB per U.S. Dollar
Period	Period-End	Average
2011	6.2939	6.4630
2012	6.2301	6.3088
2013	6.0537	6.1478
2014	6.2046	6.1620
2015	6.4778	6.2827
January	6.2495	6.2181
February	6.2695	6.2518
March	6.199	6.2386
April	6.2018	6.201
May	6.198	6.2035
June	6.2	6.2052
July	6.2097	6.2085
August	6.376	6.3383
September	6.3556	6.3676
October	6.318	6.3505
November	6.3883	6.3640
December	6.4778	6.4491
2016	6.943	6.64
January	6.5752	6.5726
February	6.5525	6.5501
March	6.448	6.5027
April	6.4738	6.4754
May	6.5798	6.5259
June	6.6459	6.5892
July	6.6371	6.6771
August	6.6776	6.6466
September	6.6685	6.6702
October	6.7735	6.7303
November	6.8837	6.8402
December	6.943	6.9198
2017
January	6.8786	6.8907
February	6.8665	6.8694
March	6.8832	6.894
April	6.89	6.8876
May	6.8098	6.8843
June	6.7793	6.8066
July	6.724	6.7694
August	6.5888	6.667
September	6.6533	6.569
October	6.6328	6.6264
November

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As of November 30, 2017, the exchange rate was RMB [●] to $1.00. Until July 2015 and over the past several years, the Renminbi moved from a period of being tightly linked to the U.S. dollar to a period of revaluation and strengthening against the dollar. Since July 2015, however, the Renminbi has experienced a period of significant weakening against the U.S. dollar.

Capitalization

The following table sets forth our capitalization as of December 31, 2017 on a pro forma as adjusted basis giving effect to the sale of the minimum and maximum offering at an assumed public offering price of $[●] per share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares”.

Minimum Offering ([●] Ordinary Shares)
U.S. Dollars

As of December 31, 2017
	Actual	Pro forma(1)	Pro forma adjusted
Assets:
Current Assets	$	$	$
Intangible assets
Property
Other Assets	$		$
Total Assets	$	$	$

Liabilities:
Current Liabilities	$		$
Other Liabilities
Total Liabilities	$		$

Shareholder’s Equity:
Ordinary Shares (20,010,000 shares issued and outstanding with par value of $0.001)	$		$
Class B Ordinary Shares (11,900,000 shares issued and outstanding with par value of $0.001)	$		$
Additional paid-in capital(2)	$	$	$
Subscription receivable
Accumulated deficit	$		$
Accumulated other comprehensive income (loss)	$		$
Total shareholders’ equity	$	$	$
Total Liabilities and Shareholders’ Equity	$	$	$

(1)	Gives effect to (i) the not-yet completed [●]-for-1 share split to be completed prior to completion of this offering and (ii) the sale of the minimum offering at an assumed public offering price of $[●] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

(2)	Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and other expenses. In a minimum offering, we expect to receive net proceeds of approximately $[●] ($[●] offering, less underwriting discount of $[●], non-accountable expense allowance of $[●]and other accountable expenses of $[●], and offering expenses of $[●]).

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Maximum Offering ([●] Ordinary Share)
U.S. Dollars

As of December 31, 2017
	Actual	Pro forma(1)	Pro forma adjusted
Assets:
Current Assets	$	$	$
Intangible assets
Property
Other Assets	$		$
Total Assets	$	$	$

Liabilities:
Current Liabilities	$		$
Other Liabilities
Total Liabilities	$		$

Shareholder’s Equity:
Ordinary Shares (20,010,000 shares issued and outstanding with par value of $0.001)	$		$
Class B Ordinary Shares (11,900,000 shares issued and outstanding with par value of $0.001)	$		$
Additional paid-in capital(2)	$	$	$
Subscription receivable
Accumulated deficit	$		$
Accumulated other comprehensive income (loss)	$		$
Total shareholders’ equity	$	$	$
Total Liabilities and Shareholders’ Equity	$	$	$

(1)	Gives effect to (i) the not-yet completed [●]-for-1 share split to be completed prior to completion of this offering and (ii) the sale of the minimum offering at an assumed public offering price of $[●] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

(2)	Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and other expenses. In a minimum offering, we expect to receive net proceeds of approximately $[●] ($[●] offering, less underwriting discount of $[●], non-accountable expense allowance of $[●]and other accountable expenses of $[●], and offering expenses of $[●]).

Dilution

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the per Ordinary Share offering price is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders at December 31, 2017 was $[●] or approximately $[●] per Ordinary Share. Net tangible book value per Ordinary Share as of September 30, 2017 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

If the minimum offering is sold, we will have [●] Ordinary Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2017, will be approximately $[●] or $[●] per Ordinary Share. This would result in dilution to investors in this offering of approximately $[●] per Ordinary Share or approximately [●]% from the assumed offering price of $[●] per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $0.17 per share attributable to the purchase of the Ordinary Shares by investors in this offering.

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If the maximum offering is sold, we will have [●] Ordinary Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2017, will be approximately $[●] or $[●] per Ordinary Share. This would result in dilution to investors in this offering of approximately $[●] per Ordinary Share or approximately [●]% from the assumed offering price of $[●] per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $[●] per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering(1)	Maximum Offering(2)
Assumed offering price per Ordinary Share	$	$
Net tangible book value per Ordinary Share before the offering	$	$
Increase per Ordinary Share attributable to payments by new investors	$	$
Pro forma net tangible book value per Ordinary Share after the offering	$	$
Dilution per Ordinary Share to new investors	$	$

(1)	Assumes gross proceeds from offering of [●] Ordinary Shares.

(2)	Assumes gross proceeds from offering of [●] Ordinary Shares.

Post-Offering Ownership

The following chart illustrates our pro forma proportionate ownership, upon completion of stock split, authorized share increase, and the offering under alternative minimum and maximum offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased			Total Consideration			Average Price
	Amount	Percent		Amount	Percent		Per Share
MINIMUM OFFERING
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total		100.00%		$	100.00%		$

	Shares Purchased			Total Consideration			Average Price
	Amount	Percent		Amount	Percent		Per Share
MAXIMUM OFFERING
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total		100.00%		$	100.00%		$

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the six months ended June 30, 2017 and 2016 (“Interim Financial Statements”) are derived from our unaudited consolidated financial statements for the six months ended June 30, 2017 and 2016 included elsewhere in this prospectus. All amounts in included in the fiscal year ended December 31, 2016 and 2015 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Interim Financial Statements and Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview of Company

Golden Metropolis International Limited (“GM International” or “the Company”), is a limited liability company established under the laws of British Virgin Islands (“BVI”) on January 20, 2017, formerly known as Yun Han International Limited. The Company, through its subsidiaries, is a leading civil construction company that specializes in designing, processing and installation of curtain walls and steel structures for residential and commercial buildings in People’s Republic of China (“PRC”).

A Reorganization of the legal structure was completed in June 2017. The Reorganization involved the incorporation of GM International, a BVI holding company; Hong Kong Hansheng Limited (“Hansheng”), a holding company established in Hong Kong, PRC; Jiangsu Aiwen Limited (“Jiangsu Aiwen”) and Jiangsu Wenhan Limited (“Jiangsu Wenhan”), two holding companies established in PRC; and the transfer of Wuxi Jincheng Curtain Wall Engineering Co., Ltd. (“Wuxi Jincheng”) from the Controlling Shareholders to Jiangsu Aiwen and Jiangsu Wenhan.

Mr. Zuoliang Zha, the Chairman of the Board, is the controlling shareholder (“the Controlling Shareholder”) of the Company. Prior to the reorganization, Mr. Zuoliang Zha, together with his son, Mr. Minpei Zha, who is the Chief Executive Officer (“CEO”) of the Company (collectively the “Controlling Group”), owns 100% of Wuxi Jincheng. On June 16, 2017, the Controlling Group transferred their 100% ownership interest in Wuxi Jincheng to Jiangsu Aiwen and Jiangsu Wenhan, which are 100% owned by Hansheng, respectively. After the reorganization, GM International ultimately owns 100% equity interests of the entities mentioned above.

Since the Company and its subsidiaries are effectively controlled by the same group of the Controlling Shareholders before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company is a national provider and is dedicated in providing professional curtain wall design, process and installation services for more than 30 years. We operate primarily for civil and commercial buildings invested by various levels of the government, state-owned entities and real-estate developers. We are one of the earliest qualified engineering companies which has the qualification and capacity to install curtain wall in PRC. We have completed many large civil and commercial projects, and many of them received national and provincial rewards. We are ISO9001:2008 certified since 1998, and we are granted as High-tech Enterprise for our continuous innovation to achieve efficient, safe and high quality installation process of curtain wall for high-rise buildings. We are recognized as one of the Top 50 Glass Curtain Wall Installation Companies in PRC.

Factors Affecting Our Results of Operations

We believe the most significant factors that affect our business and results of operations include the following:

●	Risk of intense competition in the industry - According to the China Building Decorating Association, as of July 2016, there are a total of 260 companies with Class A Curtain Wall Designing Qualifications, 210 companies which possess Level I Curtain Wall Contracting Qualifications, and 947 companies holding Level I Building Decoration Contracting Qualifications. A considerable number of these companies have a competitive advantage in this industry, however, we believe that we are one of the few companies that is possessed with all of the above-mentioned qualifications. If we do not continue to improve our operational and technical advantages to stay competitive, we may not be able to continue to stay competitive in our industry.

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●	Risk of economic and policy changes within China – We cater our products and service to the commercial and public building construction sector. The majority of our projects are for the curtain wall designing and construction of office buildings, commercial complexes, hotels, airports, museums, libraries, sport stadiums, schools and hospitals. The market demand for commercial and public buildings can be affected by the macro economy and public policy and therefore we could experience negative impact from economic and policy changes.

●	Risk of inability to collect our accounts receivable - As of December 31, 2015 and 2016, we had net accounts receivable of $47,151,544 and $43,872,122, respectively, accounting for 61% and 57% of total revenue for the respective fiscal periods. As of June 30, 2017, we have net accounts receivable of $37,338,202 which accounts for 113% of our total revenue for the first half of this fiscal year. If we continue experiencing an increase in accounts receivable without substantial collection, this could have a material adverse effect on our financial performance.

●	Risk of changes in the cost of raw materials - Our curtain wall processing and customization depends heavily on the availability of various raw materials. The cost of raw materials accounts for a major portion of our total cost of revenue. The availability of raw materials may decline and their prices may fluctuate greatly. In the event that raw material prices increase significantly, we usually have mechanisms in the contracts with our clients to adjust our prices in response to such significant increase. However, it could still have an adverse impact on our operational performance if the raw material prices increase dramatically.

●	Risk related to our relatively high debt amount - Our debt to asset ratio is relatively high compared with companies in other industries but is normal compared with companies in our industry. This is mainly caused by the lengthy projects and receivable cycle that are common in our industry. In addition to our operational cash flow, we mainly finance our operations through bank loans, third parties loans and related party loans, as well as the credits given by our vendors and clients. We may face liquidity risk if our debt to asset ratio continues to increase.

●	Risk of inability to expand our business elsewhere in China - A major portion of our sales revenue is generated from Jiangsu Province of China. For the six months ended June 30, 2015, 2016 and 2017, our revenue generated from the Jiangsu Province accounted for approximately 66%, 65% and 75% of our total revenue, respectively. We have set up branches outside of Jiangsu Province to establish our presence in top-tier cities such as Shanghai, Nanjing, Beijing and Zhengzhou and have expanded our sales coverage to include Zhejiang Province, Shanxi Province, Henan Province, Xinjiang Province, and etc. However, if we are not able to successfully diversify our revenue sources into other regions we may face regional risks due to the market concentration within Jiangsu Province.

Outlook

The markets in which we participate are closely linked to the economic conditions nationally and globally, as well as the urbanization process in China, which affect the manner in which our customers proceed with capital investments. China is still in the early stage of urbanization. By the end of 2016, the urbanization rate in China is approximately 57.4% according to National Bureau of Statistics, and there is still great gaps among different provinces. By studying the urbanization process internationally, we expect that China will continue to have a rapid growth in the next 10 years before the urbanization rate reaches 70%. The strong economic growth in China, rapid urbanization process and the unbalanced developments among provinces, provide us great business opportunities in curtain wall installation service industry.

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Our emphasis for 2017 and future years will be on execution, including a focus on receivable collection, cost discipline, efficient project performance, labor force development, and competing more real estate projects for commercial and residential buildings. Based on our backlog, and in light of continue growth economic conditions in China, we expect that revenue and profitability in 2017 will be similar to or above the levels that we experienced in 2016.

We believe that our strong working capital position, cash available, low debt position and borrowing capacity under our existing credit facilities should be sufficient to finance future operating activities, research and development initiatives, capital improvements and debt repayments for the foreseeable future. We continue to monitor the factors that drive our markets and will continue to strive to maintain our leadership and competitive advantage in the markets we serve while aligning our cost structures with market conditions.

Key Component of Operation

Almost all of our revenue is earned on a project basis for installation service of curtain wall for civil and commercial buildings. The project normally required us to design curtain walls in terms of the sharp and size based on the material required, such as glasses, metals, flagstones, and ceramic plates, etc. The design is very customized process in according to the building’s originally architectural design. The design is also the key component of the whole process, which leads to a successful completion of the project with high quality. Our project management responsibilities include staging equipment and materials to project sites, deploying labor to perform the work, and coordinating with other service providers on the project.

We need to go through a public bidding process when competing for a project. We estimate the costs that will incur on a project, and then propose a bid to the customer that includes a contract price and other performance and payment terms. Our bid price and terms are intended to cover our estimated costs on the project and provide a profit margin to us commensurate with the value of the installed system to the customer, the risk that project costs or duration will vary from estimate, the schedule on which we will be paid, the opportunities for other work that we might forego by committing capacity to this project, and other costs that we incur to support our operations but which are not specific to the project. Typically, customers will seek pricing from competitors for a given project. While the criteria on which customers select a service provider vary widely and include factors such as quality, technical expertise, on-time performance, post-project support and service, and company history and financial strength, we believe that price for value and the track records are the most influential factor for most customers in choosing a curtain wall installation service provider.

After a customer accepts our bid, we generally enter into a contract with the customer that specifies what we will deliver on the project, what our related responsibilities are, and how much and when we will be paid. Our overall price for the project is typically set at a fixed amount in the contract, although changes in project specifications or work conditions that result in unexpected additional work are usually subject to additional payment from the customer via what are commonly known as change orders. Project contracts typically provide for periodic billings to the customer as we meet progress milestones or incur cost on the project. Project contracts in our industry also frequently allow for a small portion of progress billings or contract price to be withheld by the customer until after we have completed the work. Amounts withheld under this practice are known as retention or retainage.

Raw material. labor and overhead costs account for the majority of our cost of revenue. Accordingly, labor management and utilization have the most impact on our project performance. Given the fixed price nature of much of our project work, if our initial estimate of project costs is wrong or we incur cost overruns that cannot be recovered in change orders, we can experience reduced profits or even significant losses on fixed price project work.

Starting from fiscal 2016, we emphasize our new biddings on residential and commercial projects developed by real estate developers. These projects are relatively small comparing to the projects invested by government and state-owned companies. However, real estate developers normally provide better payment terms, which will improve our cash flow and reduce the accounts receivables. We expect there will be more projects from real estate developers in the coming years due to the urbanization process in China.

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Backlog

Backlog increases with awards of new contracts and decreases as we perform work on existing contracts. Backlog is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry.

We include a project within our backlog at such time as a contract is awarded and agreement on contract terms has been reached. Backlog includes unrecognized revenues to be realized from uncompleted construction contracts plus unrecognized revenues expected to be realized over the remaining term of services contracts.

However, we do not include in backlog contracts for which we are paid on a time and material basis and a fixed amount cannot be determined, and if the remaining term of a services contract exceeds 12 months, the unrecognized revenues attributable to such contract included in backlog are limited to only the next 12 months of revenues provided for in the contract award.

Our backlog at December 31, 2016 was $58.8 million compared to $62.1 million at December 31, 2015. The following table presents our backlog by customer category and the respective percentages of total backlog as of December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
Backlog:	Amount within 1 year	% of Total	Amount within 1 year	% of Total
Residential and commercial projects developed by real estate developers	26,186,825	45%	27,015,345	44%
Projects invested by government and stated owned entities	24,150,249	41%	23,156,010	37%
Other projects funded by private companies	8,142,881	14%	11,886,752	19%
Total	58,479,955	100%	62,058,107	100%

Our backlog at June 30, 2017 was $50.8 million compared to $45.1 million at June 30, 2016. The following table presents our backlog by customer category and the respective percentages of total backlog as of June 30, 2017 and 2016:

	June 30, 2017		June 30,2016
Backlog:	Amount within 1 year	% of Total	Amount within 1 year	% of Total
Residential and commercial projects developed by real estate developers	23,479,729	46%	21,817,963	48%
Projects invested by government and stated owned entities	18,392,968	36%	20,313,276	45%
Other projects funded by private companies	8,962,135	18%	3,009,374	7%
Total	50,834,832	100%	45,140,613	100%

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there was no material changes made to the accounting estimates and assumptions in the past three years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

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We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the recognition of revenue and earnings from construction contracts under the percentage-of-completion method, the valuation of accounts receivable, prepayments, deposits and other assets, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities and realization of deferred tax assets. Actual results could differ from those estimates.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues are recorded on a percentage-of-completion basis but cannot be invoiced under the terms of the contract. Such amounts are invoiced upon completion of contractual milestones and certified by the third party inspection agencies.

Costs and estimated earnings in excess of billings on uncompleted contracts also include certain costs associated with unapproved change orders. These costs are included when the approval of the change order is probable. Amounts are carried at the lower of cost or net realizable value. Revenue is recognized to the extent of costs incurred when recovery is probable. The amounts recorded involve the use of judgments and estimates; thus, actual recoverable amounts could differ from original assumptions.

In accordance with industry practice, assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, as well as billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of amounts related to these contracts may extend beyond one year.

Inventories

Inventories are stated at the lower of cost or market value. Inventories mainly include the cost of raw materials for installation and construction. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Revenue Recognition

Our revenues are primarily generated from processing and installation of curtain walls and steel structures under fixed-price long-term contracts that may last from several months to several years, depend on the contract. Revenue from the fixed-price contracts are recognized when there is persuasive evidence of an arrangement, when the fee is fixed or determinable and when collection is reasonably certain.

Revenues from fixed-price contracts require the Company to perform customized services for design, planning and integrating based on customers’ specific needs which requires significant production and customization. Upon delivery of the services, customer acceptance is generally required. In the same contract, the Company sometimes is required to provide a warranty period for a period from three to five years (“warranty period”) after the customized project is delivered. The type of service for warranty clause is generally not specified in the contract or stand-ready service on when-and-if-available basis.

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We determine there are following separated service elements in the fixed-fee contract:

1. Project development service and

2. Warranty, if applicable

For multiple-element arrangements that include project development services and warranty, if applicable, the Company allocates contract revenue to all deliverables based on their relative selling prices. The Company uses a hierarchy to determine the selling price to be used for allocating revenue to the deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of the selling price (“TPE”) and (iii) best estimate of the selling price (“BESP”). The Company uses VSOE of selling price in the selling price allocation in all instances where it exists, otherwise, BESP is used because the Company’s customized application differs substantially from that of competitors, it is difficult to obtain the reliable standalone competitive pricing necessary to establish TPE. VSOE of selling price for products and services is determined when a substantial majority of the selling prices fall within a reasonable range when sold separately.

Revenue allocates to project development service component is recognized using contract accounting in accordance with Accounting Standards Codification (“ASC”) 605-35. Revenues are recognized under the percentage-of-completion method as work is performed. The revenue earned to date is calculated by multiplying the total contract price by the percentage of performance to date, which is based on total costs or total labor dollars incurred to date compared to the total estimated costs or total labor dollars estimated at completion. The method used to determine the percentage of completion is typically the cost method. Application of the percentage-of-completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. Contract costs include all direct material costs, direct labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and all costs associated with operation of equipment. The cost estimation process is based upon the professional knowledge and experience of the Company’s engineers, project managers and financial professionals. Factors that are considered in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays on project performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements, including estimate of liquidated damages, if any, may result in revisions to costs and income, with their effects being recognized in the period in which the revisions are determined.

Management conducts monthly reviews of its estimated costs to complete, percentage-of-completion estimates and revenues and margins recognized, on a contract-by-contract basis. Whenever revisions of estimated contract costs and contract values indicate that the contract costs will exceed estimated revenues, thus creating a loss, a provision for the total estimated loss is recorded in that period.

The financial impact of any revisions to an individual contract is a function of the amount of the revision and the percentage of completion of the contract itself. An amount up to the costs that have been incurred involving unapproved change orders and claims is included in the total estimated revenue when the realization is probable and the amount can be reliably estimated. The amount of unapproved change orders and claim revenues is included in the Consolidated Balance Sheets as part of costs and estimated earnings in excess of billings. Any profit as a result of change orders or claims is recorded in the period in which the change order or claim is resolved.

Certain fixed-price contracts with customers include warranty terms of two to five years from the date of completion. These contracts are accounted for as a separated deliverable and accordingly, the contract revenue allocated to this deliverable is recognized when the warranty period ends and cash is collected due to uncertainties in collection. Because of the nature of the projects, including contract owner inspections of the work both during construction and prior to acceptance, the Company has not experienced material warranty costs and, therefore, does not believe an accrual for these costs is necessary.

Income Taxes

We account for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Our subsidiaries in China are subject to the income tax laws of the PRC. We believe that our tax return positions are fully supported, but tax authorities in China may challenge certain positions. Therefore, the amount ultimately paid could be materially different from the amounts previously included in income tax expense and therefore could have a material impact on our tax provision, net income and cash flows.

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Results of Operations

For the years ended December 31, 2016 and 2015

The following table summarizes the results of our operations for the years ended December 31, 2016 and 2015, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

(All amounts, other than percentages, in thousands of U.S. dollars)

	December 31, 2016		December 31, 2015
Statement of Operations Data:	Amount	As % of Sales	Amount	As % of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$76,837	100%	$76,680	100%	$157	0%
Cost of revenues	65,112	85%	65,831	86%	(719)	(1)%
Gross profit	11,725	15%	10,849	14%	876	8%
Operating expenses
Selling expenses	190	0%	23	0%	167	726%
General and administrative expenses	2,234	3%	2,133	3%	101	5%
Research and development costs	2,530	3%	3,169	4%	(639)	(20)%
Provision and impairment charges	685	1%	1,063	1%	(378)	(36)%
Total operating expenses	5,639	7%	6,388	8%	(749)	(12)%
Income from operations	6,086	8%	4,461	6%	1,625	36%
Other income (expenses)
Interest income (expense), net	(608)	-1%	(851)	-1%	243	(29)%
Other income (expense), net	(83)	0%	(105)	0%	22	(21)%
Total other expenses, net	(691)	-1%	(956)	-1%	265	(28)%
Income before income taxes	5,395	7%	3,505	5%	1,890	54%
Provision for income taxes	(1,809)	-2%	(909)	-1%	(900)	99%
Net income	$3,586	5%	$2,596	3%	$990	38%

Revenues

Revenues increased by approximately $0.2 million, to approximately $76.8 million for the year ended December 31, 2016 from approximately $76.6 million for the year ended December 31, 2015. The slight increase in revenue was driven by more on-going projects in fiscal 2016, but with relatively lower contract prices for the new projects signed in 2016 comparing to the new projects signed in 2015.

The following table presents our net revenues by contract price for the years ended December 31, 2016 and 2015.

	December 31, 2016		December 31, 2015
Contract Price of Project (in RMB):	No.of Projects	Revenue recognized (in USD)	No.of Projects	Revenue recognized (in USD)
Under $10 million	69	$12,952,278	57	$10,889,690
$10 million - $50 million	39	39,306,481	27	38,549,603
$50 million - $100 million	10	20,968,856	8	22,581,326
Above $100 million	2	3,609,295	1	4,659,271
Total	120	$76,836,910	93	$76,679,890

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The following table presents our net revenues by customer category for the years ended December 31, 2016 and 2015.

	For the years ended December 31,
	2016		2015
	Revenue	% of Total	Revenue	% of Total	Variance	Variance %
Residential and commercial projects developed by real estate developers	28,941,446	38%	25,970,582	34%	2,970,864	11%
Projects invested by government and stated owned entities	33,620,239	44%	41,629,729	54%	(8,009,490)	(19%)
Other projects funded by private companies	14,275,225	19%	9,079,579	12%	5,195,646	57%
Total	76,836,910	100%	76,679,890	100%	157,020	0.2%

Gross profit

Our gross profit increased by approximately $0.9 million, or 8%, to approximately $11.7 million for the year ended December 31, 2016 from approximately $10.8 million for the year ended December 31, 2015. Gross profit margin was 15% for the year ended December 31, 2016, as compared to 14% for the year ended December 31, 2015. The increase of gross profit was consistent with the increase of revenue for fiscal 2016 as compared to fiscal 2015. The increase of gross profit margin was mainly due to more revenue generated from residential and commercial projects, which normally has higher gross profit margin than other projects.

Selling expenses

Selling expenses increased by $167,000 to approximately $190,000 for the year ended December 31, 2016 as compared to approximately $23,000 for the year ended December 31, 2015. The increase of selling expenses was mainly due to we attended more marketing activities and bidding processes in fiscal 2016 as compared to fiscal 2015.

General and administrative expenses

Our general and administrative expenses increased by approximately $0.1 million or 5%, to approximately $2.2 million for the year ended December 31, 2016 from approximately $2.1 million for the year ended December 31, 2015. As a percentage of revenues, general and administrative expenses were 3% and 3% of our total revenues for the year ended December 31, 2016 and 2015, respectively. The increase was primarily attributable to the increased travel expenses, service agent fees and testing fees in fiscal 2016 as compared to fiscal 2015.

Research and development (“R&D”) expenses

Our research and development expenses decreased approximately $0.7 million to $2.5 million for the year ended December 31, 2016 as compared to $3.2 million for the year ended December 31, 2015. Management is committed to expanding our research and development activities.

Interest income (expense)

Our interest expense (net) decreased by approximately $0.2 million to $0.6 million for the year ended December 31, 2016, from approximately $0.8 million for the year ended December 31, 2015.  The decrease of interest expense was mainly due to less interest bearing bank loan balance in fiscal 2016 as compared to fiscal 2015.

Income before income taxes

Our income before income taxes was approximately $5.4 million for the year ended December 31, 2016, an increase of approximately $1.9 million as compared to approximately $3.5 million for the year ended December 31, 2015. The increase was primarily attributable to increased sales and gross margin, offset by the increased selling expenses and general and administrative expense as discussed above.

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Provision for income taxes

Our provision for income taxes was approximately $1,8 million for the year ended December 31, 2016, an increase of $0.9 million from approximately $0.9 million for the year ended December 31, 2015.

Our current tax provision decreased by approximately $0.4 million while deferred tax provision increased by $1.3 million. The decrease of the current tax is mainly due to Wuxi Jincheng has qualified as High and New Technology Enterprises (“HNTEs”) and is entitled to a reduced income tax rate of 15% for three years starting from 2016. The increase of deferred tax provision was mainly due to we derecognized the deferred tax assets which was calculated based on the income tax rate of 25%.

For the six months ended June 30, 2017 and 2016

The following table summarizes the results of our operations for the six months ended June 30, 2017 and 2016, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

(All amounts, other than percentages, in thousands of U.S. dollars)

	June 30, 2017		June 30, 2016
Statement of Operations Data:	Amount	As % of Sales	Amount	As % of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$33,143	100%	$33,313	100%	$(170)	(1)%
Cost of revenues	28,311	85%	28,567	86%	(256)	(1)%
Gross profit	4,832	15%	4,746	14%	86	2%
Operating expenses
Selling expenses	96	0%	77	0%	19	25%
General and administrative expenses	869	3%	929	3%	(60)	(6)%
Research and development costs	1,387	4%	1,345	4%	42	3%
Provision and impairment charges	(1,197)	-4%	(1,073)	-3%	(124)	12%
Total operating expenses	1,155	3%	1,278	4%	(123)	(10)%
Income from operations	3,677	11%	3,468	10%	209	6%
Other income (expenses)
Interest income (expense), net	(287)	-1%	(319)	-1%	32	(10)%
Other income (expense), net	(22)	0%	(54)	0%	32	(59)%
Total other expenses, net	(309)	-1%	(373)	-1%	64	(17)%
Income before income taxes	3,368	10%	3,095	9%	273	9%
Provision for income taxes	(277)	-1%	(1,625)	-5%	1,348	(83)%
Net income	$3,091	9%	$1,470	4%	$1,621	110%

Revenues

Revenues decreased by approximately $0.2 million, to approximately $33.1 million for the six months ended June 30, 2017 from approximately $33.3 million for the same period in 2016. The slight decrease in revenue was mainly due to due to relatively lower contract prices for the on-going projects for the six months ended June 30, 2017 comparing to the same period in 2016.

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The following table presents our net revenues by contract price for the six months ended June 30, 2017 and 2016.

	June 30, 2017		June 30, 2016
Contract Price of Project (in RMB):	No.of Projects	Revenue recognized (in USD)	No.of Projects	Revenue recognized (in USD)
Under $10 million	64	11,237,271	42	7,049,402
$10 million - $50 million	33	12,155,774	25	17,765,273
$50 million - $100 million	9	8,254,762	8	8,497,839
Above $100 million	1	1,495,662	-	-
Total	107	33,143,469	75	33,312,514

The following table presents our net revenues by customer category for the six months ended June 30, 2017 and 2016.

	For the six months ended June 30,
	2017		2016
	Revenue	% of Total	Revenue	% of Total	Variance	Variance %
Residential and commercial projects developed by real estate developers	16,949,029	51%	12,434,258	37%	4,514,771	36%
Projects invested by government and stated owned entities	12,376,505	37%	14,044,875	42%	(1,668,370)	(12%)
Other projects funded by private companies	3,817,935	12%	6,833,381	21%	(3,015,446)	(44%)
Total	33,143,469	100%	33,312,514	100%	(169,045)	(1%)

Gross profit

Our gross profit increased by approximately $0.1 million, or 2%, to approximately $4.8 million for the six months ended June 30, 2017 from approximately $4.7 million for the same period in 2016. Gross profit margin was 15% for the for the six months ended June 30, 2017, as compared to 14% for the same period in 2016. The slight increase in gross profit for the six months ended June 30, 2017 was primarily attributable to the lower sales tax due to business tax has been incorporated into value-added taxes in PRC starting from May 1, 2016. The increase of gross profit margin was mainly due to more revenue generated from residential and commercial projects, which normally has higher gross profit margin than other projects.

Selling expenses

Selling expenses increased by $19,000 to approximately $96,000 for the six months ended June 30, 2017 as compared to approximately $77,000 for the same period in 2016. The increase of selling expenses was mainly due to we attended more marketing activities and bidding processes during the six months ended June 30, 2017 as compared to the same period in 2016.

General and administrative expenses

Our general and administrative expenses decreased by approximately $60,000 or 6%, to approximately $0.87 million for the six months ended June 30, 2017 from approximately $0.93 million for same period in 2016. As a percentage of revenues, general and administrative expenses were 3% and 3% of our total revenues for the six months ended June 30, 2017 and 2016, respectively. The small decrease in general and administration expenses was primarily attributable to the decreased travel expenses and service agent fees during the six months ended June 30, 2017 as compared to the same period in 2016.

Research and development (“R&D”) expenses

Our research and development expenses increased approximately $42,000 to $1.39 million for the six months ended June 30, 2017 as compared to $1.35 million for the same period in 2016. The increase was due to we had more research and development activities to improve our installation process during the six months ended June 30, 2017.

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Interest income (expense)

Our interest expense (net) decreased by approximately $32,000 to $287,000 for the six months ended June 30, 2017, from $319,000 for the same period in 2016.  The decrease of interest expense was mainly due to less interest bearing bank loan balance for the six months ended June 30, 2017 comparing to the same period in 2016.

Income before income taxes

Our income before income taxes was approximately $3.4 million for the six months ended June 30, 2017, an increase of approximately $0.3 million as compared to approximately $3.1 million for the same period in 2016. The increase was primarily attributable to increased gross margin, decreased selling expenses and general and administrative expense, and offset by increased research and development expenses as discussed above.

Provision for income taxes

Our provision for income taxes was approximately $277,000 for the six months ended June 30, 2017, a decrease of approximately $1.3 million from approximately $1.6 million for the same period in 2016.

Our current tax provision decreased by approximately $0.2 million while deferred tax provision decreased by $1.1 million. The decrease of the current tax is mainly due to Wuxi Jincheng has qualified as High and New Technology Enterprises (“HNTEs”) in November 2016 and is entitled to a reduced income tax rate of 15% for three years starting from fiscal 2016. The decrease of deferred tax provision was mainly due to we derecognized the deferred tax assets which was calculated based on the income tax rate of 25% for the six months ended June 30, 2016.

Liquidity and Capital Resources

As of June 30, 2017, December 31, 2016 and 2015, we had cash and cash equivalents of approximately $6.3 million, 10.6 million and $5.4 million, respectively. We did not have any other short-term investments.

As of June 30, 2017, December 31, 2016 and 2015, our current assets were approximately $73.7  million, $86.9 million and $98.2 million, respectively, and our current liabilities were approximately $62.1million, $78.4 million and $92.2 million, respectively.

Total shareholders’ equity as of June 30, 2017, December 31, 2016 and 2015 was approximately $20.4 million, $16.9 million and $14.8 million, respectively. We believe that we will have sufficient working capital for the next 12 months.

In assessing our liquidity, we monitor and analyze our cash on hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. The Company plans to fund working capital through its operations, bank borrowings, third parties loans and working capital loans from shareholders.

For the six months ended June 30, 2017 and for the year ended December 31, 2016, our operating activities generated positive cash flow. We have historically funded our working capital needs from operations, bank loans, third parties loans and advances from shareholders and related parties. Our working capital requirements are influenced by the level of our operations, the numerical volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

For the years ended December 31, 2016 and 2015

The following table sets forth summary of our cash flows for the periods indicated:

(All amounts in thousands of U.S. dollars)

	December 31, 2016	December 31, 2015
Net cash provided by (used in) by operating activities	$10,805	$(9,272)
Net cash used in investing activities	(1,694)	(1,712)
Net cash provided by (used in) financing activities	(3,264)	12,433
Effect of exchange rate changes on cash and cash equivalents	(617)	(220)
Net increase in cash and cash equivalents	5,230	1,229
Cash and cash equivalents, beginning of period	5,403	4,174
Cash and cash equivalents, end of period	$10,633	$5,403

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Operating Activities

Net cash provided by operating activities was approximately $10.8 million for the year ended December 31, 2016, compared to net cash used in operating activities of approximately $9.3 million for the year ended December 31, 2015. The increase in net cash provided by operating activities was primarily attributable to:

●	The increase of net income of $0.99 million for the year ended December 31, 2016 as compared to fiscal 2015;

●	Adjustment of net income on deferred tax expenses of $1.1 million for the year ended December 31, 2016, compared to deferred tax benefit of $0.2 in fiscal 2015;

●	Cost and earnings in excess of billings decreased by approximately $5.6 million for the year ended December 31, 2016, compared to an increase of $14 million for the year ended December 31, 2015;

●	Accounts payable decreased by $3.1 million for the year ended December 31, 2016, compared to a decrease of $10.8 million for the year ended December 31, 2015;

●	Tax payable increased by $1.1 million for the year ended December 31, 2016, compared to a decrease of $2.4 million for the year ended December 31, 2015.

And offset by the following factors:

●	Accounts receivable decreased by $0.1 million for the year ended December 31, 2016, compared to a decrease of $11.3 million for the year ended December 31, 2015;

●	Inventories decreased by $0.5 million for the year ended December 31, 2016, compared to a decrease of $1.2 million for the year ended December 31, 2015;

●	Billings in excess of costs and estimated earnings decreased by approximately $1.3 million for the year ended December 31, 2016, compared to a decrease of $0.1 million for the year ended December 31, 2015;

●	Other payable and accruals decreased by $0.9 million for the year ended December 31, 2016, compared to an increase of $0.09 million for the year ended December 31, 2015.

Investing Activities

Net cash used in investing activities was approximately $1.69 million for the year ended December 31, 2016, compared to $1.71 million of cash used in investing activities for the year ended December 31, 2015. The investing activities were mainly for the constriction and purchase of equipment for our new facilities in Wuxi Jincheng.

Financing Activities

Net cash used in financing activities was approximately $3.3 million for the year ended December 31, 2016, including proceeds from bank loans of $8.3 million, proceeds from third parties loans of $8.9 million, and proceeds from related parties loans of $6.7 million, offset by repayment of bank loans of $12.5 million and repayment of third parties loans of $14.6 million.

Net cash provided by financing activities was approximately $12.4 million for the year ended December 31, 2015, including proceeds from bank loans of $13.2 million, proceeds from third parties loans of $11.5 million, and proceeds from related parties loans of $6.9 million, offset by repayment of bank loans of $10.3 million and repayment of third parties loans of $9.8 million.

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For the six months ended June 30, 2017 and 2016

The following table sets forth summary of our cash flows for the periods indicated:

(All amounts in thousands of U.S. dollars)

	June 30, 2017	June 30, 2016
Net cash provided by (used in) by operating activities	$7,704	$12,577
Net cash used in investing activities	(538)	(1,090)
Net cash provided by (used in) financing activities	(11,743)	(10,687)
Effect of exchange rate changes on cash and cash equivalents	194	(150)
Net increase in cash and cash equivalents	(4,383)	650
Cash and cash equivalents, beginning of period	10,633	5,403
Cash and cash equivalents, end of period	$6,250	$6,053

Operating Activities

Net cash provided by operating activities was approximately $7.7 million for the six months ended June 30, 2017, compared to cash provided by operating activities of approximately $12.6 million for the same period in 2016. The decreased in net cash provided by operating activities was primarily attributable to:

●	Accounts receivable decreased $8.7 million for the six months ended June 30, 2017, compared to a decrease of $15.8 million for the same period in 2016;

And offset by the following factors:

●	The increase of net income of $1.62 million for the six months ended June 30, 2017 as compared to the same period in 2016;

●	Adjustment of net income on deferred tax expensed of $0.2 million for the six months ended June 30, 2017, compared to deferred tax expense of $1.3 million for the six months ended June 30, 2016;

●	Cost and earnings in excess of billings decreased by approximately $6.7 million for the six months ended June 30, 2017, compared to a decrease of $2.5 million for the same period in 2016;

Investing Activities

Net cash used in investing activities was approximately $0.5 million for the six months ended June 30, 2017, compared to $1.1 million for the same period in 2016. The decrease was mainly due to we spent $1.1 million for the new facilities in Wuxi Jincheng in 2016.

Financing Activities

Net cash used in financing activities was approximately $11.7 million for the six months ended June 30, 2017, including proceeds from bank loans of $8.0 million and proceeds from third parties loans of $2.7 million, offset by repayment of bank loans of $8.0 million, repayment of third parties loans of $6.9 million, repayment of related parties loans of $6.7 million, and payment of dividend of $1.1 million.

Net cash used in financing activities was approximately $10.7 million for the six months ended June 30, 2016, including proceeds from bank loans of $8.4 million and proceeds from third parties loans of $4.4 million, offset by repayment of bank loans of $12.7 million, repayment of third parties loans of $6.9 million, repayment of related parties loans of $4.0 million, and payment of dividend of $0.3 million.

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Our primary source of cash is currently generated from the operations, bank borrowings and proceeds from third parties and related parties loans. In the coming years we will explore other sources of financing, such as raising capital by issuing shares of stock, to meet our cash needs. We face uncertainties in regards to the size and timing of capital raises, however, we are confident that we can continue to meet operational needs by utilizing cash flows generated from our operating activities and bank borrowings, as necessary.

Capital Expenditures

Our capital expenditures consist primarily of expenditures for the construction of facilities, purchase of fixed assets and intangible assets as a result of our business growth. Our capital expenditures amounted to $0.5 million, 1.69 million, and $1.71 million for six months ended June 30, 2017, and for the years ended December 2016 and 2015, respectively.

Contractual Obligations

There were no contractual obligations and commercial commitments as of June 30, 2017, December 31, 2016 and 2015.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the years ended December 31, 2016 and 2015, and for the six months ended June 30 2017 and 2016, that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since January 1, 2015, to which we have been a participant, in which the amount involved in the transactions is material to us or the related party.

Mr. Zuoliang Zha, the Chairman of the Board, with his son, Mr. Minpei Zha, the CEO of the Company, and their relatives (“Mr. Zha Family”) periodically provide working capitals to support the Company’s operations when needed. The Company repaid approximately $6.7 million to Mr. Zha family during the six months ended June 30, 2017, and borrowed approximately $6.69 million and $6.95 million from Mr. Zha family for the years ended December 31, 2016 and 2015, respectively. As of June 30, 2017, December 31, 2016 and December 31, 2015, the balance due to Mr. Zha Family was approximately $16.6 million, $22.9 million and $17.7 million, respectively. Such loans do not bear interest and are due on demand.

Future Related Party Transactions

After completion of this Offering, the Corporate Governance Committee of our Board of Directors (which we will establish and which will consist solely of independent directors) must approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

Impact of Inflation

We do not believe the impact of inflation on our company is material. Our operations are in China and China’s inflation rates have been relatively stable in the last three years: 1.4% estimated for 2017, 2.0% in 2016 and 1.5% in 2015.

Holding Company Structure

We are a holding company with no material operations of our own. We conduct our operations through our subsidiaries in China. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. Our PRC subsidiaries may purchase foreign exchange from relevant banks and make distributions to offshore companies after completing relevant foreign exchange registration with the SAFE. Our offshore companies may inject capital into or provide loans to our PRC subsidiaries through capital contributions or foreign debts, subject to applicable PRC regulations. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our subsidiaries are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

As of June 30, 2017, our PRC subsidiaries had an aggregate retained earnings of RMB 49.4 million (US$7.6 million) under PRC GAAP. Under PRC law, each of our affiliates in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reached 50% of its registered capital, after which any mandatory appropriation stops. Our PRC subsidiaries had an aggregate statutory reserves in the amount of US$1.4 million as of June 30, 2017. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation of the companies. At the discretion of our PRC subsidiaries, they may allocate a portion of their after-tax profits to discretionary funds for staff welfare and bonus. Such discretionary funds, similar to statutory reserves, are not distributable as cash dividends.

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Quantitative and Qualitative Disclosure about Market Risks

Foreign Exchange Risk

All of our revenues and substantially all of our expenses are denominated in RMB. In our consolidated financial statements, our financial information that uses RMB as the functional currency has been translated into U.S. dollars. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The PRC government allowed the RMB to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar, though there have been periods when the RMB has depreciated against the U.S. dollar. In particular, on August 11, 2015, the PBOC allowed the RMB to depreciate by approximately 2% against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the relationship between the RMB and the U.S. dollar may change again.

To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the floating interest rates from our borrowings with banks. We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure. However, we cannot provide assurance that we will not be exposed to material risks due to changes in market interest rate in the future.

Price Risk

We are subject to market risk from fluctuating market prices of certain raw materials used in our products. While such materials are typically available from numerous suppliers, commodity raw materials are subject to price fluctuations. We attempt to pass along such commodity price increases to our customers on a contract-by-contract basis to avoid a negative effect on profit margin. While we may do so in the future, we have not currently entered into any derivative contracts to hedge our exposure to commodity risk. We continue to experience price volatility with some of our key raw materials and components. Fixed-price contracts may limit our ability to pass cost increases to our customers, thus negatively impacting our earnings. Fluctuations in commodity prices may have a material impact on our future earnings and cash flows.

Credit Risk

Our cash and cash equivalents are invested primarily in savings and deposit accounts with original maturities of three months or less. Savings and deposit accounts generate a small amount of interest income.

As of December 31, 2015 and 2016, we had net accounts receivable which was accounting for 61% and 57% of total revenue for the respective fiscal periods. As of June 30, 2017, we have net accounts receivable which accounts for 113% of our total revenue for the first half of this fiscal year. If we continue experiencing an increase in accounts receivable without substantial collection, this could have a material adverse effect on our financial performance.

Liquidity Risk

Our debt to asset ratio is relatively high compared with companies in other industries but is normal compared with companies in our industry. This is mainly caused by the lengthy projects and receivable cycle that are common in our industry. In addition to our operational cash flow, we mainly finance our operations through bank loans and business credits given by our vendors and clients. We may face liquidity risk if our debt to asset ratio continues to increase.

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Recent Accounting Pronouncements

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient. The starndard (1) allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable; (2) Permits an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price. (3) Specifies that the measurement date for noncash consideration is contract inception and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration (4) clarifies that a completed contract for the purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy U.S. generally accepted accounting principles before the date of initial application. (5)Permits an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts; (6)Clarifies that an entity that retrospectively applies the guidance in the standard to each prior reporting period is not required to disclose the effect of the accounting change for the periods of adoption. But an entity still is required to disclose the effect of the changes on any prior periods retrospectively adjusted. Public business entities, certain not-for-profit entities and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, to provide guidance on the evaluation of whether a reporting entity is the primary beneficiary of a VIE by amending how a reporting entity, that is a single decision maker of a VIE, treats indirect interests in that entity held through related parties that are under common control. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows: Restricted Cash". The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business". The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In February 2017, the FASB issued ASU No. 2017-05 (“ASU 2017-05”) to provide guidance for recognizing gains and losses from the transfer of nonfinancial assets and in-substance nonfinancial assets in contracts with non-customers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. ASU 2017-05 is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The effective date of this guidance coincides with revenue recognition guidance. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In May 2017, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2017-09 (“ASU 2017-09”) to provide guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the changes in terms or conditions. ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted and application is prospective. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In September 2017, the FASB has issued ASU No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

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Business

Overview

Incorporated on January 20, 2017, under the laws of the British Virgin Islands (“BVI”), we primarily conduct our business through our subsidiary, Wuxi Jincheng Curtain Wall Co. Ltd. (“Wuxi Jincheng”). We are one of the leading companies to provide systematic solutions to construction projects of high-rise steel frame and curtain wall buildings in China. Our core business focuses on designing, processing, manufacturing, modifying and installing of metal doors, windows, and curtain wall and processing and installing steel structure. Headquartered in Wuxi, a regional business hub in southern Jiangsu Province, China, we have completed projects throughout China with specialized materials, complex geometry, novel structural and mechanical system designs. Our curtainwall systems combine innovative design with state-of-the-art materials and performance.

Industry Overview

Curtain wall is a product in high demand and represents a new trend in architecture in China. According to the statistics of the China Decoration Association Curtain Wall Committee, in 2016, China’s curtain wall market had a total output of 370 billion yuan, an 8.8% increase from 340 billion yuan in 2015. The output in 2015 had a 6.3% increase from 320 billion yuan in 2014. The Curtain Wall Committee estimated that during the “Thirteenth Five Years” from 2016 to 2020, the market scale will increase from 370 billion yuan to 550 billion yuan, with an average annual growth rate of 9.7%.

The increasing demand of curtain wall comes from the increased investment in large-scale constructions such as high-end office buildings, hotels, stadiums, airports, railway stations, exhibition centers, shopping malls and other commercial or public buildings. Because of the continuous high growth of China’s macro economy, the steady growth of fixed assets investments and constructions will have a lasting effect on the curtain wall industry.

Curtain wall is an urban industry. The market is mainly concentrated in large- and medium- sized cities, like Yangtze River Delta, the Pearl River Delta, Beijing-Tianjing-Hebei Area, where the economic volume and population are large. Urbanization in China continued to grow rapidly. According to the date released by the National Bureau of Statistics, the population of urban residents at the end of 2015 was 771.16 million, which was an increase of 22 million from the end of 2014. Urban population consisted 56.1% of the total population, which was 1.3% higher than that in 2014. According to the United Nations, the Chinese Academy of Social Sciences and other institutions, it can be estimated that the urban population in the portion of the total population will continue to increase at 0.8% to 1% per year during 2016 to 2020. The rapid speed in urbanization will directly increase the demand for large-scale construction, which in turn will increase the demand for curtain walls. In addition, the market center will expand from first-tier cities such as Beijing, Shanghai and Guangzhou to second-tier cities such as Hangzhou, Nanjing and Wuhan.

“Green buildings” with sustainable technology and energy are the trend in architecture and construction industry. Research and Development in energy conservation and environmental protection, new product and new technology will become the theme of the curtain wall industry’s development. It is estimated that from 2016 to 2020, with the “green building” policy, the curtain wall industry will be able to accelerate the transformation and upgrading to enhance its core competence.

The curtain wall industry has witnessed three generations of products. The first generation of curtain walls refers to those applied from the early to late 1970s, which were mostly stick curtain walls composed of a variety of components assembled onsite, with individual mullions and rails forming a supporting grid for curtain wall panels.

The second generation of curtain walls refers to those applied from the early 1980s to mid-1990s, which are represented by unitized curtain walls which are a type of frame-supporting curtain wall composed of modulated panels that are fabricated in factories and delivered to construction sites in one piece for installation. The development of the unitized system of the second generation greatly reduced construction costs.

The third generation of curtain walls refers to those applied from the mid-1990s onwards, the majority of which are unitized curtain walls characterized by energy efficiency, the use of new technologies or diverse functions. Technologies to allow in daylight to reduce heating costs and shading technologies in order to reduce cooling costs are in demand throughout the world due to environmental concerns. We believe that the development of new energy-efficient technologies, such as triple-glazed curtain walls and solar-control glass will continue to shape the industry. In addition, the demands of architects will continue to influence the industry, as many have sought features such as photovoltaic curtain walls, as well as glasses of differing colors, sizes, materials, coatings and quality levels.

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Industry in China

The PRC curtain wall market has grown from approximately USD $7.58 billion in 2006 to approximately USD $51.82 billion in 2016 at a CAGR of 21.19%. The following chart illustrates the total annual output value of the PRC curtain wall industry for the periods specified.

(Source: Qianzhan Industrial Research)

To accommodate the increasing market demand, the industry has expanded the production output to meet the market opportunities. Since 2001, the domestic production output of curtain wall has grown rapidly from approximately 16 million m² in 2001 to approximately 156.4 million m² in 2016 at a CAGR of 21.19%. The following chart illustrates the total market size of the PRC curtain wall industry for the periods specified.

(Source: Qianzhan Industrial Research)

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Global Industry Overview

The following chart illustrates the total market size of the global curtain wall industry for the periods specified.

(Source: GosReports)

The global curtain wall market value increased from approximately US$61 billion in 2014 to approximately US$80 billion in 2017 at a CAGR of 9.46%. Moreover, it is expected to further increase to approximately US$88.2 billion in 2018, representing a CAGR of 9.66% from 2014 to 2018.

The global curtain wall market is primarily driven by the world economy in general and the construction industry in particular. Specifically, the growth of the world economy drives fixed assets investment, including construction of various public facilities, commercial buildings and high-end residential buildings, which in turn drives the market demand for curtain walls. Such construction has provided the foundation for the growth of the curtain wall market.

The following chart illustrates the total market size of the global construction industry for the periods specified.

(Source: Euler Hermes)

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Geographical Distribution of Global Market

The following chart illustrates the market segmentation of the global curtain wall industry by countries and regions for the periods specified.

(Source: Synovate Report)

Although the data above is outdated, it offers an overview how market size in different regions changed in the past. China has shown the fastest growth in demand for curtain walls compared to the rest of the world at a CAGR of 21% from 2005 to 2012. This strong growth is mainly driven by the overall growth of the PRC economy and its construction industry. In particular, rapid urbanization in China has contributed significantly to such growth. We have not obtained current data regarding the market size

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Market Segmentation

Curtain walls are extensively used in commercial buildings, public facilities and residential buildings to protect the interior and provide a visually appealing outer architecture. The product is used in commercial buildings due to the availability of high construction budgets among corporations. We believe that the rise in the number of commercial buildings, such as retail stores, hotels, medical centers, warehouses and garages in China will catapult the product demand over the next 5 years. The following chart illustrates the market segmentation of the curtain wall industry by industries for the periods specified.

(Source: Synovate Report)

Commercial buildings are the largest market segment of curtain wall products and applications in China, accounting for approximately 68.6% of the total curtain wall market in 2012. It grew at a CAGR of 16.87% from 2005 to 2012. As both domestic and foreign companies are expected to set up or further expand their operations in the major cities in China, more commercial skyscrapers with extensive use of curtain walls, which are necessary components of such skyscrapers, are expected to be built in the future.

The demand for curtain walls for public facilities grew significantly between 2005 to 2009, with a CAGR of 22.0% in market value. The market size for public facilities increased to approximately 28.0% of the total curtain wall market in 2012. The main drivers for the increasing use of curtain wall in public facilities are the PRC government’s policies to boost the development of public infrastructure and large international events that require the construction of more public facilities, such as the Beijing 2008 Olympic Games, Expo 2010 Shanghai China and the 16th Asian Games in Guangzhou in 2010.

Residential housing segment represents a small portion of the whole market yet it grew rapidly at a CAGR of 14.63% from 2015 to 2012. The main driver for the increasing use of curtain wall in residential buildings is the rapid urbanization that led to increasing demand for high-rise buildings.

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In terms of structure, market demand has been shifting slowly from stick-built to unitized structures, which rely less on skilled labor, provide more consistent quality, and are more capable of offering advanced technological products. The following chart illustrates the market segmentation of the global curtain wall industry by product type for the periods specified.

(Source: Synovate Report)

The market share of unitized curtain wall structures in the total market increased from approximately 48.7% in 2005 to approximately 53.1% in 2012. On the other hand, the market share of stick-built curtain wall structures decreased from approximately 30.9% in 2005 to approximately 26.7% in 2012.

We are usually positioned in the middle of the raw material supplier and the project owner or general contractor. The project owner is the investor of a project while a general contractor is the coordinator of the whole project (sometimes they can be the same company). The upstream industry consists of the raw material suppliers who supply materials necessary to produce curtain wall and door and window products. The following chart illustrates our up and downstream industries.

We adopted the Lean Production Principles which is a systematic method for waste minimization within a manufacturing system without sacrificing productivity, by closely partnering with our upstream companies to implement the Just-in-Time (JIM) production system. By implementing JIM we are able to minimize inventory and working capital occupation and maximize flexibility and responsiveness to downstream clients’ ever changing demands.

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Corporate Structure

Below is a chart illustrating our current corporate structure:

Wenhan Consulting Limited (“Wenhan”) 文涵咨询有限公司有限公司 British Virgin Island (June 27, 2017)
	100%
Golden Metropolis International Limited (“Golden Metropolis”) 金城国际有限公司 British Virgin Island (January 20, 2017)
	100%
Hong Kong Hansheng Limited (“HK Hansheng”) 香港涵圣投资有限公司 Hong Kong SAR (March 31, 2017)

100%		100%
Jiangsu Aiwen Investment Co. Ltd. (“Jiangsu Aiwen”) 江苏艾文投资有限公司 People’s Republic of China (June 5, 2017)		Jiangsu Wenhan Investment Co. Ltd. (“Jiangsu Wenhan”) 江苏文涵投资有限公司 People’s Republic of China (June 2, 2017)
99%		1%

Wuxi Jincheng Curtain Wall Co. Ltd. (“Wuxi Jincheng”) 无锡金城幕墙股份有限公司 People’s Republic of China (January 9, 1993)

Incorporated on January 20, 2017 under the name of “Yun Han International Limited”, Golden Metropolis International Limited is a limited liability company formed under the laws of British Virgin Islands. We changed our name from “Yun Han International Limited” to “Golden Metropolis International Limited” on October 6, 2017. We completed a reorganization of our legal structure on September 26, 2017, on which date our prior shareholders Minpei Zha and Zuoliang Zha transferred 35,000 and 15,000 ordinary shares, respectively to our current parent entity Wenhan Consulting Limited (“Wenhan Consulting”). As part of the legal restructuring, we also formed wholly-owned subsidiaries Hong Kong Hansheng Limited (“HK Hansheng”), Jiangsu Aiwen Investment Co. Ltd. (“Jiangsu Aiwen”) and Jiangsu Wenhan Investment Co. Ltd. (“Jiangsu Wenhan”). Mr. Zuoliang Zha, our Chairman of the Board, is currently the controlling shareholder of Wenhan Consulting. Prior to the reorganizaiton, Mr. Zuoliang Zha, together with his son, Mr. Minpei Zha, who is the Chief Executive Officer (“CEO”) of the Company (collectively the “Controlling Group”), owned 100% of Wuxi Jincheng Curtain Wall Co. Ltd. (“Wuxi Jincheng”). On June 16, 2017, the Controlling Group transferred their 100% ownership interest in Wuxi Jincheng to Jiangsu Aiwen and Jiangsu Wenhan, which are 100% owned by Hansheng, respectively. After the reorganization, Wuxi Jincheng has become a wholly-owned subsidiary of our company and our parent entity Wenhan Consulting.

Since the Company and its subsidiaries are effectively controlled by the same group of the controlling shareholders before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statement.

Under its memorandum of association, we are authorized to issue 50,000 ordinary shares of a single class, par value $1 per ordinary share. Upon formation of our company, Mr. Minpei Zha and Mr. Zuoliang Zha received 35,000 and 15,000 Ordinary Shares, respectively. On September 26, 2017, as part of the reorganization described above, both individuals entered into equity interest transfer agreements with Wenhan Consulting and transferred all of their respective shareholding to Wenhan Consulting. As a result, we are now a wholly-owned subsidiary of Wenhan Consulting, which is controlled by Mr. Zuoliang Zha.

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HK Hansheng was incorporated on March 31, 2017 under the law of Hong Kong SAR. The registered share capital is HKD 10,000, with 100% of the equity interest held by our Company. HK Hansheng is currently not engaging in any active business and merely acting as a holding company.

Jiangsu Aiwen was incorporated on June 5, 2017 in Wuxi under the laws of the People’s Republic of China. A wholly-owned subsidiary of HK Hansheng and a wholly foreign-owned entity under the PRC laws, Jiangsu Aiwen’s registered capital is USD 10,000,000 and the registered principal activitivity of the company is foreign outbound investments. Jiangsu Aiwen currently hold 99% of total outstanding shares of our operating company, Wuxi Jincheng. Jiangsu Aiwen is currently not engaging in any active business and merely acting as a holding company.

Jiangsu Wenhan was incorporated on June 2, 2017 under the laws of the People’s Republic of China. A wholly-owned subsidiary of HK Hansheng and a wholly foreign-owned entity under the PRC laws, Jiangsu Wenhan’s registered capital is USD 10,000,000 and the registered principal activitivity of the company is foreign outbound investments. Jiangsu Wenhan currently hold 1% of total outstanding shares of our operating company, Wuxi Jincheng. Jiangsu Wenhan is currently not engaging in any active business and merely acting as a holding company.

Wuxi Jincheng was incorporated on January 9, 1993. Wuxi Jincheng’s registered and paid in capital is RMB 80,000,000. Through equity transfers, Wuxi Jincheng are currently held by Jiangsu Aiwen and Jiangsu Wenhan. Its principal activity is designing, processing, and installation of doors, windows, and curtain walls, and installation of steel structures. Company’s legal representative is Minpei Zha and its registered address is No. 229 Changjiang East Road, Shuofang, Xinwu District, Wuxi, Jiangsu Province, P.R. China.

Our Products and Services

Curtain Wall Systems

A curtain wall system is a building facade system that hangs on the structure of a building to protect its occupants from natural discomforts. It is characterized by being non-load bearing and is generally made of aluminum, glass, granite and other cladding materials.

Curtain wall systems are widely used for offices, public or functional buildings, hotels, shopping centers and residential buildings. The popularity of curtain wall systems stems from its reduced construction period and cost, lightweight nature, simplification of temporary construction and strong performance. Specifically it has the following advantages over other wall constructions:

●	Reduction of construction period and cost. By fabricating construction materials in a factory during the early stages of construction, we can reduce the duration of the entire construction process and cost through the immediate installation of construction materials after the structure is completed.

●	Lightweight. Lighter than other exterior materials such as cast-in-place concrete and brick, curtain wall systems reduce the weight of the building and saves considerable costs required for the foundation or structure of the building.

●	Simplification of temporary construction. Curtain wall systems allow work to be implemented without large scaffolding, making it possible to simplify the temporary construction.

●	Strong performance. Curtain wall systems have an excellent control function as a filter to adjust and isolate flows from all the external forces that influence the indoor conditions.

Categorized by Framework Solutions

To fit a specific clients’ project, whether big or small, we process door, window and steel pieces to help our clients achieve their goals. We have various types of framework solutions to fit projects which have distinguished sizes and shapes. We have an expertise in engineering which allows us to tailor framework solutions to fit projects with specific budgets and construction period requirements.

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Unitized Curtain Wall Systems. This system is composed of large glass units that are created and glazed within a factory and then sent to the construction site. Once on site, the units can then be hoisted onto anchors connected to the building. High quality, due to tight tolerances of fabrication in a climate-controlled environment, is only one hallmark of this type of system. Since there is no on-site glazing, another major benefit of using a unitized system is the speed of installation. The system can be installed in aproximately one-third of the time of a stick-built system. This system is well suited for cases where there is a large volume of prefabricated unitized panels required, where there are higher field labor costs (thereby shifting the labor to a more cost-effective factory work force), where higher performance is needed (for wind loads, air/moisture protection, seismic/blast performance), for taller structures and even for regular conditions which want panel optimization.

Stick-built Curtain Wall Systems. A stick built curtain wall refers to the method of construction by which the curtain wall is assembled on site, piece by piece. The manufacturer delivers each individual component; glass, mullion, spandrel and glaziers assemble the curtain wall directly on the structure. The advantage of a stick built system comes from its cost savings over a unitized system. On a small project, the scale is too small to make it economical to prefabricate panels, so the added on-site time and cost is worth the higher unit cost associated with a small scale unitized system. For this reason, stick built systems are typically used on small to mid-sized projects.

Point-fixed/supported Systems. This system consists of tempered glass with holes for attachment to the structure by using bolted fittings. The face glass is hung off of the back-up structure in most cases, which can be glass fins, steel members or stainless steel cables. The desire for architects and building owners to reduce the visible barrier between the outside and the inside of the building for occupants and visitors has been largely satisfied with point supported structural glass systems.

Other Systems. We tailor solutions to meet our client’s demands for a specific project. Below is a chart illustrating some of our framing solutions developed to support our clients’ projects.

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Categorized by Curtain Wall Materials

Depending on project requirement, we are able to process curtain wall pieces based on various materials, as follows.

Window and Door Systems

We refine window and doors into those with advanced performance in sound proofing, heat insulating, air tightness, water tightness, and wind pressure resistance. The following sets forth some of the product category and features.

Product Category	Series Name	Product Features
SWING Aluminum	NFAC52TT	Sound Proof Performance: RW=34~37db
Door/Window Systems	NFAC55TT	Airtightness: Grade 8 (GB/T7106-2008)
	NFAC60TT	Heat-insulating Performance: Uf=1.8~2.4W/m2k
	NFAC70TT	Water Tightness: Grade 6 (GB/T7106-2008)
Wind Pressure Resistance: Grade 9 (GB/T7106-2008)

SLIDING Aluminum	NFAS60TT	Sound Proof Performance: RW=33~37db
Door/Window systems	NFAS83TT	Airtightness: Grade 6 (GB/T7106-2008)
	NFAS90TT	Heat-insulating Performance: Uf=2.1~3.2W/m2k
	NFAS95TT	Water Tightness: Grade 5 (GB/T7106-2008)
Wind Pressure Resistance: Grade 8 (GB/T7106-2008)

PLASTIC-STEEL	NFPC60	Sound Proof Performance: RW=42~44db
Door/Window Systems		Airtightness: Grade 8 (GB/T7106-2008)
(include swing and sliding)	NFPC70	Heat-insulating Performance: Uf=1.6~2.3W/m2k
Water Tightness: Grade 6 (GB/T7106-2008)
Wind Pressure Resistance: Grade 9 (GB/T7106-2008)
	NFPS62	Sound Proof Performance: RW=39~40db
Airtightness: Grade 6 (GB/T7106-2008)
	NFPS88	Heat-insulating Performance: Uf=1.9~2.4W/m2k
Water Tightness: Grade 5 (GB/T7106-2008)
Wind Pressure Resistance: Grade 9 (GB/T7106-2008)

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End to End Services

In response to our clients’ needs, we have adopted advanced working methods and contracting strategies that facilitate our services in the most efficient and economical manner early in the design process.

Concept Stage Services

The ultimate success of a challenging building program is often rooted in the conceptual design. The decisions made during concept development can have just an important an impact as the design and construction progress. This is also the time when the design team is often working with the least information. Our vast experience and skill set is often used by the design team early in the process in the form of:

●	Facade Concept Development

●	Design Development

●	Continuous Estimating

●	Constructability Review

●	Facade System Analysis

●	Advanced Visualization and Simulation

On-site Services

Project management is an empowered function at Golden Metropolis and we believe is it the key to our success. Our project management teams lead design development, production engineering, fabrication, assembly and field operations, bridging these various activities to form an organized, unified continuum of project development throughout the design and building process.

Our supply chain is a significant asset that we provide to our clients who receive the benefit of the most competitive possible cost independent of the fluctuations of local market conditions. In order to provide optimum solutions to our clients’ needs, it is important that we are able to procure materials and services from a national market providing the best combination of quality, lead-time and cost.

We have secured many of our projects based on our clear and convincing installation strategy. Constrained urban sites with ambitious building programs present perhaps the biggest single challenge in the entire building process. Virtually every aspect of the facade design must be considered with respect to the building site, with many design decisions ultimately constrained by the realities of the project. Our success as a provider of curtainwall systems for the ambitious building projects results in large measure from our ability to design, engineer, fabricate, assemble and deliver a product in support of a superior installation strategy, a product that goes together faster and cheaper on the building site.

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Post-construction Services

When a project is completed we maintain a record for each project and hold each individual accountable for the section they were responsible to in order to keep track of the whole process. In most cases, we offer a 5 year warranty for our projects and usually deposit 3% - 5% of the total proceeds we receive from the project to the Warranty Fund until the warranty expires to ensure that our clients are covered in any scenario. We respond to our clients’ request for repair, replacement and any emergency incidents to hold ourselves accountable for each project.

Our Growth Strategy

Our mission is to provide consistent top quality professional engineering services for construction and related activities to a balanced mix of public and private clients. We are committed to high standards of client service, staff development, ethical practice and reasonable profit. Our clients will seek us out for our reputation as a truly integrated engineering firm whose ability to collaborate extends beyond our own walls to embrace our clients, the entire project team and the surrounding community. We have been recognized for our design excellence, systems integration and commitment to sustainability. We also seek to add value through innovation and creativity, aligning ourselves with our clients’ goals, delivering services that meet their quality, schedules and cost objectives.

Curtain walls reduce construction time as the duration of the fabrication processes is shorter that other types of wall construction. It reduces costs as the materials used in curtain walls are lightweight compared to other exterior wall construction materials such as bricks, stones, and concrete. Curtain walls also provide protection from harsh weather conditions as well as to reduce the damage caused by natural disasters such as earthquakes and hurricanes.

To maintain the growth of our business and sustain our leading position in the market, we anticipate to rely on these key drivers as part of our growth strategy:

●	Breaking into commercial and public building interior designing and decorating market which is a market supplementary to our current business landscape and is expected to create synergistic business.

●	Expand our sales network into greater Beijing region (including the city of Beijing, Tianjin and Hebei Province) and establish our presence in mid-western China by 2020 to stimulate our revenue growth.

●	Improving heat-insulation and airtightness performance of our curtain wall and window products to achieve even higher energy-saving performances.

Long Term Opportunities

Rapid urbanization and economic growth have led to the construction of skyscrapers in numerous cities across China. Construction of ultra-high-rise buildings (more than 300 meters in height) have also become common in the country. China is likely to dominate the global high-rise building market until 2020, accounting for approximately 72% of the total number of high-rise office buildings worldwide and with more than 50% of the buildings coming up in two-tier cities in the same period.

We believe that multiple renovation projects across China, such as the façade renovation project of the Hengshan Fang Historical Area Regeneration Program in Shanghai, will add to the demand for curtain walls in China over the next four years. Technavio research shows, the curtain wall segment for commercial buildings in China was worth USD 36 billion in revenues in 2015, and it is predicted to reach an impressive CAGR of over 20% in the next four years. Increased government spending on travel and tourism will boost construction activities in the country.

China is one of the leading manufacturers of curtain wall systems in the world. It is increasingly turning to Public Private Partnership (PPP) models, the cooperative financial and infrastructural arrangements between public and private sectors, to reduce the financial burden on the government. We believe that the increase in public and private investments in China, coupled with contribution from foreign investors is boosting the growth of the global construction market. For instance, in May 2015, the National Development and Reform Commission (NDRC) invested USD 322 billion in infrastructural construction projects across China. China also announced the participation of private investors in 1,043 proposed projects through PPP during the same period.

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In addition to the items noted above, we believe that the demand for energy efficiency is also expected to become a major driver of the growth of the construction and curtain wall industry in the PRC in the future. According to the Synovate Report, it is expected that the PRC government will allocate funds to renovate the existing curtain walls of public buildings in a total area of approximately 200 million square meters to switch to energy-saving curtain walls, and it is estimated that there will be an increase in demand of approximately 10 million square meters annually by 2020.

Competitive Advantages

The curtain wall industry is strictly regulated by the Ministry of Construction and therefore presents a significant barrier to entering this market. For a new company to enter this market, such company would need to possess certain qualifications and certificates including, but not limited to, Curtain Wall Construction Contracting Qualification and Curtain Wall Construction Designing Qualification. Those qualifications require a licensed company to have and maintain a certain level of registered capital, completed projects, employee profession structure, equipment and machinery and experiences in the industry.

Regulated by Curtain Wall Contracting Standard, imposed by the Ministry of Construction, companies with Level I Curtain Wall Construction Contracting Qualification are qualified to contract with any curtain wall construction project, while the Level II and Level III Qualifications are subject to limitations as illustrated in the following table.

Level II Qualification	Limitations

Single Contract Value	< 5 times of Licensed Company’s Registered Capital

Total Curtain Wall Size	< 8,000 m2

Building Height	< 80m

Level III Qualification

Single Contract Value	< 5 times of Licensed Company’s Registered Capital

Total Curtain Wall Size	< 3,000 m2

Building Height	< 30m

We possess the following qualifications that differentiate us from other competitors:

1.	Level I Curtain Wall Contracting Qualification

2.	Class A Curtain Wall Designing Qualification

3.	Level II Steel Structure Construction Qualification

4.	Level II Building Decoration Engineering Qualification

5.	Level I Building Door & Window System Production Qualification

6.	Level I Building Door & Window System Installation Qualification

Our comprehensive qualifications enable us to not only contract with a wide-range of projects but also demonstrate to our clients our proven construction and engineering capabilities.

Entering the curtain wall industry requires significant upfront capital due to the large initial investment and strong financial capabilities required to set up and operate a manufacturing business equipped with advanced technology and research and development capabilities. Setting up and operating a curtain wall business requires a significant investment and financial support in order to pay for the technology, equipment, specialists and factory production facilities.

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A common practice in the construction industry, the contractor is usually required to deposit a certain amount of cash proportionate to the project size which can tighten up available working capital for the company to service multiple projects at the same time. Additionally, the EPC Model (Engineering-Procurement-Construction Model) is becoming more prevalent in China which is a particular contracting arrangement whereby the EPC Contractor is made responsible for all the activities from the design, procurement, construction, to commissioning and handover of the project to the End-User or Owner. The financial barrier is further raised as following the EPC Model generally requires even higher levels of cash deposit compared to traditional contracting arrangements due to the wide-range of responsibilities the contractor will undertake as part of the project. As a result, curtain wall companies that possess strong financial capabilities are best positioned to capture future growth opportunities.

The curtain wall industry is a technology-intensive industry as it is the crossing point of various technical fields, including architecture, material science, steel structure, mechanics and aesthetics. New companies to the industry must be well equipped to meet the specifications and requirements on a variety of projects. It is therefore important for competitors to possess the technological capabilities to serve high-end projects which require particular functionality in the curtain walls, such as membrane structures and energy-saving functions.

In the construction industry, reputation and proven success record are particularly important in the consideration of project quality and safety as the cost to fix problems after the construction is complete is enormous. For most projects, the contractor is commonly required by the project owner to have completed a certain number of projects within the past 3 years. The past records and results are critical factors that the project owner or general contractor will consider when selecting curtain wall contractors. With more than 20 years of experience in this industry we believe that our past success is an advantage we hold over new companies trying to enter the industry.

Strategies and Implementation

Interior design, unlike exterior (or curtain wall) design, seeks to optimize and harmonize the uses to which the built environment will be placed. This area is complimentary to our current business landscape as we have seen increasing successful cases where the consolidation of exterior designing and interior designing created synergy work together. We believe this synergistic effect is due to the following factors:

1.	Cost and construction period reduction due to elimination of intermediaries

2.	Higher quality consistency because of reduction of subcontractors

3.	Better coordination due to reduction of participating parties

We have obtained the required certificate, the Level II Building Decoration Engineering Qualification, to practice in this marketplace as a compliment to our core services. Additionally, in order to accelerate our growth in this market we plan to acquire one or two companies which have operations, networks and great experiences in this industry. We believe once these businesses are merged with our current business, we will be able to provide more comprehensive and flexible services and products to our clients, and thus makes us even more competitive in this industry. At this time we have not signed any agreements with any companies in this industry and can give no assurance that this will be completed.

Headquartered in Wuxi for more than 20 years and with offices in Shanghai and Nanjing, we have a solid foundation in Shanghai, Jiangsu province, and the neighboring areas. We plan to set up another office in one of the northern cities of Jiangsu province to increase our market share in this region.

On the basis of enhancing our position into the local provinces, we plan to expand our presence to the Beijing-Tianjin-Hebei (BTH) region which is China’s political center which is going through significant environmental improvement and economic transition. We plan to expand our existing sales team in Beijing and possibly setting up an extra manufacturing facility in BTH region. The goal is to increase sales revenue generated from this region to $19 million USD by 2020. Additional emerging markets we have identified are the 4 provinces that are located in the mid-western areas of China, Shaanxi, Gansu, Sinkiang, and Tibet. Benefited by the One-Belt-One-Road initiative, we believe this region will see enormous growth in the next 5 years. We plan to set up an office in one of the cities in this region to cover the 4 provinces and explore and develop the local market and our goal is to have revenue generated from this region reach $19 million USD by 2020.

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As defined by Passive House Institute US (PHIUS), passive building comprises a set of design principles used to attain a quantifiable and rigorous level of energy efficiency within a specific quantifiable comfort level. “Maximize your gains, minimize your losses” summarizes the approach. To that end, a passive building is designed and built in accordance with these five building-science principles:

●	Employs continuous insulation throughout its entire envelope without any thermal bridging.

●	The building envelope is extremely airtight, preventing the infiltration of outside air and loss of conditioned air.

●	Employs high-performance windows (typically triple-paned) and doors.

●	Uses some form of balanced heat- and moisture-recovery ventilation and a minimal space conditioning system.

●	Solar gain is used to exploit the sun’s energy for heating purposes in the heating season and to minimize overheating during the cooling season.

(Source: PHIUS)

As reducing carbon footprint and energy consumption has become mainstream in today’s society we believe the concept of passive house has great potential in the future to reconcile the conflict between the rapid urbanization and the environmental concerns. We plan to invest in order to formulate more economical façade solution suitable for passive houses at minimal additional cost by improving the thermal insulation to passive-house quality.

Customers and Suppliers

Customers

Our products are mostly used by end users in the construction industry. Our clients scatter in diverse industries including, but not limited to, public infrastructure development, real estate development, hospitality and hospital. We consider our major customers in each period to be those customers that accounted for more than 10% of overall revenues in such period. We did not have any single client accounting for more than 10% of sales revenue for the fiscal year ended December 31, 2016 and 2015 and six months ended June 30, 2017 and 2016.

Suppliers

We consider our major vendors in each period to be those vendors that accounted for more than 10% of overall purchases in such period. We did not have any single vendor accounting for more than 10% of our supplies for the fiscal year ended December 31, 2016 and 2015 and six months ended June 30, 2017 and 2016. We purchase raw materials on the market at prevailing market prices. We purchase from a variety of suppliers and believe these raw materials are widely available. If we were unable to purchase from our primary suppliers, we do not expect we would face difficulties in locating another supplier at substantially the same price. We have secure and efficient access to all the raw materials necessary for the production of our products. We believe our relationships with the suppliers of these raw materials are strong. While the prices of such raw materials may vary greatly from time to time, we believe we could hedge such risk by adjusting our price, or absorb the higher cost at times if necessary.

Research and Development

We are committed to research and development in order to maintain the competitive edge of our company. We believe that innovations will help our Company achieve its long-term strategic objectives. Our research and development efforts are an integral part of our operations and the core of our competitive advantage and differentiation strategy.

The Research and Development team consists of dedicated engineers, researchers and analysts focusing on improvement of current products, innovation of new products and creation of new concepts. Quality control is an important aspect of the team’s work and ensuring quality at every stage of the process has been a key driver in maintaining and developing brand value for the company.

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Our Property

There is no private land ownership in China. Individuals and entities are permitted to acquire land use rights for specific purposes. We were granted land use rights for our facilities in Wuxi. Following is a list of our properties, all of which we own the land use rights to:

No.	Property	Duration of Land Use Rights	Space (m2)	Ground Floor Area (m2)
1	229 East Changjiang Road	April 27, 2016 to October 29, 2053	34,585.31	30,759.5
2	Dongjiang Town Nanjiao Village	April 25, 2000 to April 25, 2050	2,147.3	-
2	Dongjiang Town Nanjiao Village	April 25, 2000 to April 25, 2050	2,854.5	-

Our property in 278 Suxi Road, Binhu District, Wuxi, Jiangsu Province, People’s Republic of China 214123 is our central office and manufacturing facility. At this location, we have a variety of heavy equipment required to produce our products and laboratory equipment for research and development. None of our properties are encumbered by debt, and we are not aware of any environmental concerns or limitations on the use of our properties for the purposes we currently use them or intend to use them in the future.

Intellectual Property

Patent

We rely on our patents to protect our domestic business interests and ensure our competitive position in our industry. The issued patents we hold are as follow:

No.	Patent Name	Patent Code	Application Date	Category
1	Embedded glass pallet	CN201210121727.6	4/24/2012	Invention Patent
2	A cable system with rounded roofs	CN201110341210.3	11/1/2011	Invention Patent
3	An external window system with dual chamber structure	CN201520007924.4	1/7/2015	Utility Patent
4	Exposed-frame Curtain Wall with extended outside frame	CN201420455278.3	8/13/2014	Utility Patent
5	Curved aluminum alloy window frame for exposed-frame curtain wall	CN201420554401.7	9/25/2014	Utility Patent
6	A glass curtain with wall lighting ceiling	201620418796.7	7/21/2016	Utility Patent
7	A steel structure for glass curtain wall system	201620418797.1	5/10/2016	Utility Patent
8	A ceramic brick and stainless steel stick supporting system	201620777706.3	7/22/2016	Utility Patent
9	A dry-hanging curved stone panel anti-seismic system	201620777832.9	7/22/2016	Utility Patent
10	A rotatable frame for supporting the roofing system	201620797015.X	7/27/2016	Utility Patent
11	A dual-use frame for glass curtain wall structure	201620880158.7	8/15/2016	Utility Patent
12	A splicing system for special shaped glass curtain wall	201620832256.3	8/3/2016	Utility Patent
13	A angled splicing unitized curtain wall system	201620832448.4	8/3/2016	Utility Patent
14	A single-layer aluminum curtain wall with adjustable grid and adjustable installation angle	201620866315.9	8/11/2016	Utility Patent
15	A frame structured glass curtain wall	201620884630.4	8/16/2016	Utility Patent
16	A new type of fastening-free glass tray system	201620797014.5	7/27/2016	Utility Patent
17	A unitized single-layer aluminum curtain wall structure	201620914291.X	8/22/2016	Utility Patent
18	Window frame profiles (Dongfeng 60 standard window system)	CN201430419338.1	10/30/2014	Design Patent
19	Glass curtain wall (Songshan)	201630097825.X	3/29/2016	Design Patent
20	Glass curtain wall fan-style profile	201630097824.5	3/29/2016	Design Patent
21	Curtain wall profiles (III)	201630097832.X	3/29/2016	Design Patent
22	Curtain wall profiles (I)	201630097835.3	7/21/2016	Design Patent
23	Curtain wall profiles (V)	201630097830.0	3/29/2016	Design Patent
24	Curtain wall profiles (IV)	201630097831.5	3/29/2016	Design Patent
25	Curtain wall profiles (II)	201630097834.9	3/29/2016	Design Patent
26	Unitized curtain wall splicing strip	201630365383.2	8/3/2016	Design Patent
27	Fastening-free glass tray system	201630365385.1	8/3/2016	Design Patent
28	Rotatable and adjustable glass base system	201630365395.5	8/3/2016	Design Patent
29	Dual-purpose frame bracket (for glass curtain wall)	201630421824.6	8/25/2016	Design Patent
30	Glass curtain wall (Shan Shui Zhi Jian)	201630097829.8	3/29/2016	Design Patent
31	Glass curtain wall (Wan Shi Ru Yi)	201630097828.3	3/29/2016	Design Patent
32	Glass curtain wall (Fu)	201630097827.9	3/29/2016	Design Patent
33	Installing aluminum panel to angled aluminum mullion	201630421915.X	8/25/2016	Design Patent
34	Rotatable aluminum connector	201630365652.5	8/3/2016	Design Patent

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Description of Chinese Patent Categories:

Invention patents

As in Europe, this type of patent is granted for new technical solutions or improvements to a product or a process with practical applicability.

Utility patents

Granted for new technical solutions or improvement with a lower degree of ‘inventiveness’ than Invention patents, i.e., products with a new shape or structural physical features. Utility Models are also sometimes called ‘Utility Patents’ or ‘Petty Patents’ in other countries.

Design patents

Granted for innovations in the external features of a product, encompassing any of the following features: Shape; Pattern; Shape and Pattern; Shape and Color; Shape, Pattern and Color. Innovations must also be “fit for industrial application” (i.e., specifically usable by industry, producible in batches, etc.).

Our Employees

As of November 30, 2017, we employ a total of 232 employees working in 11 departments including within management, within the CEO Administration Office, within the Sales Department, within the Engineering Department, within the Product Safety Department, within the Business Bidding Department, within the Organizational Administration Office, within the Finance Department, within the Result Control Department, within the Technology Department, within the Purchasing Department, and within the Production Department. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages. We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. All of our employees are covered by worker compensation insurance arising from any job-related injuries. Generally, we believe that we are in material compliance with the relevant PRC employment laws.

Legal Proceedings

We are involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. Although we cannot provide any assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on our Company, we believe that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity.

On December 16, 2016, Jiang Jianquan, an individual, filed a lawsuit to the People’s Court of Huaian Economic and Technology District to sue Luo Dongyu, an individual, for an arrear payments for RMB 4,144,200 (Approximately USD 596,900) and payments for RMB 2,536,800 (Approximately USD 365,400) for one construction project. Jia Jianquan also claimed that Wuxi Jincheng shall bear joint liability. The case is still in the trial process. Due to the fact that this case is mainly about dispute between Jiang Jianquan and Luo Dongyu, the Company estimates that there will be no liability to the Company.

On September 25, 2015, the Company entered into a legal litigation with Beijing Haojing Construction Material Technology Ltd. (“Haojing”). Haojing filed a lawsuit to the People’s Court of Beijing Daxing District for the payment of RMB1,044,785 (Approximately USD 150,500) for the goods purchased and the related legal fees. On December 7, 2015, the People’s Court of Beijing Daxing District transferred the case to the People’s Court of Beijing Fengtai District. On April 26, 2016, Wuxi Jincheng filed a countercharge to against Haojing for the defective products supplied by Haojing and the delay of fulfilling the contract. Wuxi Jincheng is seeking the compensation from Haojing for the loss of totalling RMB 1,148,937 (Approximately USD 165,500). The case is still in the trial process and the final appraisal for the defective products is not released.

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On December 1, 2015, Wuxi Jincheng entered a legal litigation with Litian Dacheng for payment of totalling RMB19,246,512 (Approximately USD2,770,000). Litian Dacheng subsequently made the payments of RMB12,044,830 (Approximately USD 1,735,000) to Wuxi Jincheng, with the remaining balance unpaid. On January 13, 2017, Litian Dacheng filed a countercharge and claimed that the total contract price of RMB19,246,512 was an unilateral calculation. Wuxi Jincheng objected the claim and submitted the project completion assessment report issued by Litian Dacheng as an evidence. The court is currently verifying the authenticity of the assessment report.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

Chinese Laws and Regulations

Chinese Laws and Regulations

Regulation on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on January 1, 1987 and were amended on August 27, 2009, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

In 1993, the General Principles of the PRC Civil Law were supplemented by the Product Quality Law of the PRC (as amended in 2000 and 2009) and the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009), which were enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

The PRC Tort Law was promulgated on December 26, 2009 and became effective from July 1, 2010. Under this law, a patient who suffers injury from a defective medical device can claim damages from either the medical institution or the manufacturer of the defective device. If our products and installation and construction services injure a patient, and if the patient claims damages from the medical institution, the medical institution is entitled to claim repayment from us. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation on Foreign Exchange Control

Foreign exchange in China is primarily regulated by:

●	The Foreign Currency Administration Regulations (1996), as amended on January 14, 1997 and August 5, 2008; and

●	The Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Foreign Currency Administration Regulations, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions. Conversion of Renminbi into foreign currency for capital account items, such as, loans, investment in securities and repatriation of investments, however, remains subject to the registration of the SAFE or its local counterparts as required by law. Under the Administration Rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of current account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law. Capital investments directed outside of China by foreign-invested enterprises are also subject to restrictions, which include registration filing with MOFCOM. If the investment is made to the sensitive countries, districts, or industries, it needs to be approved by MOFCOM.

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The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi will be permitted to fluctuate within a band against a basket of certain foreign currencies. We receive a significant portion of our revenue in Renminbi, which is not a freely convertible currency. Under our current structure, our income will be primarily derived from dividend payments from our subsidiaries in China. Even though we may remit the income from China to anywhere we want, the fluctuation of exchange rate may be a disadvantage to us if Renminbi depreciated.

Regulation on Foreign Exchange Registration of Offshore Investment by PRC Residents

The Notice on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, promulgated by SAFE on July 14, 2014 and designed to replace the former circular commonly known as “Notice 75”, requires registration of PRC residents with local branches of SAFE with respect to their direct establishment or indirect control of an offshore entity (referred to in Notice 37 as “special purpose vehicle.”), where such offshore entity are established for the purpose of overseas investment or financing, provided that PRC residents contribute their legally owned assets or equity into such entity.

Notice 37 further requires amendment to the registration where any significant changes with respect to the special purpose vehicle capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

Regulation on Dividend Distributions

Our PRC subsidiaries, Jiangsu Aiwen and Jiangsu Wenhan, are wholly foreign-owned enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

●	Corporate Law (1993) as amended in 2005 and 2013;

●	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

●	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

●	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. Our Company’s reserve fund has not yet reached this level. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. See “Taxation.”

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M&A Rules and Regulation on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

While the application of the M&A Rules remains unclear, our PRC counsel, Gaopeng & Partners, have advised us that, based on their understanding of the current PRC laws and regulations as well as the notice announced on September 21, 2006:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures under the M&A Rules; and

●	despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and

●	Our business operations in China do not belong to a prohibited industry by foreign investment; and

●	Our M&A to our Chinese subsidiary companies have all obtained properly the approval from local governmental authorizations; and

●	Our BVI company is not established by a Chinese citizen. Accordingly, although the purpose of BVI incorporation is for overseas listing, the M&A rule should not apply to us.

Our PRC counsel also advises us, however, that there is still uncertainty as to how the M&A Rules will be interpreted and implemented. If the CSRC or other PRC regulatory agencies, subsequently determine that CSRC approval was required for this offering, we may need to apply for remedial approval from the CSRC and we may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, even though our PRC counsel believes the probability for the aforementioned actions is small, if you engage in market trading or other activities in anticipation of, and prior to, settlement and delivery, you do so at the risk settlement and delivery may not occur.

In addition, if the CSRC later requires that we obtain its approval for this offering, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding the CSRC approval requirements could have a material adverse effect on the trading price of our Ordinary Shares.

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Restriction on Foreign Ownership

The principal regulation governing foreign ownership of businesses in the PRC is Guidance Catalogue for Industrial Structure Adjustments (2015 edition), effective as of April 10, 2015 (the “Catalogue”). The Catalogue classifies the various industries into three categories: encouraged, restricted and prohibited. Our company’s primary market is the hardware manufacturing industry. We are not engaged in any activities placing us in the encouraged, restricted or prohibited categories and so it could be inferred that we are engaged in a permitted industry for foreign investment. Such a designation offers businesses certain advantages. For example, businesses engaged in permitted industries:

●	are not subject to restrictions on foreign investment, and, as such, foreigners can own a majority interest in Sino-foreign joint ventures or establish wholly-owned foreign enterprises in the PRC;

●	provided such business has total investment of less than $100 million, are subject to regional (not central) government examination and approval which are generally more efficient and less time-consuming. Our current total investment is less than $100 million.

The National Development and Reform Commission and MOFCOM periodically jointly revise the Foreign Investment Industrial Guidance Catalogue. As such, there is a possibility that our company’s business may fall outside the scope of the definition of a permitted industry in the future. Should this occur, we would no longer benefit from such designation.

On January 19, 2015, China’s Ministry of Commerce issued a draft Foreign Investment Law. The effective date of the official publication of the law is yet unknown. In the draft, foreign investment in China will be classified into three categories: prohibited, restricted, and others. This idea of classification is similar as previously published Catalogue. If the foreign investment falls in the areas that are closely related to national security, then it will be prohibited; if the investment may have some impact on national security but could be controlled through conditions, then it can be done with restrictions or qualifications; if the investment falls outside of those two categories, then it will not need approval from China government to operate in China.

According to the current Catalogue, our company’s business does not fall in any prohibited or restricted industries. If China’s Ministry of Commerce adopts a list as same as the Catalogue along with the draft, the draft will have very limited impact on our business, if any. The probability that our business will be classified as prohibited or restricted industry is very low. However, If China’s Ministry of Commerce adopts a list by our business is prohibited or restricted, and it treats our business in China as foreign investment, we may face certain restrictions or even be prohibited to conduct business in China.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with SAIC.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

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Regulations on Trademarks

Trademarks are protected by the PRC Trademark Law adopted in 1982, as subsequently amended, as well as the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and 2013. The Trademark Office under the SAIC handles trademark registrations. Trademarks can be registered for a term of ten years and can be extended for another ten years if requested upon expiration of the first or any renewed ten-year term. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same type of or similar commodities or services, the application for such trademark registration may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use. Trademark license agreements must be filed with the Trademark Office or its regional offices. Meanwhile, we have successfully applied on our own name 21 trademarks.

Regulations on Patents

The PRC Patent Law provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The State Intellectual Property Office is responsible for examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. We have obtained 25 patents, all of which we have ownership of, including a number of those that were originally under the ownership of certain individuals affiliated with our Company through ownership transfer.

PRC Enterprise Income Tax Law and Individual Income Tax Law

Under the Enterprise Income Tax Law or EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

The SAT Circular 82 issued by the SAT in April 2009 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore incorporated enterprise is located in China. Pursuant to the SAT Circular 82, a PRC-controlled offshore incorporated enterprise has its “de facto management body” in China only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. The SAT Bulletin 45, in effect from September 2011, provides more guidance on the implementation of the SAT Circular 82 and provides for procedures and administration details on determining resident status and administration on post-determination matters. Although the SAT Circular 82 and the SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth there may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

Due to the lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Regarding other local taxes and VAT tax, please see the discussion in PRC Business Tax and PRC VAT Tax sections.

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Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. We have contributed to the basic and minimum social insurance plan. Due to a high employee turnover rate in our industry, it is difficult for us to comply fully with the law. While we believe we have made adequate provision of such outstanding amounts of contributions to such plans in our financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Management

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Zuoliang Zha	65	Chairman of the Board
Minpei Zha	37	Chief Executive Officer and Chief Financial Officer
[●]	[●]	Independent Director and Chairman of Audit Committee
[●]	[●]	Independent Director and Chairman of Compensation Committee.
[●]	[●]	Independent Director and Chairman of Nominating Committee

The business address of each of the officers and directors is 278 Suxi Road, Binhu District, Wuxi, Jiangsu Province, People’s Republic of China 214123

Zuoliang Zha. Mr. Zha has been the Chairman of the Board of the Company since the beginning. He has also been working as the CEO and then the Chairman of the Board of Wuxi Jincheng Curtain Wall Engineering Co., Ltd. since 1985. Before starting his own business, Mr. Zha was working as the technician, manager and director of Nanqiao Town Agriculture and Machinery Factory from 1970 to 1984. Mr. Zha graduated from high school in 1968. Mr. Zha is the Vice Chairman of Curtain Wall Construction Committee in China's Construction Decoration Industry, Executive Director of Jiangsu Provincial Decoration and Decoration Industry Association, Deputy Director of Jiangsu Provincial Decoration Industry Association Curtain Wall Engineering Committee, Deputy Director of the Metal Structure Committee of Jiangsu Construction Machinery Metal Structure Association, and Director of Wuxi City Decoration Association. Mr. Zha has also been nominated and honored the Senior Economist, National Outstanding Senior Entrepreneur in the Construction and Decoration Industry, Certified Senior Professional Manager in the Construction Industry, Outstanding entrepreneur in the Construction and Decoration Industry, Outstanding Entrepreneur in Jiangsu Province, Outstanding Entrepreneurs of Wuxi City Decoration Association. Mr. Zha has been in the industry for more than four decades and is experienced in management.

Minpei Zha. Mr. Zha has been the Chief Executive Officer of the Company since the beginning. He has also been working as Assistant CEO and then the CEO of Wuxi Jincheng Curtain Wall Engineering Co., Ltd. since September 2004. Mr. Zha obtained his bachelor degree in civil engineering in 2004 from Chongqing University. Mr. Zha is the Representative of National People's Congress of Binhu District, Member of National Committee of the People’s Political Consultative Conference of Xinwu District, Vice Chairman of China Building Decoration Association, Executive Director of Jiangsu Decoration Industry Association, and Director of Wuxi Decoration Industry Association. Mr. Zha has received many honors, including Senior Economist, Outstanding Entrepreneur of Jiangsu Province, and Excellent Entrepreneur of Wuxi Decoration Industry Association. Mr. Zha has extensive experience in engineering and management, and has participated and supervised the design of the many products of the Company.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There is no family relationship among any of our directors or executive officers.

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Board of Directors and Board Committees

Our board of directors currently consists of four directors, a majority of whom are independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this offering.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We currently do not have standing audit, nominating or compensation committees. Our board of directors handles the functions that would otherwise be handled by each of the committees. In connection with our initial public offering, we will establish three standing committees under the board: the audit committee, the compensation committee and the nominating committee. The audit committee will be responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors will review and make recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and will also administer our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nominating committee of the board of directors will be responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee will consider diversity of opinion and experience when nominating directors.

Upon the establishment of an audit committee, the board will determine which of the directors qualifies as an audit committee financial expert.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Ordinary Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

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Controlled Company

Our directors and officers currently own and will beneficially own a majority of the voting power of our outstanding common shares after the offering. Under the Rule 4350(c) of The NASDAQ Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors to be independent, as defined in The NASDAQ Capital Market rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See Risk Factors — As a “controlled company” under the rules of The NASDAQ Capital Market, we may exempt our company from certain corporate governance requirements that could adversely affect our public shareholders.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

Employee directors do not receive any compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each board of directors meeting attended.

Terms of Directors and Officers

All directors hold office until the next annual meeting of shareholders at which they would be recommended for re-election by the shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term as provided in the written agreement with our company, if any, and until his or her successor has been elected or appointed. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. Our officers are elected by and serve at the discretion of the board of directors.

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Limitation of Director and Officer Liability

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any indemnification provision may be held by the British Virgin Islands courts to be contrary to public policy (for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under our memorandum and articles of association, we may indemnify our directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our directors. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our board of directors as to whether such a person acted honestly and in good faith with a view to the best interests of the company and as to whether the person had no reasonable to cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. To be entitled to indemnification, such a person must have acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the person acted honestly and in good faith with a view to our best interests and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Code of Business Conduct and Ethics

We have adopted a code of ethics as of the date of this prospectus that applies to our principal executive officer, principal financial officer, directors and principal accounting officer as well as our employees. Our standards are in writing and are to be posted on our website at [●] prior to our listing on the Nasdaq Capital Market. The following is a summation of the key points of the Code of Ethics we adopted:

●	Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

●	Full compliance with applicable government laws, rules and regulations;

●	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	Accountability for adherence to the code.

Executive Compensation

Our board of directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers’ to our success. And our compensation committee approved our salary and benefit plans. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the year ended December 31, 2016 and December 31, 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Minpei Zha	2016	-	-	-	-	-
Chief Executive Officer and Chief Financial Officer	2015	-	-	-	-	-

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Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law. In the event of a breach or termination of the agreement by our company, we may be obligated to pay the employee twice the ordinary statutory rate. In the event of a breach or termination causing loss to our company by the employee, the employee may be required to indemnify us against loss. We have executed employment agreements with [●].

Director Compensation—Fiscal 2016 and 2015

During fiscal 2016 and 2015, no members of our Board of Directors received compensation in their capacity as directors.

Director Compensation—Non-Employee Directors

We plan to pay our independent directors an as-yet undetermined annual cash retainer. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities. For the years ended December 31, 2016 and 2015, we did not pay any non-employee directors because we did not have any non-employee directors.

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since January 1, 2016, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

The related parties consisted of the following:

Net amounts due to related parties consisted of the following as of June 30, 2017, December 31, 2016:

Name of related parties	June 30, 2017	December 31, 2016

Mr. Zha Zuoliang and Mr. Zha Minpei and their affiliates (“Zha Family”)	$16,604,750	$22,887,472
Total	$16,604,750	$22,887,472

This represented unsecured, due on demand and interest free borrowings between the Company and the shareholders and other individuals related to the shareholders. Mr. Zha Zuoliang, the Chairman of the Board, with his son, Mr. Zha Minpei, the CEO of the Company, are the ultimate Controlling Shareholders of the Company. Mr. Zha Minpei and Mr. Zha Zuoliang and their relatives periodically provide working capitals to support the Company’s operations when needed. The Company repaid $6,744,765 and $3,988,478 to Mr. Zha family during the six months ended June 30, 2017 and 2016, respectively. As of June 30, 2017 and December 31, 2016, the due to Mr. Zha family balance amounted to $16,604,750 and $22,887,472, respectively.

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Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the Prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

Our company is authorized to issue 50,000 ordinary shares, par value $1 per share. The number and percentage of Ordinary Shares beneficially owned before the offering are based on 50,000 Ordinary Shares issued and outstanding as of November 30, 2017. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of November 30, 2017 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at 1 Jinghua South Road, Wangzuo Plaza East Tower, Room 2112, Beijing, P.R. China 100020. As of the date of the Prospectus, we have one (1) shareholder of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership (1)	Pre-Offering Percentage Ownership (2)	Post- Minimum Offering Percentage Ownership		Post- Maximum Offering Percentage Ownership
Directors and Named Executive Officers:
Minpei Zha, Chief Executive Officer and Chief Financial Officer (3)	0	0%	0%		0%
Zuoliang Zha, Chairman of the Board	50,000	100%	[●	]%	[●	]%
All directors and executive officers as a group (6 persons)	50,000	100%	[●	]%	[●	]%

5% Beneficial Owners: None

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares. All shares represent only ordinary shares held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 50,000 Ordinary Shares issued and outstanding as of November 30, 2017

(3)	Minpei Zha has voting and dispositive power of 50,000 ordinary shares beneficially held by Wenhan Consulting Limited, a British Virgin Islands limited liability company.

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Description of Ordinary Shares

Golden Metropolis International Limited was incorporated on January 20, 2017 under the BVI Companies Act, 2004 under the name of “Yun Han International Limited” and as a company limited by shares. As of the date of hereof, the Company is authorized to issue 50,000 Ordinary Shares of $1.00 par value per share.

Neither our Articles nor Memorandum of Association provides for the director’s power, in the absence of a quorum, to vote compensation to themselves. All decisions about the compensation of directors will be recommended by the compensation committee, upon its formation, and approved by the board of directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association that will be in force at the time of the closing of this offering and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of BVI law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Each Ordinary Share in the Company confers upon the shareholder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Ordinary Shares.

Upon completion of the [●]:1 stock split, increase of our authorized shares and this offering, there will be between [●] (assuming the sale of [●] shares) and [●] (assuming the sale of [●] shares) Ordinary Shares issued and outstanding.

Listing

We plan to apply to list our Shares on the Nasdaq Capital Market under the symbol “WALL.” We have not applied and cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is expected to be [●].

Distributions

The holders of our Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

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Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorise any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

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Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the Ordinary Shares to which the notice relates.

Issuance of Ordinary Shares

Subject to the provisions of the BVI Act, our board of directors may authorise the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

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Inspection of books and records

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Two or more BVI companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in the merger or consolidation.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

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After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act for an order, inter alia, that his shares be acquired, that the company or any other person pay him compensation, that the Court regulate the future conduct of the company’s affairs, or that any decision of the company which contravenes the BVI Act or the company’s memorandum or articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.

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Indemnification of directors and officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any indemnification provision may be held by the British Virgin Islands courts to be contrary to public policy (for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our one of our directors; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith and with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions

Under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

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Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. Our memorandum and articles of association permit shareholders to act by written consent but provide that if a resolution of shareholders is approved otherwise that by unanimous written consent of all shareholders, a copy of the resolution must immediately be sent to each non-consenting shareholder.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BVI Act and our memorandum and articles of association provide that our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. We are not obliged under the BVI Act or any other law of the British Virgin Islands to call shareholders’ annual general meetings, but our memorandum and articles of association would permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, a director can be removed from office by a resolution of shareholders or a resolution of directors passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the shareholders or directors entitled to vote.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of shareholders or a resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Shares Eligible for Future Sale

Before our initial public offering, there has not been a public market for our Ordinary Shares. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise funds by issuing shares in the future.

The Ordinary Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

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In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares then outstanding, which will equal between [●] (assuming closing of a minimum offering) and [●] (assuming closing of a maximum offering) shares immediately after our initial public offering, or

●	the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. To the extent we sell a number of Ordinary Shares between the minimum and maximum offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to share incentive and underwriter shares) and dates on which such shares may be sold (as to currently outstanding shares).

Minimum Offering Shares	Date Available for Sale
Currently Outstanding Ordinary Shares: [●]	After 90 days from the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: [●]	After the date of this prospectus, these shares will be freely tradable.

Maximum Offering Shares	Date Available for Sale
Currently Outstanding Ordinary Shares: [●]	After 90 days from the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: [●]	After the date of this prospectus, these shares will be freely tradable

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material British Virgin Islands, Chinese and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. Unless otherwise noted in the following discussion, this section is the opinion of Ortoli Rosenstadt LLP, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Jiangsu Junjin Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.

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The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

Golden Metropolis is a tax-exempt company incorporated in the British Virgin Islands. Golden Metropolis and is subject to BVI law. Hong Kong Hansheng is subject to Hong Kong laws. The PRC subsidiaries are governed by PRC laws.

Our company pays PRC enterprise income taxes, value added taxes and business taxes in China for revenues from the PRC subsidiaries and is governed by BVI tax laws as to Golden Metropolis.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles. The Enterprise Income Tax Law (the “EIT Law”), effective as of January 1, 2008, enterprises pay a unified income tax rate of 25% and unified tax deduction standards are applied equally to both domestic-invested enterprises and foreign-invested enterprises. Under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25% on its global income. If the PRC tax authorities subsequently determine that we or any future non-PRC subsidiary should be classified as a PRC resident enterprise, then such entity’s global income will be subject to PRC income tax at a tax rate of 25%. In addition, under the EIT Law, payments from Jiangsu Aiwen, Jiangsu Wenhan or Wuxi Jincheng to us may be subject to a withholding tax. The EIT Law currently provides for a withholding tax rate of 20%. If Golden Metropolis is deemed to be a non-resident enterprise, then it will be subject to a withholding tax at the rate of 10% on any dividends paid by its Chinese subsidiaries to such entity. In practice, the tax authorities typically impose the withholding tax rate of 10% rate, as prescribed in the implementation regulations; however, there can be no guarantee that this practice will continue as more guidance is provided by relevant government authorities. We are actively monitoring the proposed withholding tax and are evaluating appropriate organizational changes to minimize the corresponding tax impact.

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According to the Sino-U.S. Tax Treaty which was effective on January 1, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigner in other nations, a rate 10% tax will be charged.

Our company will have to withhold that tax when we are distributing dividends to our foreign investors. If we do not fulfill this duty, we will receive a fine up to five times of the amount we are supposed to pay as tax or other administrative penalties from government. The worst case could be criminal charge of tax evasion to responsible persons. The criminal penalty for this offense depends on the tax amount the offender evaded, and the maximum penalty will be 3-7 years imprisonment plus fine.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles. However, since May 1st of 2016, the Business Tax has been incorporated into Value Added Tax in China, which means there will be no more Business Tax and accordingly some business operations previously taxed in the name of Business Tax will be taxed in the manner of VAT thereafter. In general, this newly implemented policy is intended to relieve many companies from heavy taxes under currently slowing down economy. In the case of the PRC subsidiaries, even though the VAT rate is 17%, with the deductibles the company may get in the business process, it will bear less burden than previous Business Tax.

British Virgin Islands Taxation

Under the BVI Act as currently in effect, a holder of Ordinary Shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the Ordinary Shares and a holder of Ordinary Shares is not required to pay any income tax in the British Virgin Islands on gains realized during that year on sale or disposal of such shares. The laws of the British Virgin Islands do not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands government on companies incorporated or re-registered under the BVI Act. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	bank;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares;

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Tax Treaties

As above mentioned, according to the Sino-U.S. Tax Treaty which was effective on January 1st, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigners in other nations, a rate 10% tax will be charged.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

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To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), 20% (for individuals in the 39.6% tax brackets) or 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending December 31, 2016. Our actual PFIC status for the current taxable year ending December 31, 2016 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income, defined as income from interest, dividends, rents, royalties, gains on property producing foreign personal holding company income and certain other income that does not involve the active conduct of a trade or business; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Ordinary Shares.

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If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. If the Ordinary Shares are regularly traded on The Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

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Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Enforceability of Civil Liabilities

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed [●]. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Jiangsu Junjin Law Firm, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Jiangsu Junjin Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

98

We have been advised by [●], our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. We have also been advised by [●]that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

Underwriting

We have entered into an underwriting agreement with Boustead Securities, LLC (the “Underwriter”). The Underwriter is not purchasing or selling any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but rather it has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the Underwriter, and the Underwriter has agreed to offer and sell, on a best efforts basis, at the public offering price a minimum of [●] Ordinary Shares and a maximum of [●] Ordinary Shares. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering.

The Underwriter must sell the minimum number of securities offered ([●] Ordinary Shares) if any shares are sold. The Underwriter is required to use only its best efforts to sell the securities offered. The offering will close or terminate, as the case may be, upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering amount of our offering is raised, or (ii) 90 days from the effective date (the “Effective Date”) of the Registration Statement (the “Termination Date”). On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

●	we will cause to be delivered the Ordinary Shares being sold on such closing date in book-entry form; and

●	we will pay the Underwriter their commissions.

Pursuant to an escrow agreement among us, the Underwriter and [●] (the “Escrow Agent”), as escrow agent, until at least [●] Ordinary Shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Escrow Agent and will be held by the Escrow Agent for such account. There will be a minimum subscription of $[●], which may be waived by Company. The Underwriter and we shall require all investor checks for payment for the securities to be made payable to “[●]” All subscription agreements and checks should be delivered to [●], Attention: Stephen Fay. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Underwriter do not sell at least [●] Ordinary Shares by the Termination Date, all funds will be returned to the investors in this offering by noon of the next business day after the termination of the offering without charge, interest or deduction. If this Offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the Ordinary Shares to purchasers. Unless purchasers instruct us otherwise, we will deliver the Ordinary Shares electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, as soon as practical upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

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Fees, Commissions and Expense Reimbursement

The Underwriter will collectively receive an underwriting commission equal to between $[●] in the case of a minimum offering and $[●] in the case of a maximum offering, representing seven percent (7%) of the gross proceeds to be raised in this Offering.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $[●] per share offering price.

	Per Share	Minimum Offering	Maximum Offering
Public Offering Price	$	$	$
Underwriting fees and commissions	$	$	$
Proceeds to Us, Before Expenses	$	$	$

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the Underwriting Agreement, we will pay our Underwriter a fee and commission equal to 7% of the gross proceeds raised in the offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal expenses in an amount not to exceed $75,000, $25,000 of travel expenses and $25,000 for a third party due diligence report incurred by the Underwriter in connection with the offering, corporate governance advisor and materials in an amount of $30,000 and costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm not to exceed $5,000. We will also be responsible for a financial advisory fee of $100,000. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’ fees and commissions, will be approximately $[●], all of which are payable by us.

The Underwriter intends to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the Nasdaq Capital Market are “covered securities.” If we were unable to meet the Nasdaq Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Lock-Up Agreements

We and each of our officers, directors, and all existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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Underwriters’ Warrants

We have agreed to issue to our underwriters warrants to purchase the number of ordinary shares in the aggregate equal to 7% of the gross proceeds received by the Company from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 100% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our underwriters, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of common stock at a price below the warrant exercise price.]

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

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Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We have applied to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “WALL.” We cannot assure you that our application will be approved. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts, mini-max” offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Expenses Relating to This Offering

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1332.15
Nasdaq Capital Market Listing Fee	[●]
FINRA	[●]
Legal Fees and Expenses	[●]
Accounting Fees and Expenses	[●]
Printing and Engraving Expenses	[●]
Miscellaneous Expenses	[●]
Total Expenses	$1332.15

Under the Underwriting Agreement, we will pay our underwriter a fee and commission equal to 7% of the public offering price multiplied by the shares sold in the offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable, non-accountable expenses of up to [●]% of the gross proceeds raised in the offering, in addition to its expenses relating to the Offering, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges and (ii) legal expense, up to $[●].

Legal Matters

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the ordinary shares offered hereby will be opined upon for us by Mourant Ozannes. Hunter Taubman Fischer & Li LLC is acting as counsel to the Underwriter. Certain legal matters as to PRC law will be passed upon for us by Jiangsu Junjin Law Firm. Ortoli Rosenstadt LLP may rely upon Jiangsu Junjin Law Firm with respect to matters governed by PRC law.

The current address of Ortoli Rosenstadt LLP is 501 Madison Avenue, 14th Floor, New York, NY 10022. The current address of Mourant Ozannes is Palm Grove House, PO Box 4857, Road Town, Tortola, British Virgin Islands. The current address of Jiangsu Junjin Law Firm is 5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu Province, 214000, PRC.

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Experts

The consolidated financial statements for the year ended December 31, 2016 and December 31, 2015, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of ZH CPA LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of ZH CPA LLP is 135 S State college Blvd., Ste 200, Brea, CA 92821, United States.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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GOLDEN METROPOLIS INTERNATIONAL LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Golden Metropolis International Limited

We have audited the accompanying consolidated balance sheets of Golden Metropolis International Limited and its subsidiaries (collectively, the "Company") as of December 31, 2015 and 2016, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2015 and 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ ZH CPA LLP

Brea, California

December 6, 2017

F-2

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	As of December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$10,635,100	$5,404,792
Restricted cash	290,831	574,152
Accounts receivable, net of allowance for doubtful accounts of $10,385,083 and $11,115,185, respectively	43,872,122	47,151,544
Costs and estimated earnings in excess of billings	29,259,164	37,921,562
Advance to suppliers	677,150	2,094,047
Inventories	641,823	1,200,030
Prepaid expenses and other receivables	1,495,158	3,027,047
Value added tax receivables	-	860,139

Total current assets	86,871,348	98,233,313
Property, plant and equipment, net	6,484,229	5,555,699
Intangible assets, net	267,992	300,858
Deferred tax assets	1,694,860	2,913,501
TOTAL ASSETS	$95,318,429	$107,003,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans	$7,921,648	$12,812,992
Bank notes payable	345,672	926,240
Accounts payable	29,109,628	34,323,244
Billings in excess of costs and estimated earnings	482,667	1,897,696
Other payables and accruals	15,052,771	22,925,058
Tax payable	1,483,225	487,178
Due to related parties	22,887,472	17,674,967
Dividend payable	1,131,477	1,194,835

TOTAL LIABILITIES	78,414,560	92,242,210

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Common Stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of December 31, 2016 and 2015	50,000	50,000
Additional paid-in capital	12,893,660	12,893,660
Statutory surplus	1,400,934	1,042,495
Retained earnings	4,476,269	1,563,555
Accumulated other comprehensive loss	(1,916,994)	(788,549)
Total stockholders’ equity	16,903,869	14,761,161

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$95,318,429	$107,003,371

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN U.S. DOLLARS, EXCEPT SHARE DATA)

	For the years ended December 31,
	2016	2015
Contract revenues	$76,836,910	$76,679,890
Cost of sales	(64,665,645)	(65,367,351)
Sales taxes	(446,755)	(464,069)
Gross profit	11,724,510	10,848,470

Operating expenses:
Selling, general and administrative expenses	2,423,865	2,155,107
Research and development costs	2,530,027	3,168,559
Provision and impairment charges	685,118	1,062,793
Total operating expenses	5,639,010	6,386,459

Operating Income	6,085,500	4,462,011

Other income (expenses):
Interest income	32,980	39,081
Interest expenses	(641,444)	(890,184)
Other income (expenses), net	(83,341)	(104,659)
Total other expenses, net	(691,805)	(955,762)

Income before income taxes	5,393,695	3,506,249

Income tax provision	1,809,304	909,126

Net income	$3,584,391	$2,597,123
Other comprehensive loss:
Foreign currency translation adjustment	(1,128,445)	(630,575)
Comprehensive income	$2,455,946	$1,966,548

Basic and diluted earnings per share
Basic and diluted	$71.69	$51.94
Weighted average number of shares outstanding
Basic and diluted	50,000	50,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(IN U.S. DOLLARS)

	Shares	Amount	Additional Paid-in capital	Statutory surplus reserve	Retained earnings	Accumulated other comprehensive loss	Total equity

Balance at December 31, 2014	50,000	$50,000	$12,893,660	$782,783	$458,083	$(157,974)	$14,026,552

Net income for the year	-	-	-	-	2,597,123	-	2,597,123
Statutory reserve	-	-	-	259,712	(259,712)	-	-
Dividend declared	-	-	-	-	(1,231,939)	-	(1,231,939)
Foreign currency translation adjustment	-	-	-	-	-	(630,575)	(630,575)
Balance at December 31, 2015	50,000	50,000	12,893,660	1,042,495	1,563,555	(788,549)	14,761,161

Net income for the year	-	-	-	-	3,584,391	-	3,584,391
Statutory reserve	-	-	-	358,439	(358,439)	-	-
Dividend declared	-	-	-	-	(313,238)	-	(313,238)
Foreign currency translation adjustment	-	-	-	-	-	(1,128,445)	(1,128,445)
Balance at December 31, 2016	50,000	50,000	12,893,660	1,400,934	4,476,269	(1,916,994)	16,903,869

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the years ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net income	$3,584,391	$2,597,123
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	333,703	367,460
Amortization expense	13,288	14,043
Provision and impairment charges	685,118	1,062,793
Deferred tax expenses (benefit)	1,070,130	(235,289)

Changes in operating assets and liabilities:
Accounts receivable	110,308	11,286,562
Notes receivable	-	1,333,821
Inventories	499,605	1,159,340
Cost and earnings in excess of billings	5,614,059	(13,973,542)
Billings in excess of costs and estimated earnings	(1,346,647)	(109,386)
Other receivables	1,506,747	600,066
Advance to suppliers	1,334,844	1,365,551
Value added tax receivable	839,128	(886,849)
Accounts payable	(3,046,831)	(10,849,677)
Notes payable	(542,169)	(668,502)
Other payables and accruals	(926,113)	89,539
Taxes payable	1,075,631	(2,424,666)
Net cash provided (used in) operating activities	$10,805,192	$(9,271,613)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(1,693,838)	(1,711,728)
Net cash used in investing activities	$(1,693,838)	$(1,711,728)

Cash Flows from Financing activities:
Restricted cash	256,024	841,428
Proceeds from bank loans	8,283,133	13,210,881
Repayment of bank loans	(12,500,000)	(10,345,870)
Proceeds from third parties loans	8,921,240	11,547,086
Repayment of third parties loans	(14,620,511)	(9,772,754)
Due to related parties	6,692,181	6,952,609
Dividend paid	(295,777)	-
Net cash provided by (used in) financing activities	$(3,263,710)	$12,433,380

Effect of exchange rate changes on cash and cash equivalents	(617,336)	(219,730)

Net increase in cash and cash equivalents	5,230,308	1,230,309
Cash and cash equivalents at the beginning of year	5,404,792	4,174,483
Cash and cash equivalents at the end of year	$10,635,100	$5,404,792

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$463,979	$902,909
Cash paid for interest expenses	$641,444	$890,184

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Golden Metropolis International Limited (“GM International” or “the Company”), is a limited liability company established under the laws of British Virgin Islands (“BVI”) on January 20, 2017, formerly known as Yun Han International Limited. The Company, through its subsidiaries, is a leading civil construction company that specializes in designing, processing and installation of curtain walls and steel structures for residential and commercial buildings in People’s Republic of China (“PRC”).

Reorganization

A Reorganization of the legal structure was completed in June 2017. The Reorganization involved the incorporation of GM International, a BVI holding company; Hong Kong Hansheng Limited (“Hansheng”), a holding company established in Hong Kong, PRC; Jiangsu Aiwen Limited (“Jiangsu Aiwen”) and Jiangsu Wenhan Limited (“Jiangsu Wenhan”), two holding companies established in PRC; and the transfer of Wuxi Jincheng Curtain Wall Engineering Co., Ltd. (“Wuxi Jincheng”) from the Controlling Shareholders to Jiangsu Aiwen and Jiangsu Wenhan.

Mr. Zuoliang Zha, the Chairman of the Board, is the controlling shareholder (“the Controlling Shareholder”) of the Company. Prior to the reorganization, Mr. Zuoliang Zha, together with his son, Mr. Minpei Zha, who is the Chief Executive Officer (“CEO”) of the Company (collectively the “Controlling Group”), owns 100% of Wuxi Jincheng. On June 16, 2017, the Controlling Group transferred their 100% ownership interest in Wuxi Jincheng to Jiangsu Aiwen and Jiangsu Wenhan, which are 100% owned by Hansheng, respectively. After the reorganization, GM International ultimately owns 100% equity interests of the entities mentioned above.

Since the Company and its subsidiaries are effectively controlled by the same group of the Controlling Shareholders before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions in PRC and BVI. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Registered Capital	% of Ownership	Principal Activities
Golden Metropolis International Limited (“GM International” or “the Company”)	Incorporated on January 20, 2017	BVI	USD 50,000, not paid	Parent, 100%	Holding Company

Hong Kong Hansheng Limited (“Hansheng”)	Incorporated on March 31, 2017	Hong Kong	HKD 10,000, not paid	100% by the Parent	Holding Company

Jiangsu Aiwen Limited (“Jiangsu Aiwen”)	Incorporated on June 5, 2017	Wuxi, China	USD 10,000,000, not paid	100% by Hansheng	Holding Company

Jiangsu Wenhan Limited (“Jiangsu Wenhan”)	Incorporated on June 2, 2017	Wuxi, China	USD 10,000,000, not paid	100% by Hansheng	Holding Company

Wuxi Jincheng Curtain Wall Engineering Co., Ltd.(“Wuxi Jincheng”)	Incorporated on January 9, 1993	Wuxi, China	RMB 80,000,000, fully paid	99% by Jiangsu Aiwen, 1% by Jiangsu Wenhan	Designing, processing, and installation of doors, windows, and curtain walls, and installation of steel structures.

F-7

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

The accompanying consolidated financial statements include the financial statements of Golden Metropolis International Limited and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the recognition of revenue and earnings from construction contracts under the percentage-of-completion method, the valuation of accounts receivable, prepayments, deposits and other assets, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains most of the bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Restricted Cash

Restricted cash consists of cash and cash equivalents which used as collateral to secure note payable and used as guarantee deposit to secure bank acceptance. A note payable is a draft issued by a bank for payments in future, which defers the payment until the due date for redeeming the note. According to the notes payable agreement with the bank, a certain percentage of the amount is required to be deposited at the bank as security for the notes payable. Guarantee deposit is the deposit in bank to secure the bank acceptance issued by the bank. The bank acceptance is required by the Company’s customer for certain project as a guarantee to fulfil the contract.

The notes payables and guarantee deposits are generally short term in nature due to their short maturity period of three months to one year; thus, restricted cash is classified as a current asset. As of December 31, 2016 and 2015, the Company had restricted cash of $290,831 and $574,152, respectively.

F-8

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues are recorded on a percentage-of-completion basis but cannot be invoiced under the terms of the contract. Such amounts are invoiced upon completion of contractual milestones and certified by the third party inspection agencies.

Costs and estimated earnings in excess of billings on uncompleted contracts also include certain costs associated with unapproved change orders. These costs are included when the approval of the change order is probable. Amounts are carried at the lower of cost or net realizable value. Revenue is recognized to the extent of costs incurred when recovery is probable. The amounts recorded involve the use of judgments and estimates; thus, actual recoverable amounts could differ from original assumptions.

In accordance with industry practice, assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, as well as billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of amounts related to these contracts may extend beyond one year.

Advances to Suppliers

Advances to suppliers consist of advances to suppliers for purchasing raw materials or services that have not been received or provided. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2016 and 2015, the Company had advances to suppliers of $677,150 and $2,094,047, respectively.

Inventories

Inventories are stated at the lower of cost or market value. Inventories mainly include the cost of raw materials for installation and construction. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

F-9

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Useful Lives
Buildings	20 years
Machinery equipment	10 years
Office equipment	3-5 years
Transportation vehicles	4-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible Assets

Intangible assets consist primarily of land use rights and software. Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Items	Useful life
Land use rights	50 years
Software	5 years

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of December 31, 2016 and 2015.

F-10

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets and liabilities.

●	Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, other receivable, value added tax receivable, accounts payable, short-term borrowings, note payable, accrued and other payable, taxes payable, dividend payable and due to related parties to approximate the fair value of the respective assets and liabilities at December 31, 2016 and 2015 based upon the short-term nature of the assets and liabilities.

Revenue Recognition

The Company’s revenues are primarily generated from processing and installation of curtain walls and steel structures under fixed-price long-term contracts that may last from several months to several years, depend on the contract. Revenue from the fixed-price contracts are recognized when there is persuasive evidence of an arrangement, when the fee is fixed or determinable and when collection is reasonably certain.

Revenues from fixed-price contracts require the Company to perform customized services for design, planning and integrating based on customers’ specific needs which requires significant production and customization. Upon delivery of the services, customer acceptance is generally required. In the same contract, the Company sometimes is required to provide a warranty period for a period from three to five years (“warranty period”) after the customized project is delivered. The type of service for warranty clause is generally not specified in the contract or stand-ready service on when-and-if-available basis.

The Company determines there are following separated service elements in the fixed-fee contract:

1. Project development service and

2. Warranty, if applicable

For multiple-element arrangements that include project development services and warranty, if applicable, the Company allocates contract revenue to all deliverables based on their relative selling prices. The Company uses a hierarchy to determine the selling price to be used for allocating revenue to the deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of the selling price (“TPE”) and (iii) best estimate of the selling price (“BESP”). The Company uses VSOE of selling price in the selling price allocation in all instances where it exists, otherwise, BESP is used because the Company’s customized application differs substantially from that of competitors, it is difficult to obtain the reliable standalone competitive pricing necessary to establish TPE. VSOE of selling price for products and services is determined when a substantial majority of the selling prices fall within a reasonable range when sold separately.

F-11

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue Recognition – continued

Revenue allocates to project development service component is recognized using contract accounting in accordance with Accounting Standards Codification (“ASC”) 605-35. Revenues are recognized under the percentage-of-completion method as work is performed. The revenue earned to date is calculated by multiplying the total contract price by the percentage of performance to date, which is based on total costs or total labor dollars incurred to date compared to the total estimated costs or total labor dollars estimated at completion. The method used to determine the percentage of completion is typically the cost method. Application of the percentage-of-completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. Contract costs include all direct material costs, direct labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and all costs associated with operation of equipment. The cost estimation process is based upon the professional knowledge and experience of the Company’s engineers, project managers and financial professionals. Factors that are considered in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays on project performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements, including estimate of liquidated damages, if any, may result in revisions to costs and income, with their effects being recognized in the period in which the revisions are determined.

Management conducts monthly reviews of its estimated costs to complete, percentage-of-completion estimates and revenues and margins recognized, on a contract-by-contract basis. Whenever revisions of estimated contract costs and contract values indicate that the contract costs will exceed estimated revenues, thus creating a loss, a provision for the total estimated loss is recorded in that period. For the years ended December 31, 2016 and 2015, the Company recorded loss provision of $786,833 and loss recovery of $210,463, respectively.

The financial impact of any revisions to an individual contract is a function of the amount of the revision and the percentage of completion of the contract itself. An amount up to the costs that have been incurred involving unapproved change orders and claims is included in the total estimated revenue when the realization is probable and the amount can be reliably estimated. The amount of unapproved change orders and claim revenues is included in the Consolidated Balance Sheets as part of costs and estimated earnings in excess of billings. Any profit as a result of change orders or claims is recorded in the period in which the change order or claim is resolved. There were no material change orders during the fiscal years ended December 31, 2016 and 2015.

Certain fixed-price contracts with customers include warranty terms of two to five years from the date of completion. These contracts are accounted for as a separated deliverable and accordingly, the contract revenue allocated to this deliverable is recognized when the warranty period ends and cash is collected due to uncertainties in collection. Because of the nature of the projects, including contract owner inspections of the work both during construction and prior to acceptance, the Company has not experienced material warranty costs and, therefore, does not believe an accrual for these costs is necessary.

Government Grant

Government grants are recognized when received and all the conditions for their receipt have been met. Government grants as the compensation for the Company’s research and development efforts. For the years ended December 31, 2016 and 2015, the Company recognized government grants of $14,985 and $1,910, respectively, for the government support of the Company’s research and development activities and patent applications. The government grants were recorded as a reduction of research and development expense.

F-12

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Research and Development Costs

Research and development activities are directed toward the development of new curtain wall installation system and installation process as well as improvements in existing installation processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Advertising costs

Advertising costs are expensed as incurred in accordance with ASC 720-35 Other Expense-Advertising costs. Advertising costs were $3,125 and $1,243 for years ended December 31, 2016 and 2015, respectively.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2016 and 2015.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. All of the tax returns of the Company’s PRC subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing.

F-13

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Value added tax (“VAT”)

Value-added taxes (“VAT”) collected from customers relating to product sales and remitted to governmental authorities are presented on a net basis. VAT collected from customers is excluded from revenue. Companies in PRC used to subject business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing products and services. Since May 1, 2016, the Business Tax has been incorporated into VAT in PRC. As a result, the Company’s PRC subsidiaries are subject to a VAT rate of 11% for all of its revenue after May 1, 2016.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2016	December 31, 2015

Year-end spot rate	US$0=RMB 6.9430	US$1=RMB 6.4778
Average rate	US$1=RMB 6.6400	US$1=RMB 6.2827

Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments and is reported in the consolidated statements of income and comprehensive income.

F-14

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Concentrations and Credit Risks

A majority of its expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of December 31, 2016 and 2015, all of the Company’s cash and cash equivalents was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

The Company’s sales are made to customers that are located primarily in China. For the year ended December 31, 2016 and 2015, no individual customer accounted for more than 10% of the Company’s total revenue. As of December 31, 2016 and 2015, no individual customer accounted for more than 10% of the total outstanding accounts receivable balance.

For the year ended December 31, 2016 and 2015, no individual vendors accounted for more than 10% of the Company’s total purchase. As of December 31, 2016 and 2015, no individual supplier accounted for more than 10% of the total outstanding accounts payable balance.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

F-15

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which supersedes or replaces nearly all GAAP revenue recognition guidance. The new guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time and will expand disclosures about revenue. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. The Company is currently assessing the impact of ASU 2014-09.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. ASU No. 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business; less reasonably predictable costs of completion, disposal and transportation. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim reporting periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts.  It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

F-16

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements – continued

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient. The starndard (1) allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable; (2) Permits an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price. (3) Specifies that the measurement date for noncash consideration is contract inception and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration (4) clarifies that a completed contract for the purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy U.S. generally accepted accounting principles before the date of initial application. (5)Permits an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts; (6)Clarifies that an entity that retrospectively applies the guidance in the standard to each prior reporting period is not required to disclose the effect of the accounting change for the periods of adoption. But an entity still is required to disclose the effect of the changes on any prior periods retrospectively adjusted. Public business entities, certain not-for-profit entities and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, to provide guidance on the evaluation of whether a reporting entity is the primary beneficiary of a VIE by amending how a reporting entity, that is a single decision maker of a VIE, treats indirect interests in that entity held through related parties that are under common control. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows: Restricted Cash". The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business". The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

F-17

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements – continued

In February 2017, the FASB issued ASU No. 2017-05 (“ASU 2017-05”) to provide guidance for recognizing gains and losses from the transfer of nonfinancial assets and in-substance nonfinancial assets in contracts with non-customers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. ASU 2017-05 is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The effective date of this guidance coincides with revenue recognition guidance. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In May 2017, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2017-09 (“ASU 2017-09”) to provide guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the changes in terms or conditions. ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted and application is prospective. The Company does not expect this update will have a material impact on the Company's consolidated financial position, results of operations and cash flows.

In September 2017, the FASB has issued ASU No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

F-18

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Accounts receivable, gross	$54,257,205	$58,266,729
Less: allowance for doubtful accounts	(10,385,083)	(11,115,185)
Accounts receivable, net	$43,872,122	$47,151,544

Bad debt provision recorded by the Company during the years ended December 31, 2016 and 2015 were $15,314 and $1,267,660, respectively. Changes of allowance for doubtful accounts for the years ended December 31, 2016 and 2015 are as follow:

	As of December 31,
	2016	2015
Beginning balance	$11,115,185	$10,320,991
Bad debt provision	15,314	1,267,660
Foreign exchange translation	(745,416)	(473,466)
Ending balance	$10,385,083	$11,115,185

NOTE 4 –PREPAID EXPENSE AND OTHER RECEIVABLES

	As of December 31,
	2016	2015
Deposits for project bidding and others	$1,596,284	$1,778,681
Advances to employees	4,607	936,213
Receivables from third parties	-	524,870
Other deposits	11,670	33,077
Other receivables, gross	$1,612,561	$3,272,841

Allowance for doubtful receivables	(117,403)	(245,794)
Other receivables, net	$1,495,158	$3,027,047

The balances of advances to employees and receivables from third partites are interest free, unsecured and short-term in nature and are reviewed by the Company periodically to determine whether the carrying value has become impaired.

For the years ended December 31, 2016 and 2015, the Company recorded a bad debt recovery of $117,030 and a bad debt provision of $12,132, respectively.

NOTE 5 – INVENTORIES

Inventories as of December 31, 2016 and December 31, 2015 consisted of the following:

	As of December 31,
	2016	2015
Raw materials and parts for installations	$641,823	$1,200,030
Total	$641,823	$1,200,030

No lower of cost or market adjustment was recorded at December 31, 2016 and 2015, respectively.

F-19

NOTE 6 – COST AND ESTIMATED EARNINGS ON UNCOMPLTED CONTRACTS

The components of costs and estimated earnings and related amounts billed on uncompleted contracts are summarized below:

	As of December 31,
	2016	2015
Costs incurred on uncompleted contracts	$212,681,483	$166,606,257
Estimated earnings	56,203,216	47,958,683
	268,884,699	214,564,940
Less: loss provision	(796,581)	(293,026)
Less: billings to date	(239,311,621)	(178,248,048)
Net underbilled position	$28,776,497	$36,023,866

Included in the accompanying balance sheets under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$29,259,164	$37,921,562
Billings in excess of costs and estimated earnings on uncompleted contracts	(482,667)	(1,897,696)
Net amount of costs and estimated earnings on uncompleted contracts over billings	$28,776,497	$36,023,866

Billing practices for the Company’s contracts are determined by the contract terms of each project based on progress toward completion approved by the owner, achievement of milestones or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the percentage-of-completion method of accounting. The current liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized. The current asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents unbillable revenues recognized in excess of amounts billed to the customer, which are usually billed during normal billing processes following achievement of contractual requirements and acceptance of the owners. Pursuant to the contract terms, the Company has enforceable right on payments for all billed amount. In addition, revenue associated with unapproved change orders and claims is also included when realization is probable and amounts can be reliably determined.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Buildings	$5,680,627	$295,089
Machinery	1,764,987	1,859,064
Electronic equipment	556,988	582,648
Motor vehicles	910,803	1,020,120
Total property plant and equipment, at cost	8,913,405	3,756,921
Less: accumulated depreciation	(2,429,176)	(2,412,559)
	6,484,229	1,344,362
Construction in progress (“CIP”)	-	4,211,337
Property, plant and equipment, net	6,484,229	$5,555,699

As of December 31, 2016 and 2015, the Company pledged its building with a carrying value of approximately $5.4 million and $4.3 million, respectively, as the collateral for short-term bank loans (see Note 9).

Depreciation expense was $333,703 and $367,460 for the years ended December 31, 2016 and 2015, respectively.

F-20

NOTE 8 – INTANGIBLE ASSETS

	As of December 31,
	2016	2015
Land use rights, cost	$347,326	$372,268
Software, cost	28,806	30,875
Less: accumulated amortization	(108,140)	(102,285)
Intangible assets, net	$267,992	$300,8588

As of December 31, 2016 and 2015, the Company pledged its land use right on 30,760 square meters land with a carrying value of $262.230 and $288,508, respectively, as the collateral for a short-term bank loans (see Note 9). Amortization expense was $13,288 and $14,043 for the years ended December 31, 2016 and 2015, respectively.

NOTE 9 – SHORT-TERM BANK BORROWINGS

Short-term bank borrowings consisted of the following at December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Shanghai Bank	$5,761,198	$8,953,657
Bank of China	2,160,450	2,315,601
Industrial and Commercial Bank of China	-	1,543,734
Total	$7,921,648	$12,812,992

On October 18, 2016 to November 2, 2016, the Company entered into two bank loan agreements with Shanghai Bank to borrow in aggregated of $5,761,198 (RMB 40 million) as working capital for one year with due dates on October 17, 2017 and November 1, 2017. The loans bear a fixed interest rate of 8.05% per annum. These loans were fully repaid upon maturity.

On August 1, 2016, the Company entered into a loan facility framework agreement with Bank of China – Huishan Branch. The agreement allows the Company to access a total borrowing of approximately $5.04 million (RMB 35 million), including approximately $4.32 million (RMB 30 million) for short-term loans and approximately $0.72 (RMB 5 million) for bank notes. The loan facility agreement is valid until June 15, 2017 and subject to renewal. The loan facility agreement is personally guaranteed by Mr. Zuoliang Zha and his wife. The Company also pledged its building and land use right as collaterals. Pursuant to the loan facility agreement, on August 3, 2016, the Company entered into two loan agreements with Bank of China to borrow in aggregated of $2,160,450 (RMB 15 million) as working capital for one year with due dates on August 2, 2017. The loans bear a fixed interest rate of 4.57% per annum.

During January 2015 to October 2015, the Company entered into various loan agreements with Shanghai Bank – Wuxi Branch to borrow in aggregated of $8,953,657 (RMB 58 million) as working capital for one year with various due dates in January to October 2016. The loan bears a fixed interest rate from 6.44% to $8.05% per annum. These loans were fully repaid upon maturity.

On July 31, 2015 and August 4, 2015, the Company entered into two loan agreements with Bank of China – Huishan Branch to borrow in aggregated of $2,315,601 (RMB 15 million) as working capital for one year with due dates in July and August, 2016. The loan bears a fixed interest rate from 4.57% and $5.09% per annum. These loans were fully repaid upon maturity.

F-21

NOTE 9 – SHORT-TERM BANK BORROWINGS – Continued

On January 16, 2015, the Company entered into a loan agreement with Industrial and Commercial Bank of China - Jincheng Branch to borrow $1,543,734 (RMB 10 million) as working capital for one year with due date on January 14, 2016. The loan bears a fixed interest rate of 5.61% per annum. The loan was repaid upon maturity.

The carrying values of the Company's pledged assets to secure short-term borrowings by the Company are as follows:

	As of December 31,
	2016	2015
Buildings, net	$5,371,077	$-
Construction in progress (“CIP”)		4,211,337
Land use rights, net	262,230	288,508
Total	$5,633,307	$4,499,845

For years ended December 31, 2016 and 2015, interest expense on all short-term bank loans amounted to $616,520 and $863,842, respectively.

NOTE 10 – BANK NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Bank of China	$345,672	$-
Nanjing Bank	-	926,240
Total	$345,672	$926,240

Pursuant to the loan facility agreement signed on August 1, 2016 between the Company and Bank of China – Huishan Branch, the Company borrowed in aggregated of $345,672 (RMB 2.4 million) for six months (from November 28, 2016 to May 25, 2017) as working capital. The Company was also required to deposit total of $172,836 (RMB 1.2 million) restricted cash to guarantee the bank notes. The notes were fully repaid upon maturity in May 2017.

On September 2, 2015, the Company entered into a bank note agreement with Nanjing Bank to borrow $926,240 (RMB 6 million) as working capital for six months (from September 1, 2015 to March 2, 2016). The Company was also required to deposit $463,120 (RMB 3 million) restricted cash to guarantee this bank note. The note was fully repaid upon maturity in March 2016.

NOTE 11 – OTHER PAYABLE AND ACCRUALS

Other payable and accruals consisted of the following as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Third parties loans	$13,658,773	$20,481,648
Payable to a third party	476,739	510,976
Accrued salaries	599,587	775,613
Guarantee deposits and others	317,672	1,156,821
Total	$15,052,771	$22,925,058

Third parties loans represented unsecured, due on demand and interest free borrowings from third party individuals and companies to provide short-term working capital for the Company. These borrowings are personally guaranteed by the Company’s shareholders, Mr. Zuoliang Zha, the Chairman of the Board and Mr. Minpei Zha, the CEO of the Company.

Payable to a third party represented a borrowing from a township. The loan bears a fixed interest rate of 5% per annum and is due on demand.

F-22

NOTE 12 – RELATED PARTY TRANSACTIONS

Net amounts due to related parties consisted of the following as of December 31, 2016 and 2015, respectively:

	As of December 31,
Name of related parties	2016	2015

Mr. Zuoliang Zha and Mr. Minpei Zha and their affiliates (“Mr. Zha family”)	$22,887,472	$17,674,967
Total	$22,887,472	$17,674,967

This represented unsecured, due on demand and interest free borrowings between the Company and the shareholders and other individuals related to the shareholders. Mr. Zuoliang Zha, the Chairman of the Board, with his son, Mr. Minpei Zha, the CEO of the Company, are the ultimate Controlling Shareholders of the Company. Mr. Zuoliang Zha and Mr. Minpei Zha and their relatives periodically provide working capitals to support the Company’s operations when needed. The Company borrowed $ 6,692,181 and $6,952,609 from Mr. Zha family for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016 and 2015, the due to Mr. Zha family balance amounted to $22,887,472 and $17,674,967, respectively.

NOTE 13 – EQUITY

Ordinary shares

GM International was established under the laws of BVI on January 20, 2017. The authorized number of ordinary shares is 50,000 shares with par value of $1.00 each. 50,000 shares were issued at par value, equivalent to share capital of $50,000.

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The reserved amounts as determined pursuant to PRC statutory laws totaled $1,400,934 and $1,042,495 as of December 31, 2016 and 2015, respectively.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company, and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include the PRC subsidiaries’ paid-in capital and statutory surplus reserves of the Company’s PRC subsidiaries totaling $14,294,594 and 13,936,155 as of December 31, 2016 and 2015, respectively.

Dividends

Dividends declared by the Company’s PRC subsidiaries are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its PRC subsidiaries. As of December 31, 2016 and 2015, the Company declared dividend of $313,238 and $1,231,939, respectively.

F-23

NOTE 14 – TAXES

(a)         Corporate Income Taxes (“CIT”)

GM International is incorporated in BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.

Hansheng is established in Hong Kong and is subject to statutory income tax rate at 16.5%.

Under the Law of the People's Republic of China on Enterprise Income Tax ("New EIT Law"), which was effective from January 1, 2008, both domestically- owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Wuxi Jincheng, the Company’s main operating subsidiary in PRC, was approved as HNTEs and is entitled to a reduced income tax rate of 15% for the year ended December 31, 2016. Jiangsu Aiwen and Jiangsu Wenhan in PRC have applicable EIT rate of 25%. As of December 31, 2016, the tax years ended December 31, 2011 through December 31, 2016 for the Company’s PRC entities remain open for statutory examination by PRC tax authorities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2016 and 2015, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2016 and 2015, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2017.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the years ended December 31,
	2016	2015
PRC statutory income tax rate	25%	25%
Effect of PRC preferential tax rate	(10%)	-
Effect of change in tax rates	18.3%	-
Effect of non-deductible expenses and others	0.2%	0.9%
Total	33.5%	25.9%

The current and deferred component of income tax expenses which were substantially attributable to the Company’s PRC subsidiaries. The provision for income tax consists of the following:

	For the years ended December 31,
	2016	2015
Current income tax provision	$739,174	$1,144,415
Deferred income tax provision	1,070,130	(235,289)
Total	$1,809,304	$909,126

Deferred income taxes reflect the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The Company’s deferred tax assets as of December 31, 2016 and 2015 were $1,694,860 and $2,913,501, respectively, which were mainly derived from the temporary difference from provision of doubtful accounts. The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized.

	For the years ended December 31,
Deferred tax assets:	2016	2015
Provision for doubtful accounts	$1,575,373	$2,840,245
Provision for costs and estimated earnings in excess of billings	119,487	73,256
Total	$1,694,860	$2,913,5016

F-24

NOTE 14 – TAXES – Continued

(b)         Taxes Payable

The Company’s taxes payable as of December 31 2016 and 2015 consist of the following:

	As of December 31,
	2016	2015
Income tax payable	$656,391	$463,558
VAT tax payable	730,839	-
Other tax payables	95,995	23,620
Total	$1,483,225	$487,178

NOTE 15 – COMMITMENTS AND CONTINGENCIES

The Company are involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on the Company’s consolidated financial position or results of operations or liquidity.

On December 16, 2016, Jiang Jianquan, an individual, filed a lawsuit to the People’s Court of Huai’an Economic and Technology District to sue Luo Dongyu, an individual, for an arrear payments for RMB 4,144,200 (Approximately USD 596,900) and payments for RMB 2,536,800 (Approximately USD 365,400) for one construction project. Jia Jianquan also claimed that Wuxi Jincheng shall bear joint liability. The case is still in the trial process. Due to the fact that this case is mainly about dispute between Jiang Jianquan and Luo Dongyu, the Company estimates that there will be no liability to the Company.

On September 25, 2015, the Company entered into a legal litigation with Beijing Haojing Construction Material Technology Ltd. (“Haojing”). Haojing filed a lawsuit to the People’s Court of Beijing Daxing District for the payment of RMB1,044,785 (Approximately USD 150,500) for the goods purchased and the related legal fees. On December 7, 2015, the People’s Court of Beijing Daxing District transferred the case to the People’s Court of Beijing Fengtai District. On April 26, 2016, Wuxi Jincheng filed a countercharge to against Haojing for the defective products supplied by Haojing and the delay of fulfilling the contract. Wuxi Jincheng is seeking the compensation from Haojing for the loss of totalling RMB 1,148,937 (Approximately USD 165,500). The case is still in the trial process and the final appraisal for the defective products is not released.

On December 1, 2015, Wuxi Jincheng entered a legal litigation with Litian Dacheng for payment of totalling RMB19,246,512 (Approximately USD2,770,000). Litian Dacheng subsequently made the payments of RMB12,044,830 (Approximately USD 1,735,000) to Wuxi Jincheng, with the remaining balance unpaid. On January 13, 2017, Litian Dacheng filed a countercharge and claimed that the total contract price of RMB19,246,512 was an unilateral calculation. Wuxi Jincheng objected the claim and submitted the project completion assessment report issued by Litian Dacheng as an evidence. The court is currently verifying the authenticity of the assessment report.

As of December 31, 2016, the Company did not record a provision for above legal matters as the management believes the possibility of adverse outcome of the matters is remote and any liabilities may incur would not have a material adverse effect on its consolidated financial statements.

F-25

NOTE 16 – SUBSEQUENT EVENTS

On July 20, 2017, the Company renewed the loan facility agreement with Bank of China – Huishan Branch. The agreement allows the Company to access a total borrowing of approximately $5.04 million (RMB 35 million), including approximately $4.32 million (RMB 30 million) for short-term loans and approximately $0.72 (RMB 5 million) for bank notes. The loan facility agreement is valid until May 25, 2018 and subject to renewal. The loan facility agreement is personally guaranteed by Mr. Zuoliang Zha and his wife, and Mr. Minpei Zha. Wuxi Jincheng also guarantees payment and pleaded its building and land use right as collaterals.

Pursuant to the loan facility agreement, on August 2, 2017, the Company entered into a loan agreement with Bank of China to borrow in aggregated of $2,160,450 (RMB 15 million) as working capital for one year with due dates on August 1, 2018. The loans bear a fixed interest rate of 4.57% per annum.

The accompanying consolidated financial statements were approved by management and available for issuance on December 6, 2017. The Company evaluated subsequent events through the date these consolidated financial statements were available for issuance.

F-26

GOLDEN METROPOLIS INTERNATIONAL LIMITED

F-27

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

(UNAUDITED, IN U.S. DOLLARS)

	June 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$6,252,225	$10,635,100
Restricted cash	14,751	290,831
Notes receivable	4,602,245	-
Accounts receivable, net of allowance for doubtful accounts of $9,422,632 and $10,385,083, respectively	37,338,202	43,872,122
Costs and estimated earnings in excess of billings	23,173,138	29,259,164
Advance to suppliers	658,639	677,150
Inventories	338,159	641,823
Prepaid expenses and other receivables, net	1,313,789	1,495,158
Total current assets	73,691,148	86,871,348

Property, plant and equipment, net	6,939,621	6,484,229
Intangible assets, net	331,498	267,992
Deferred tax assets	1,553,803	1,694,860
TOTAL ASSETS	$82,516,070	$95,318,429

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Bank Loans	$8,112,932	$7,921,648
Bank notes payable	-	345,672
Accounts payable	24,980,297	29,109,628
Billings in excess of costs and estimated earnings	327,083	482,667
Other payables and accruals	10,754,500	15,052,771
Taxes payable	1,292,346	1,483,225
Due to related parties	16,604,750	22,887,472
Dividend payable	-	1,131,477

TOTAL LIABILITIES	62,071,908	78,414,560

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Common Stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016	50,000	50,000
Additional paid-in capital	12,893,660	12,893,660
Statutory surplus reserve	1,400,934	1,400,934
Retained earnings	7,567,507	4,476,269
Accumulated other comprehensive income	(1,467,939)	(1,916,994)
Total stockholders’ equity	20,444,162	16,903,869

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,516,070	$95,318,429

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

(UNAUDITED, IN U.S. DOLLARS, EXCEPT SHARE DATA)

	For the six months ended June 30,
	2017	2016
Contract revenues	$33,143,469	$33,312,514
Cost of revenues	(28,175,480)	(28,343,873)
Sales taxes	(135,765)	(223,135)
Gross profit	4,832,224	4,745,506

Operating expenses:
Selling, general and administrative expenses	964,512	1,005,538
Research and development costs	1,387,033	1,345,328
Provision and impairment charges	(1,196,925)	(1,072,554)
Total operating expenses	1,154,620	1,278,312

Operating Income	3,677,604	3,467,194

Other income (expenses):
Interest income	12,453	16,193
Interest expenses	(299,672)	(335,251)
Other income (expenses), net	(22,318)	(54,173)
Total other expenses, net	(309,537)	(373,231)

Income before income taxes	3,368,067	3,093,963

Income tax expense	(276,829)	(1,624,874)

Net income	3,091,238	1,469,089
Other comprehensive loss:
Foreign currency translation adjustment	449,055	(391,270)
Comprehensive income	$3,540,293	$1,077,819

Basic and diluted earnings per share
Basic and diluted	$61.82	$29.38
Weighted average number of shares outstanding
Basic and diluted	50,000	50,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

GOLDEN METROPOLIS INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30 2017 AND 2016

(UNAUDITED, IN U.S. DOLLARS)

	For the six months ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$3,091,238	$1,469,089
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	180,063	156,799
Amortization expense	6,420	6,750
Recovery of impairment charges	(1,196,925)	(1,072,554)
Deferred tax expenses	179,539	1,316,048

Changes in operating assets and liabilities:
Accounts receivable	8,688,231	15,754,861
Notes receivable	(4,540,427)	(4,241,645)
Inventory	314,875	248,574
Costs and estimated earnings in excess of billings	6,701,309	2,446,511
Billings in excess of costs and estimated earnings	(164,993)	(500,230)
Prepaid expense and other receivables	214,552	1,576,963
Advance to suppliers	34,394	1,018,729
Value added tax receivable	-	732,593
Accounts payable	(4,767,336)	(4,297,803)
Notes payable	(349,264)	(918,105)
Other payables and accruals	(464,433)	(1,115,570)
Taxes payable	(223,650)	(4,193)
Net cash provided by operating activities	7,703,593	12,576,817

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(474,867)	(157,081)
Payment on construction in progress	-	(933,394)
Payment on Intangible assets	(62,688)	-
Net cash used in investing activities	(537,555)	(1,090,475)

Cash Flows from Financing activities:
Restricted cash	279,301	459,053
Proceeds from short-term loans	8,003,958	8,415,963
Repayment of short-term loans	(8,003,958)	(12,700,453)
Proceeds from third parties loans	2,740,704	4,365,154
Repayment of third parties loans	(6,875,405)	(6,934,387)
Due to related parties	(6,744,765)	(3,988,478)
Dividend paid	(1,143,233)	(300,520)
Net cash used in financing activities	(11,743,398)	(10,683,668)

Effect of exchange rate changes on cash and cash equivalents	194,485	(150,076)

Net decrease in cash and cash equivalents	(4,382,875)	652,598
Cash and cash equivalents at the beginning of year	10,635,100	5,404,792
Cash and cash equivalents at the end of year	$6,252,225	$6,057,390

Supplemental disclosures of cash flow information:
Cash paid for income taxes	166,497	297,143
Cash paid for interest expenses	289,111	317,790

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Golden Metropolis International Limited (“GM International” or “the Company”), is a limited liability company established under the laws of British Virgin Islands (“BVI”) on January 20, 2017, formerly known as Yun Han International Limited. The Company, through its subsidiaries, is a leading civil construction company that specializes in designing, processing and installation of curtain walls and steel structures for residential and commercial buildings in People’s Republic of China (“PRC”).

Reorganization

A Reorganization of the legal structure was completed in June 2017. The Reorganization involved the incorporation of GM International, a BVI holding company; Hong Kong Hansheng Limited (“Hansheng”), a holding company established in Hong Kong, PRC; Jiangsu Aiwen Limited (“Jiangsu Aiwen”) and Jiangsu Wenhan Limited (“Jiangsu Wenhan”), two holding companies established in PRC; and the transfer of Wuxi Jincheng Curtain Wall Engineering Co., Ltd. (“Wuxi Jincheng”) from the Controlling Shareholders to Jiangsu Aiwen and Jiangsu Wenhan.

Mr. Zuoliang Zha, the Chairman of the Board, is the controlling shareholder (“the Controlling Shareholder”) of the Company. Prior to the reorganization, Mr. Zuoliang Zha, together with his son, Mr. Minpei Zha, who is the Chief Executive Officer (“CEO”) of the Company (collectively the “Controlling Group”), owns 100% of Wuxi Jincheng. On June 16, 2017, the Controlling Group transferred their 100% ownership interest in Wuxi Jincheng to Jiangsu Aiwen and Jiangsu Wenhan, which are 100% owned by Hansheng, respectively. After the reorganization, GM International ultimately owns 100% equity interests of the entities mentioned above.

Since the Company and its subsidiaries are effectively controlled by the same group of the Controlling Shareholders before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements.

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions in PRC and BVI. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Registered Capital	% of Ownership	Principal Activities
Golden Metropolis International Limited (“GM International” or “the Company”)	Incorporated on January 20, 2017	BVI	USD 50,000, not paid	Parent, 100%	Holding Company

Hong Kong Hansheng Limited (“Hansheng”)	Incorporated on March 31, 2017	Hong Kong	HKD 10,000, not paid	100% by the Parent	Holding Company

Jiangsu Aiwen Limited (“Jiangsu Aiwen”)	Incorporated on June 5, 2017	Wuxi, China	USD 10,000,000, not paid	100% by Hansheng	Holding Company

Jiangsu Wenhan Limited (“Jiangsu Wenhan”)	Incorporated on June 2, 2017	Wuxi, China	USD 10,000,000, not paid	100% by Hansheng	Holding Company

Wuxi Jincheng Curtain Wall Engineering Co., Ltd.(“Wuxi Jincheng”)	Incorporated on January 9, 1993	Wuxi, China	RMB 80,000,000, fully paid	99% by Jiangsu Aiwen, 1% by Jiangsu Wenhan	Designing, processing, and installation of doors, windows, and curtain walls, and installation of steel structures.

F-31

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

The accompanying unaudited condensed consolidated financial statements include the financial statements of Golden Metropolis International Limited and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the unaudited condensed consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the unaudited condensed consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the recognition of revenue and earnings from construction contracts under the percentage-of-completion method, the valuation of accounts receivable, prepayments, deposits and other assets, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, and realization of deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains most of the bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Restricted Cash

Restricted cash consists of cash and cash equivalents which used as collateral to secure note payable and used as guarantee deposit to secure bank acceptance. A note payable is a draft issued by a bank for payments in future, which defers the payment until the due date for redeeming the note. According to the notes payable agreement with the bank, a certain percentage of the amount is required to be deposited at the bank as security for the notes payable. Guarantee deposit is the deposit in bank to secure the bank acceptance issued by the bank. The bank acceptance is required by the Company’s customer for certain project as a guarantee to fulfill the contract.

The notes payables and guarantee deposits are generally short term in nature due to their short maturity period of three months to one year; thus, restricted cash is classified as a current asset. As of June 30, 2017 and December 31, 2016, the Company had restricted cash of $14,751 and $290,831, respectively.

F-32

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues are recorded on a percentage-of-completion basis but cannot be invoiced under the terms of the contract. Such amounts are invoiced upon completion of contractual milestones and certified by the third party inspection agencies.

Costs and estimated earnings in excess of billings on uncompleted contracts also include certain costs associated with unapproved change orders. These costs are included when the approval of the change order is probable. Amounts are carried at the lower of cost or net realizable value. Revenue is recognized to the extent of costs incurred when recovery is probable. The amounts recorded involve the use of judgments and estimates; thus, actual recoverable amounts could differ from original assumptions.

In accordance with industry practice, assets and liabilities related to costs and estimated earnings in excess of billings on uncompleted contracts, as well as billings in excess of costs and estimated earnings on uncompleted contracts, have been classified as current. The contract cycle for certain long-term contracts may extend beyond one year; thus, collection of amounts related to these contracts may extend beyond one year.

Advances to Suppliers

Advances to suppliers consist of advances to suppliers for purchasing raw materials or services that have not been received or provided. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2017 and December 31, 2016, the Company had advances to suppliers of $658,639 and $677,150, respectively.

Inventories

Inventories are stated at the lower of cost or market value. Inventories mainly include the cost of raw materials for installation and construction. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

F-33

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Property, Plant and Equipment, net

Property, plant and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Useful Lives
Buildings	20 years
Machinery equipment	10 years
Office equipment and furnitures	3-5 years
Transportation vehicles	4-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible Assets

Intangible assets consist primarily of land use rights and software. Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Items	Useful life
Land use rights	50 years
Software	5 years

Impairment of Long-lived Assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of June 30, 2017 and December 31, 2016.

F-34

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets and liabilities.

●·	Level 2 - Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, other receivables, value added tax receivable, accounts payable, short-term borrowings, note payable, accrued and other payable, taxes payable, dividend payable and due to related parties to approximate the fair value of the respective assets and liabilities at June 30, 2017 and December 31, 2016 based upon the short-term nature of the assets and liabilities.

Revenue Recognition

The Company’s revenues are primarily generated from processing and installation of curtain walls and steel structures under fixed-price long-term contracts that may last from several months to several years, depend on the contract. Revenue from the fixed-price contracts are recognized when there is persuasive evidence of an arrangement, when the fee is fixed or determinable and when collection is reasonably certain. Revenue from direct sales of materials is recognized when delivery occurs and risk of ownership passes to the customer.

Revenues from fixed-price contracts require the Company to perform customized services for design, planning and integrating based on customers’ specific needs which requires significant production and customization. Upon delivery of the services, customer acceptance is generally required. In the same contract, the Company sometimes is required to provide a warranty period for a period from three to five years (“warranty period”) after the customized project is delivered. The type of service for warranty clause is generally not specified in the contract or stand-ready service on when-and-if-available basis.

The Company determines there are following separated service elements in the fixed-fee contract:

1. Project development service and

2. Warranty, if applicable

For multiple-element arrangements that include project development services and warranty, if applicable, the Company allocates contract revenue to all deliverables based on their relative selling prices. The Company uses a hierarchy to determine the selling price to be used for allocating revenue to the deliverables: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of the selling price (“TPE”) and (iii) best estimate of the selling price (“BESP”). The Company uses VSOE of selling price in the selling price allocation in all instances where it exists, otherwise, BESP is used because the Company’s customized application differs substantially from that of competitors, it is difficult to obtain the reliable standalone competitive pricing necessary to establish TPE. VSOE of selling price for products and services is determined when a substantial majority of the selling prices fall within a reasonable range when sold separately.

F-35

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue Recognition – continued

Revenue allocates to project development service component is recognized using contract accounting in accordance with Accounting Standards Codification (“ASC”) 605-35. Revenues are recognized under the percentage-of-completion method as work is performed. The revenue earned to date is calculated by multiplying the total contract price by the percentage of performance to date, which is based on total costs or total labor dollars incurred to date compared to the total estimated costs or total labor dollars estimated at completion. The method used to determine the percentage of completion is typically the cost method. Application of the percentage-of-completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. Contract costs include all direct material costs, direct labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and all costs associated with operation of equipment. The cost estimation process is based upon the professional knowledge and experience of the Company’s engineers, project managers and financial professionals. Factors that are considered in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays on project performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements, including the estimate of liquidated damages, if any, may result in revisions to costs and income, with their effects being recognized in the period in which the revisions are determined.

Management conducts monthly reviews of its estimated costs to complete, percentage-of-completion estimates and revenues and margins recognized, on a contract-by-contract basis. Whenever revisions of estimated contract costs and contract values indicate that the contract costs will exceed estimated revenues, thus creating a loss, a provision for the total estimated loss is recorded in that period. The financial impact of any revisions to an individual contract is a function of the amount of the revision and the percentage of completion of the contract itself. An amount up to the costs that have been incurred involving unapproved change orders and claims is included in the total estimated revenue when the realization is probable. The amount of unapproved change orders and claim revenues is included in the Consolidated Balance Sheets as part of costs and estimated earnings in excess of billings. Any profit as a result of change orders or claims is recorded in the period in which the change order or claim is resolved. There were no material change orders during the six months ended June 30, 2017 and 2016.

Certain fixed-price contracts with customers include warranty terms of two to five years from the date of completion. These contracts are accounted for as a separated deliverable and accordingly, the contract revenue allocated to this deliverable is recognized when the warranty period ends and cash is collected due to uncertainties in collection. Because of the nature of the projects, including contract owner inspections of the work both during construction and prior to acceptance, the Company has not experienced material warranty costs and, therefore, do not believe an accrual for these costs is necessary.

Government Grant

Government grants are recognized when received and all the conditions for their receipt have been met. Government grants as the compensation for the Company’s research and development efforts. For the six months ended June 30 2017 and 2016, the Company recognized $Nil and $10,941 government grants, respectively, for the government support of the Company’s research and development activities and patent applications. The government grants were recorded as a reduction of research and development expense.

F-36

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Research and Development Costs

Research and development activities are directed toward the development of new curtain wall installation system and installation process as well as improvements in existing installation processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Advertising costs

Advertising costs are expensed as incurred in accordance with ASC 720-35 Other Expense-Advertising costs. Advertising costs were $3,865 and $502 for the six months ended June 30, 2017 and 2016, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at June 30, 2017 and December 31, 2016.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. All of the tax returns of the Company’s PRC subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing.

F-37

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Value added tax (“VAT”)

Value-added taxes (“VAT”) collected from customers relating to product sales and remitted to governmental authorities are presented on a net basis. VAT collected from customers is excluded from revenue. Companies in PRC used to subject business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing products and services. Since May 1, 2016, the Business Tax has been incorporated into VAT in PRC. As a result, the Company’s PRC subsidiaries are subject to a VAT rate of 11% for all of its revenue after May 1, 2016.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in the results of operations.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the unaudited condensed consolidated financial statements in this report:

	June 30, 2017	June 30, 2016	December 31, 2016

Period-end spot rate	US$0=RMB 6.7793	US$1=RMB 6.6459	US$0=RMB 6.9430
Average rate	US$1=RMB 6.8716	US$1=RMB 6.5352	US$1=RMB 6.6400

F-38

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments and is reported in the unaudited condensed consolidated statements of income and comprehensive income.

Concentrations and Credit Risks

A majority of its expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of June 30, 2017 and December 31, 2016, all of the Company’s cash and cash equivalents were on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

The Company’s sales are made to customers that are located primarily in China. For the six months ended June 30, 2017 and 2016, no individual customer accounted for more than 10% of the Company’s total revenue. As of June 30, 2017 and December 31, 2016, no individual customer accounted for more than 10% of the total outstanding accounts receivable balance.

For the six months ended June 30, 2017 and 2016, no individual vendors accounted for more than 10% of the Company’s total purchase. As of June 30, 2017 and December 31, 2016, no individual supplier accounted for more than 10% of the total outstanding accounts payable balance.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

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NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which supersedes or replaces nearly all GAAP revenue recognition guidance. The new guidance establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time and will expand disclosures about revenue. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those years. Early adoption is not permitted. The Company is currently assessing the impact of ASU 2014-09.

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, “Simplifying the Measurement of Inventory”. ASU No. 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business; less reasonably predictable costs of completion, disposal and transportation. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim reporting periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The new guidance is intended to improve the recognition and measurement of financial instruments. The new guidance makes targeted improvements to existing U.S. GAAP by: (1) Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (2) Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; (3) Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and. (4) Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. The new guidance is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts.  It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

F-40

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements – continued

In April 2016, FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements.

In May 2016, FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient. The standard (1) allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable; (2) Permits an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price. (3) Specifies that the measurement date for noncash consideration is contract inception and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration (4) clarifies that a completed contract for the purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy U.S. generally accepted accounting principles before the date of initial application. (5)Permits an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts; (6)Clarifies that an entity that retrospectively applies the guidance in the standard to each prior reporting period is not required to disclose the effect of the accounting change for the periods of adoption. But an entity still is required to disclose the effect of the changes on any prior periods retrospectively adjusted. Public business entities, certain not-for-profit entities and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017. All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016 15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance on the presentation and classification of certain cash receipts and cash payments on the statement of cash flows. The guidance specifically addresses cash flow issues with the objective of reducing the diversity in practice. The guidance will be effective for the Company in fiscal year 2018, but early adoption is permitted. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interest Held through Related Parties That Are under Common Control, to provide guidance on the evaluation of whether a reporting entity is the primary beneficiary of a VIE by amending how a reporting entity, that is a single decision maker of a VIE, treats indirect interests in that entity held through related parties that are under common control. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements and related disclosures.

F-41

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – Continued

Recent Accounting Pronouncements – continued

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows: Restricted Cash". The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of this new standard on its unaudited condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business". The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

In February 2017, the FASB issued ASU No. 2017-05 (“ASU 2017-05”) to provide guidance for recognizing gains and losses from the transfer of nonfinancial assets and in-substance nonfinancial assets in contracts with non-customers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. ASU 2017-05 is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The effective date of this guidance coincides with revenue recognition guidance. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

In May 2017, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2017-09 (“ASU 2017-09”) to provide guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the changes in terms or conditions. ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted and application is prospective. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

In September 2017, the FASB has issued ASU No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02. The Company does not expect this update will have a material impact on the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

F-42

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of June 30 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Accounts receivable, gross	$46,760,834	$54,257,205
Less: allowance for doubtful accounts	(9,422,632)	(10,385,083)
Accounts receivable, net	$37,338,202	$43,872,122

Bad debt recovery recorded by the Company during the six months ended June 30, 2017 and 2016 were $1,196,924 and $1,072,554, respectively. Changes of allowance for doubtful accounts for the six months ended June 30, 2017 and 2016 are as follow:

	For the six months ended June 30,
	2017	2016
Beginning balance	$10,385,083	$11,115,185
Bad debt recovery	(1,196,924)	(1,072,554)
Foreign exchange translation	234,473	(263,280)
Ending balance	$9,422,632	$9,779,351

NOTE 4 – PREPAID EXPENSE AND OTHER RECEIVABLES

	June 30,	December 31,
	2017	2016
Deposits for project bidding and others	$1,385,337	$1,596,284
Advance to employees	3,712	4,607
Other deposits	44,978	11,670
Other receivables, gross	$1,434,027	$1,612,561

Allowance for doubtful receivables	(120,238)	(117,403)
Other receivables, net	$1,313,789	$1,495,158

Advane to employees balances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. No bad debt expense of other receivables were recorded by the Company during the six months ended June 30, 2017 and 2016.

NOTE 5 – INVENTORIES

Inventories consisted of the following as of June 30, 2017, December 31, 2016:

	June 30,	December 31,
	2017	2016
Raw materials and parts for installations	$338,159	$641,823
Total	$338,159	$641,823

No lower of cost or market adjustment was recorded at June 30, 2017 and December 31, 2016.

F-43

NOTE 6 – COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS

The components of costs and estimated earnings and related amounts billed on uncompleted contracts are summarized below:

	June 30,	December 31,
	2017	2016
Costs incurred on uncompleted contracts	$240,534,436	$212,681,483
Estimated earnings	62,513,347	56,203,216
	303,047,783	268,884,699
Less: loss provision	(815,816)	(796,581)
Less: billings to date	(279,385,912)	(239,311,621)
Net underbilled position	$22,846,055	$28,776,497

Included in the accompanying balance sheets under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$23,173,138	$29,259,164
Billings in excess of costs and estimated earnings on uncompleted contracts	(327,083)	(482,667)
Net amount of costs and estimated earnings on uncompleted contracts over billings	$22,846,055	$28,776,497

Billing practices for the Company’s contracts are determined by the contract terms of each project based on progress toward completion approved by the owner, achievement of milestones or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the percentage-of-completion method of accounting. The current liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized. The current asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents unbillable revenues recognized in excess of amounts billed to the customer, which are usually billed during normal billing processes following achievement of contractual requirements and acceptance of the owners. Pursuant to the contract terms, the Company has enforceable right on payments for all billed amount. In addition, revenue associated with unapproved change orders and claims is also included when realization is probable and amounts can be reliably determined.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30, 2017, December 31, 2016:

	June 30,	December 31,
	2017	2016
Buildings	$6,264,334	$5,680,627
Machinery	1,833,955	1,764,987
Electronic equipment	579,540	556,988
Motor vehicles	919,668	910,803
Total property plant and equipment, at cost	9,597,497	8,913,405
Less: accumulated depreciation	(2,657,876)	(2,429,176)
Property, plant and equipment, net	$6,939,621	$6,484,229

As of June 30, 2017 and December 31, 2016, the Company pledged its building with a carrying value of approximately $5.8 million and $5.6 million, respectively, as the collateral for short-term bank loans (see Note 9).

Depreciation expense was $180,063 and $156,799 for the periods ended June 30, 2017 and 2016, respectively.

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NOTE 8 – INTANGIBLE ASSETS

	June 30,	December 31,
	2017	2016
Land use rights, cost	$355,712	$347,326
Software, cost	93,043	28,806
Less: accumulated amortization	(117,257)	(108,140)
Intangible assets, net	$331,498	$267,992

As of June 30, 2017 and December 31, 2016, the Company pledged its land use right on 30,760 square meters land with a carrying value of $265,007 and $262,231, respectively, as the collateral for a short-term bank loans (see Note 9). Amortization expense was $6,420 and $6,750 for the periods ended June 30, 2017 and 2016, respectively.

NOTE 9 – SHORT-TERM BANK BORROWINGS

Short-term bank borrowings consisted of the following at June 30, 2017:

	June 30,	December 31,
	2017	2016
Shanghai Bank	$5,900,314	$5,761,198
Bank of China	2,212,618	2,160,450
Total	$8,112,932	$7,921,648

On October 18, 2016 to November 2, 2016, the Company entered into two bank loan agreements with Shanghai Bank to borrow in aggregated of $5,900,314 (RMB 40 million) as working capital for one year with due dates on October 17, 2017 and November 1, 2017. The loans bear a fixed interest rate of 8.05% per annum. These loans were fully repaid upon maturity.

On August 1, 2016, the Company entered into a loan facility framework agreement with Bank of China – Huishan Branch. The agreement allows the Company to access a total borrowing of approximately $5.04 million (RMB 35 million), including approximately $4.32 million (RMB 30 million) for short-term loans and approximately $0.72 (RMB 5 million) for bank notes. The loan facility agreement is valid until June 15, 2017 and subject to renewal. The loan facility agreement is personally guaranteed by Mr. Zuoliang Zha and his wife. The Company also pledged its building and land use right as collaterals. Pursuant to the loan facility agreement, on August 3, 2016, the Company entered into two loan agreements with Bank of China to borrow in aggregated of $2,212,618 (RMB 15 million) as working capital for one year with due dates on August 2, 2017. The loans bear a fixed interest rate of 4.57% per annum.

F-45

NOTE 9 – SHORT-TERM BANK BORROWINGS – Continued

The carrying values of the Company's pledged assets to secure short-term borrowings by the Company are as follows:

	June 30,	December 31,
	2017	2016
Buildings, net	$5,583,113	$5,371,077
Land use rights, net	265,007	262,231
Total	$5,848,120	$5,633,308

For six months ended June 30, 2017 and 2016, interest expense on all short-term bank loans amounted to $289,111 and $317,790, respectively.

NOTE 10 – BANK NOTES PAYABLE

Notes payable consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Bank of China	$-	$345,672
Total	$-	$345,672

Pursuant to the loan facility agreement signed on August 1, 2016 between the Company and Bank of China – Huishan Branch, the Company borrowed in aggregated of $345,672 (RMB 2.4 million) for six months (from November 28, 2016 to May 25, 2017) as working capital. The Company was also required to deposit total of $172,836 (RMB 1.2 million) restricted cash to guarantee the bank notes. The notes were fully repaid upon maturity in May 2017.

NOTE 11 – OTHER PAYABLE AND ACCRUALS

Other payable and accruals consisted of the following as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Third parties loans	$9,797,597	$13,658,773
Payable to a third party	488,251	476,739
Accrued salaries	213,769	599,587
Guarantee deposits and others	254,883	317,672
Total	$10,754,500	$15,052,771

Third parties loans represented unsecured, due on demand and interest free borrowings from third party individuals and companies to provide short-term working capital for the Company. These borrowings are personally guaranteed by the Company’s shareholders, Mr. Zuoliang Zha, the Chairman of the Board and Mr. Minpei Zha, the CEO of the Company.

Payable to a third party represented a borrowing from a township. The loan bears a fixed interest rate of 5% per annum and is due on demand.

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NOTE 12 – RELATED PARTY TRANSACTIONS

Net amounts due to related parties consisted of the following as of June 30, 2017, December 31, 2016:

	June 30,	December 31,
Name of related parties	2017	2016

Mr. Zuoliang Zha and Mr. Minpei Zha and their affiliates(“Mr. Zha Family”)	$16,604,750	$22,887,472
Total	$16,604,750	$22,887,472

This represented unsecured, due on demand and interest free borrowings between the Company and the shareholders and other individuals related to the shareholders. Mr. Zuoliang Zha, the Chairman of the Board, with his son, Mr. Minpei Zha, the CEO of the Company, are the ultimate Controlling Shareholders of the Company. Mr. Minpei Zha and Mr. Zuoliang Zha and their relatives periodically provide working capitals to support the Company’s operations when needed. The Company repaid $6,744,765 and $3,988,478 to Mr. Zha family during the six months ended June 30, 2017 and 2016, respectively. As of June 30, 2017 and December 31, 2016, the due to Mr. Zha family balance amounted to $16,604,750 and $22,887,472, respectively.

NOTE 13 – EQUITY

Ordinary shares

GM International was established under the laws of BVI on January 20, 2017. The authorized number of ordinary shares is 50,000 shares with par value of $1 each. 50,000 shares were issued at par value, equivalent to share capital of $50,000.

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The reserved amounts as determined pursuant to PRC statutory laws totaled $1,400,934 and $1,400,934 as of June 30, 2017 and December 31, 2016, respectively.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company, and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include the PRC subsidiaries’ paid-in capital and statutory surplus reserves of the Company’s PRC subsidiaries totaling $14,294,594 and $14,294,594 as of June 30, 2017 and December 31, 2016, respectively.

Dividends

Dividends declared by the Company’s PRC subsidiaries are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which differ from the results of operations reflected in the unaudited condensed consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its PRC subsidiaries. As of June 30, 2017 and December 31, 2016, the Company declared dividend of $Nil and $313,238, respectively.

F-47

NOTE 14 – TAXES

(a)    Corporate Income Taxes (“CIT”)

GM International is incorporated in BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.

Hansheng is established in Hong Kong and is subject to statutory income tax rate at 16.5%.

Under the Law of the People's Republic of China on Enterprise Income Tax ("New EIT Law"), which was effective from January 1, 2008, both domestically- owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Wuxi Jincheng, the Company’s main operating subsidiary in PRC, was approved as HNTEs in November 2016 and thus is entitled to a reduced income tax rate of 15% from the fiscal year 2016 to 2018. Jiangsu Aiwen and Jiangsu Wenhan in PRC have applicable EIT rate of 25%. As of June 30, 2017, the tax years ended December 31, 2011 through December 31, 2016 for the Company’s PRC entities remain open for statutory examination by PRC tax authorities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2017 and December 31, 2016, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2017 and 2016, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2017.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For six months ended June 30,
	2017	2016
PRC statutory income tax rate	25%	25%
Effect of PRC preferential tax rate	(10%)	(10%)
Effect of change in tax rates	(6.7%)	33.9%
Effect of additional deduction of R&D expenses	(3.1%)	-
Effect of non-deductible expenses and others	3%	3.6%
Total	8.2%	52.5%

The current and deferred component of income tax expenses which were substantially attributable to the Company’s PRC subsidiaries. The provision for income tax consists of the following:

	For six months ended June 30,
	2017	2016
Current income tax provision	$97,291	$308,826
Deferred income tax provision	179,539	1,316,048
Total	$276,830	$1,624,874

Deferred income taxes reflect the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The Company’s deferred tax assets as of June 30, 2017 and December 31, 2016 were $1,553,803 and $1,694,860, respectively, which were mainly derived from the temporary difference from provision of doubtful accounts. The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized.

	June 30,	December 31,
	2017	2016
Deferred tax assets:
Provision for doubtful accounts	$1,431,431	$1,575,373
Provision for costs and estimated earnings in excess of billings	122,372	119,487
Total	$1,553,803	$1,694,860

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NOTE 14 – TAXES – Continued

(b)    Taxes Payable

The Company’s taxes payable as of June 30, 2017 and December 31 2016 consist of the following:

	June 30,	December 31,
	2017	2016
Income tax payable	$594,817	$656,391
VAT tax payable	604,854	730,839
Other tax payables	92,675	95,995
Total	$1,292,346	$1,483,225

NOTE 15 – COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on the Company’s unaudited condensed consolidated financial position or results of operations or liquidity.

On December 16, 2016, Jiang Jianquan, an individual, filed a lawsuit to the People’s Court of Huai’an Economic and Technology District to sue Luo Dongyu, an individual, for an arrear payments for RMB 4,144,200 (Approximately USD 596,900) and payments for RMB 2,536,800 (Approximately USD 365,400) for one construction project. Jia Jianquan also claimed that Wuxi Jincheng shall bear joint liability. The case is still in the trial process. Due to the fact that this case is mainly about dispute between Jiang Jianquan and Luo Dongyu, the Company estimates that there will be no liability to the Company.

On September 25, 2015, the Company entered into a legal litigation with Beijing Haojing Construction Material Technology Ltd. (“Haojing”). Haojing filed a lawsuit to the People’s Court of Beijing Daxing District for the payment of RMB1,044,785 (Approximately USD 150,500) for the goods purchased and the related legal fees. On December 7, 2015, the People’s Court of Beijing Daxing District transferred the case to the People’s Court of Beijing Fengtai District. On April 26, 2016, Wuxi Jincheng filed a countercharge to against Haojing for the defective products supplied by Haojing and the delay of fulfilling the contract. Wuxi Jincheng is seeking the compensation from Haojing for the loss of totaling RMB 1,148,937 (Approximately USD 165,500). The case is still in the trial process and the final appraisal for the defective products is not released.

On December 1, 2015, Wuxi Jincheng entered a legal litigation with Litian Dacheng for payment of totaling RMB19,246,512 (Approximately USD2,770,000). Litian Dacheng subsequently made the payments of RMB12,044,830 (Approximately USD 1,735,000) to Wuxi Jincheng, with the remaining balance unpaid. On January 13, 2017, Litian Dacheng filed a countercharge and claimed that the total contract price of RMB19,246,512 was an unilateral calculation. Wuxi Jincheng objected the claim and submitted the project completion assessment report issued by Litian Dacheng as an evidence. The court is currently verifying the authenticity of the assessment report.

As of June 30, 2017, the Company did not record a provision for above legal matters as the management believes the possibility of adverse outcome of the matters is remote and any liabilities may incur would not have a material adverse effect on its unaudited condensed consolidated financial statements.

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NOTE 16 – SUBSEQUENT EVENTS

On July 20, 2017, the Company renewed the loan facility agreement with Bank of China – Huishan Branch. The agreement allows the Company to access a total borrowing of approximately $5.04 million (RMB 35 million), including approximately $4.32 million (RMB 30 million) for short-term loans and approximately $0.72 million (RMB 5 million) for bank notes. The loan facility agreement is valid until May 25, 2018 and subject to renewal. The loan facility agreement is personally guaranteed by Mr. Zha Zuoliang and his wife, and Mrs. Ma Yuexian. Wuxi Jincheng also guarantees payment and pleaded its building and land use right as collaterals.

Pursuant to the loan facility agreement, on August 2, 2017, the Company entered into a loan agreement with Bank of China to borrow in aggregated of $2,160,450 (RMB 15 million) as working capital for one year with due dates on August 1, 2018. The loans bear a fixed interest rate of 4.57% per annum.

The accompanying consolidated financial statements were approved by management and available for issuance on December 6, 2017. The Company evaluated subsequent events through the date these consolidated financial statements were available for issuance.

F-50

[●] Ordinary Shares
(minimum offering amount)

[●] Ordinary Shares
(maximum offering amount)

Golden Metropolis International Limited

             , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the memorandum and articles of association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Below describes in detail our sale of unregistered securities in the last past three (3) years.

Golden Metropolis International Limited was formed on January 20, 2017 as Yun Han International Limited. Upon incorporation, Mr. Minpei Zha and Mr. Zuoliang Zha received 35,000 and 15,000 founder shares of our company, respectively.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof promulgated hereunder as a transaction by the Company not involving any public offering. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement.
3.1†	Memorandum and Articles of Association of Golden Metropolis International Limited
3.2†	Certificate of Change of Name
4.1*	Specimen Ordinary Share Certificate
5.1*	Opinion of BVI counsel of Golden Metropolis International Limited, as to the validity of the Ordinary Shares.
8.1*	Opinion of Ortoli Rosenstadt LLP, counsel of Golden Metropolis International Limited, as to U.S. federal tax matters.
8.2*	Opinion of PRC counsel of Golden Metropolis International Limited, as to certain PRC tax matters.
10.1*	Form of Subscription Agreement
10.2*	Form of Escrow Deposit Agreement
10.3*	Form Employment Agreement
14.1*	Code of Business Conduct and Ethics of the Company
21.1†	List of Subsidiaries.
23.1†	Consent of ZH CPA LLP
23.2*	Consent of BVI counsel of Golden Metropolis International Limited (included in Exhibit 5.1).
23.3*	Consent of PRC counsel of Golden Metropolis International Limited (included in Exhibit 8.2)

†	Filed herewith.
*	To be filed by Amendment.

(b) Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

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Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wuxi, People’s Republic of China, on December 6, 2017.

GOLDEN METROPOLIS INTERNATIONAL LIMITED

By:	/s/ Minpei Zha
Minpei Zha
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Minpei Zha	Chief Executive Officer and Chief Financial Officer	December 6, 2017
Minpei Zha	(Principal Executive Officer and Chief Accounting Officer)

/s/ Zuoliang Zha	Chairman of the Board	December 6, 2017
Zuoliang Zha

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1, in the City of New York, New York, on December 6, 2017.

By:	/s/ Mengyi “Jason” Ye, Esq.
Mengyi “Jason” Ye, Esq., Counsel

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